                                                                    Exhibit 4.9
                           -------------------------

                            PARTICIPATION AGREEMENT

                          (GATX Rail Trust No. 2000-1)

                           Dated as of April 3, 2000


                                     among


                             GATX RAIL CORPORATION,
                                   as Lessee


                           WILMINGTON TRUST COMPANY,
               not in its individual capacity except as expressly
                  provided herein but solely as Owner Trustee



                              as Owner Participant


                                 BANK ONE, NA,
                              as Indenture Trustee


                                      and


                                 BANK ONE, NA,
                            as Pass Through Trustee

                          Assorted Railroad Tank Cars
                            and Covered Hopper Cars


                           -------------------------

                               TABLE OF CONTENTS

                                                                           PAGE

SECTION 1.  DEFINITIONS; INTERPRETATION OF THIS AGREEMENT.....................2

SECTION 2.  SALE AND PURCHASE; PARTICIPATION IN EQUIPMENT COST................2
            Section 2.1  Sale and Purchase....................................2
            Section 2.2  Participation in Equipment Cost......................2
            Section 2.3  Closing Date; Procedure for Participation............3
            Section 2.4  Owner Participant's Instructions to the Owner
                         Trustee; Satisfaction of Conditions..................4
            Section 2.5  Expenses.............................................4
            Section 2.6  Calculation of Adjustments to Basic Rent,
                         Stipulated Loss Value and Termination Value;
                         Confirmation and Verification........................7
            Section 2.7  Postponement of Closing Date.........................9

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................................11
            Section 3.1  Representations and Warranties of the Owner
                         Trustee.............................................11
            Section 3.2  Representations and Warranties of the Lessee........13
            Section 3.3  Representations and Warranties of the
                         Indenture Trustee...................................17
            Section 3.4  Representations, Warranties and Covenants Regarding
                         Beneficial Interest and Equipment Notes.............17
            Section 3.5  Representations and Warranties of the Pass Through
                         Trustee.............................................18
            Section 3.6  Representations and Warranties of the Owner
                         Participant.........................................19
            Section 3.7  Opinion Acknowledgment..............................21

SECTION 4.  CLOSING CONDITIONS...............................................21
            Section 4.1  Conditions Precedent to Investment by Each
                         Participant.........................................21
            Section 4.2  Additional Conditions Precedent to Investment
                         by Pass Through Trustee.............................25
            Section 4.3  Additional Conditions Precedent to Investment
                         by Owner Participant................................25
            Section 4.4  Conditions Precedent to the Obligation of
                         the Lessee..........................................26

SECTION 5.  FINANCIAL AND OTHER REPORTS OF THE LESSEE........................27

SECTION 6.  CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES AND
            THE LESSEE.......................................................28
            Section 6.1  Restrictions on Transfer of Beneficial Interest.....28
            Section 6.2  Lessor's Liens Attributable to the Owner
                         Participant.........................................31
            Section 6.3  Lessor's Liens Attributable to the Owner Trustee....31
            Section 6.4  Liens Created by the Indenture Trustee and
                         the Loan Participant................................32
            Section 6.5  Covenants of Owner Trustee, Owner Participant
                         and Indenture Trustee...............................32
            Section 6.6  Amendments to Operative Agreements..................33
            Section 6.7  Covenant of the Lessee..............................33
            Section 6.8  Merger Covenant.....................................33

            Section 6.9   Lessee's Purchase in Certain Circumstances.........34
            Section 6.10  Owner Participant an Affiliate of Lessee...........35
            Section 6.11  Corporate Existence; Place of Business.............35
            Section 6.12  No Impairment of Warranties........................36

SECTION 7.  LESSEE'S INDEMNITIES  36
            Section 7.1   General Tax Indemnity..............................36
            Section 7.2   General Indemnification and Waiver of
                          Certain Claims.....................................44

SECTION 8.  LESSEE'S RIGHT OF QUIET ENJOYMENT................................48

SECTION 9.  SUCCESSOR INDENTURE TRUSTEE......................................48

SECTION 10. MISCELLANEOUS....................................................48
            Section 10.1  Consents...........................................48
            Section 10.2  Refinancing........................................48
            Section 10.3  Amendments and Waivers.............................51
            Section 10.4  Notices............................................51
            Section 10.5  Survival...........................................52
            Section 10.6  No Guarantee of Debt...............................53
            Section 10.7  Successors and Assigns.............................53
            Section 10.8  Business Day.......................................53
            Section 10.9  Governing Law......................................53
            Section 10.10 Severability.......................................53
            Section 10.11 Counterparts.......................................53
            Section 10.12 Headings and Table of Contents.....................53
            Section 10.13 Limitations of Liability...........................54
            Section 10.14 Maintenance of Non-Recourse Debt...................54
            Section 10.15 Ownership of and Rights in Units...................55
            Section 10.16 Deferred Payment for Early Purchase Option.........55

Appendix A     Definitions

EXHIBITS

Exhibit A-1    Insurance (Primary Liability)
Exhibit A-2    Insurance (Excess Liability)
Exhibit B      Insurance Requirements

SCHEDULES

Schedule 1 Description of Equipment, Designation of Basic Groups and Equipment Cost
Schedule 2     Commitment Percentage and Payment Information for Participants
Schedule 3A    Schedule of Basic Rent Payments for Basic Groups I-IV
Schedule 3B    Schedule of Allocation of Basic Rent Payments for Basic
Groups I-IV
Schedule 4 Schedule of Stipulated Loss Value and Termination Value for Basic Groups I-IV
Schedule 5     Terms of Equipment Notes
Schedule 6A    Early Purchase Information for Basic Groups I-IV
Schedule 6B    Deferred Early Purchase Information for Basic Group I-IV
Schedule 7     Basic Term Purchase Information for Basic Groups I-IV
Schedule 8     Cumulative Rent Payable and Allocated

             PARTICIPATION AGREEMENT (GATX Rail Trust No. 2000-1)

     This Participation Agreement (GATX Rail Trust No. 2000-1) dated as of April 3, 2000 (this "Agreement"), among (i) GATX Rail Corporation, a New York corporation (herein, together with its successors and assigns, called the "Lessee"), (ii) Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Owner Trustee"),
(iii)                                                       (herein, together
with its successors and assigns, called the "Owner Participant"), (iv) Bank One, NA, a national banking association, as trustee under the Indenture (as defined below) (herein in such capacity, together with its successors and assigns, called the "Indenture Trustee"), and (v) Bank One, NA, a national banking association, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee under the Pass Through Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Pass Through Trustee" or the "Loan Participant"). The Owner Participant and the Loan Participant are herein sometimes referred to together as the "Participants".

                                  WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into the Trust Agreement (GATX Rail Trust No. 2000-1) pursuant to which the Owner Trustee agrees, among other things, to hold the Trust Estate for the benefit of the Owner Participant thereunder on the terms specified in the Trust Agreement, subject, however, to the Lien created under the Indenture and, subject to the terms and conditions hereof, to purchase the Units of Equipment described in Schedule 1 hereto from the Lessee and concurrently therewith lease such Units of Equipment to the Lessee;

     WHEREAS, pursuant to the Pass Through Trust Agreement, on the Closing Date, a grantor trust will be created to facilitate the financing contemplated hereby;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee has entered into the Indenture with the Indenture Trustee pursuant to which Indenture the Owner Trustee agrees, among other things, for the benefit of the holder or holders of the Equipment Notes, to issue to the Pass Through Trustee as Loan Participant, the Equipment Notes as evidence of the loan made by the Loan Participant participating in the financing of the Equipment Cost for the Equipment;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant (i) to accept delivery of the Bill of Sale evidencing the purchase and transfer of title of each Unit to the Owner Trustee and (ii) to execute and deliver the Lease pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, each Unit of Equipment to be delivered on the Closing Date, such lease to be evidenced by the execution and delivery of four Lease Supplements covering such Units;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee and the Owner Participant have entered into the Tax Indemnity Agreement relating to the Equipment;

     WHEREAS, the proceeds from the sale of the Equipment Notes to the Loan Participant will be applied, together with the equity contribution made by the Owner Participant pursuant to this Agreement, to effect the purchase of the Equipment by the Owner Trustee contemplated hereby; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Guarantor has delivered the Guaranty to the Lessee, the Owner Trustee, the Trust Company, the Indenture Trustee and the Pass Through Trustee;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION OF THIS AGREEMENT.

     The capitalized terms used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto, unless the context hereof shall otherwise require. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN EQUIPMENT COST; CLOSING;
           TRANSACTION COSTS.

     Section 2.1 Sale and Purchase. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, the Lessee agrees to sell to the Owner Trustee and the Owner Trustee agrees to purchase from the Lessee, on the Closing Date, the Units described in Schedule 1 as hereinafter provided, and in connection therewith, the Owner Trustee agrees to pay to the Lessee the cost for each of the various Units as specified in
Schedule 1; provided, however, that the Owner Trustee shall not be obligated to purchase on the Closing Date any Unit that is destroyed, damaged, defective, in unsuitable condition or otherwise unacceptable to the Lessee for lease pursuant to the Lease. The Lessee shall deliver said Units of Equipment to the Owner Trustee and the Owner Trustee shall accept such delivery on a delivery date as more fully provided herein (the "Closing Date"); provided that the Closing Date shall occur on or prior to April 28, 2000.

     Section 2.2  Participation in Equipment Cost.

     (a) Equity Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date the Owner Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Closing Date by making an equity investment in the beneficial ownership of such Units in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Closing Date and the percentage set forth opposite the Owner Participant's name in
Schedule 2 (the Owner Participant's "Commitment"). The aggregate amount of the Owner Participant's Commitment plus the aggregate amount of Transaction Costs payable by the Owner Participant shall not exceed $26,130,258. The Owner Participant's Commitment shall be paid to the Indenture

Trustee to be held (but not as part of the Indenture Estate) and applied on behalf of the Owner Trustee toward the payment of the Equipment Cost for the Units as provided in Section 2.3.

     (b) Debt Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date the Loan Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Closing Date by making a secured loan, to be evidenced by the Equipment Notes, to the Owner Trustee in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Closing Date and the percentage set forth opposite such Loan Participant's name in Schedule 2 (the Loan Participant's "Commitment"). The aggregate amount of the Loan Participant's Commitment shall not exceed $61,759,000. The Equipment Notes shall bear interest at the rates set forth on Schedule 5.

     Section 2.3  Closing Date; Procedure for Participation.

     (a) Notice of Closing Date. Not later than the Pricing Date, the Lessee shall give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Loan Participant notice (a "Notice of Delivery") by telex, telegraph, facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Closing Date, which Notice of Delivery shall specify in reasonable detail the number and type of Units to be delivered on such date, the aggregate Equipment Cost of such Units, and the respective amounts of the Owner Participant's Commitment and the Loan Participant's Commitment required to be paid with respect to such Units. Prior to 12:00 noon, New York City time, on the Closing Date, the Owner Participant shall make the amount of the Owner Participant's Commitment required to be paid on the Closing Date available to the Indenture Trustee, and immediately prior to the delivery and acceptance of the Units specified in Section 2.3(b), the Loan Participant shall make the amount of such Loan Participant's Commitment for the Equipment Cost required to be paid on the Closing Date available to the Indenture Trustee, in either case, by transferring or delivering such amounts, in funds immediately available on the Closing Date, to the Indenture Trustee, either directly to, or for deposit in, the Indenture Trustee's account at Bank One, NA, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, ABA No. 071000013, Clearing Account 4811-5377, for credit to trust number 204884-000, Attn: M.J. Frye, GATX Rail Trust No. 2000-1. The making available by the Owner Participant of the amount of its Commitment for the Equipment Cost shall be deemed a waiver of the Notice of Delivery by the Owner Participant and the Owner Trustee and the making available by the Loan Participant of the amount of its Commitment for the Equipment Cost shall be deemed a waiver of the Notice of Delivery by the Loan Participant and the Indenture Trustee.

     (b) Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 11:00 A.M., Chicago time, on the Closing Date at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601 or at such other place or time as the parties hereto shall agree. Upon receipt by the Indenture Trustee on the Closing Date of the full amount of the Owner Participant's Commitment and Loan Participant's Commitment in respect of the Units delivered on the Closing Date, the Indenture Trustee on behalf of the Owner Trustee shall, subject to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, pay to the Lessee from the funds then held by it, in immediately available funds, an amount equal to the Equipment Cost for the Units delivered on the Closing Date, and simultaneously therewith, (i) the Lessee shall deliver the Units to the Owner Trustee, (ii) the Owner Trustee shall, pursuant to the Lease, lease and deliver the Equipment delivered on the Closing Date to the Lessee, and the Lessee, pursuant to the Lease, shall accept delivery of the Units under the Lease, such lease, delivery and acceptance of the Units under the Lease shall be conclusively evidenced by the execution and delivery by the Lessee and Owner Trustee of a separate Lease Supplement covering each Basic Group of Equipment so delivered as described in Schedule 1, and (iii) the Owner Trustee shall execute and deliver an Indenture Supplement relating to each Lease Supplement to the Indenture Trustee and an Equipment Note for each Series relating to each such Lease Supplement to the Loan Participant. Each of the Lessee, the Owner Participant, the Owner Trustee, the Loan Participant and the Indenture Trustee hereby agree to take all actions required to be taken by it in connection therewith and pursuant to this Section 2.3(b).

     Section 2.4 Owner Participant's Instructions to the Owner Trustee; Satisfaction of Conditions.

     (a) The Owner Participant agrees that the making available to the Indenture Trustee of the amount of its Commitment for the Units delivered on the Closing Date in accordance with the terms of this Section 2 shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee, subject, on the Closing Date, to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in
Section 2.1 of the Trust Agreement with respect to the Units on the Closing
Date.

     (b) The Owner Participant agrees that the authorization by the Owner Participant or its counsel to the Indenture Trustee to release to the Lessee the Owner Participant's Commitment with respect to the Units delivered on the Closing Date shall constitute, without further act, notice and confirmation that all conditions to closing set forth in Sections 4.1 and 4.3 were either met to the satisfaction of the Owner Participant or, if not so met, were waived by it with respect to such Units.

     Section 2.5  Expenses.

     (a) If the Owner Participant shall have made its investment provided for in Section 2.2 and the transactions contemplated by this Agreement are consummated, either the Owner Participant will promptly pay, or the Owner Trustee will promptly pay, with funds the Owner Participant hereby agrees to pay (which, together with its Commitment, shall not exceed the amount set forth in Section 2.2(a)) to the Owner Trustee, the following (the "Transaction Costs") if evidenced by an invoice delivered to the Owner Participant and approved by the Lessee within six (6) months of the Closing Date:

          (i) the cost of reproducing, printing and filing the Operative Agreements, the Equipment Notes, the Pass Through Certificates, the Offering Memorandum relating to the Pass Through Certificates, the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus, the Final Prospectus and the Underwriting Agreement and all amendments and supplements to the foregoing, including all costs and fees in connection with filing the Registration Statement and the initial filing and recording of the Lease, the Indenture and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Agreement and the fees and expenses of the rating agencies in connection with rating the Pass Through Certificates;

          (ii) the reasonable fees and expenses of Watson, Farley & Williams, special counsel for the Owner Participant, and Berkowitz, Lefkovits, Isom & Kushner, reading counsel for the Owner Participant, in an amount not to exceed the amount set forth in the letter dated March 9, 2000 from GATX Rail Corporation, plus disbursements, for their services rendered in connection with the negotiation, execution and delivery of this Participation Agreement and the Operative Agreements related hereto and the documents for the Related Transaction;

          (iii) all costs and fees in connection with the qualification of the Pass Through Certificates under securities or Blue Sky laws in accordance with the provisions of Section 6(h) of the Underwriting Agreement, including filing fees and the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP in connection therewith and in connection with the preparation of any Blue Sky memorandum;

          (iv) the reasonable fees and expenses of Ernst & Young, accountants of the Lessee, for their services rendered in connection with issuing "comfort letters" to the Underwriters;

          (v) the reasonable fees and expenses of Vedder, Price, Kaufman & Kammholz, special counsel for the Lessee, for their services rendered in connection with the preparation of documentation, negotiation, execution and delivery of the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus, the Final Prospectus, the Underwriting Agreement, this Participation Agreement and the Operative Agreements related hereto;

          (vi) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters, for their services rendered in connection with the preparation of documentation, negotiation, execution and delivery of the Preliminary Final Prospectus, the Final Prospectus, the Underwriting Agreement, this Participation Agreement and the Operative Agreements related hereto;

          (vii) the reasonable fees and expenses of Alvord and Alvord, special STB counsel, and McCarthy Tetrault, special Canadian counsel, for the Owner Participant and the Indenture Trustee;

          (viii) the reasonable fees and expenses of Morris, James, Hitchens & Williams, LLP, special counsel for the Owner Trustee, for their services rendered in connection with the negotiation, execution and delivery of this Participation Agreement and the Operative Agreements related hereto;

          (ix) the commissions payable to the Underwriters in connection with the sale of the Pass Through Certificates;

          (x) the initial fees and reasonable out-of-pocket expenses of the Owner Trustee;

          (xi) the initial fees and reasonable out-of-pocket expenses of the Indenture Trustee;

          (xii) the initial fees and reasonable out-of-pocket expenses of the Pass Through Trustee;

          (xiii) the reasonable fees and expenses of RailSolutions, Inc. for their services rendered in connection with delivering the Appraisal required by Section 4.3(a);

          (xiv) the costs incurred in connection with any adjustment pursuant to Section 2.6(a); and

          (xv) the reasonable fees and expenses of GATX Lease Funding, Inc. for advisory services.

     Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature of, nor costs incurred by, parties to this Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as travel expenses, computer time procurement, financial analysis and consulting, advisory services and costs of a similar nature.

     (b) Upon the consummation of the transactions contemplated by this Agreement, the Lessee agrees to pay when due: (i) the reasonable expenses (including reasonable legal fees and expenses) of the Owner Trustee, the Indenture Trustee and the Participants incurred subsequent to the delivery of the Equipment on the Closing Date, in connection with any supplements, amendments, modifications, alterations, waivers or consents of any of the Operative Agreements which are (1) requested by, or necessitated by action or inaction on the part of, the Lessee or by any applicable law or regulation (other than laws or regulations solely relating to the business of the Lessor or the Owner Participant) or entered into in connection with, or as a result of, a Lease Default or (2) necessary or required to effectuate the purpose or intent of any Operative Agreement (including costs incurred in connection with any adjustment pursuant to Section 2.6); (ii) the ongoing reasonable fees and expenses (including reasonable legal fees and expenses) of the Owner Trustee under the Trust Agreement; (iii) the ongoing reasonable fees and expenses of the Indenture Trustee under the Operative Agreements; and (iv) the ongoing reasonable fees and expenses of the Pass Through Trustee under the Pass Through Trust Agreement.

     (c) If the transactions contemplated hereby are not consummated as a result of (i) the Lessee's default in its obligations to consummate the transactions contemplated hereby, (ii) the Lessee's failure to consummate the transactions contemplated hereby after the satisfaction or waiver of the conditions set forth in Section 4 (other than conditions the satisfaction of which are solely in the control of the Lessee), or (iii) subject to the next sentence, in any other circumstance, the Lessee shall pay all Transaction Costs. Notwithstanding anything contained herein to the contrary, if the transactions contemplated hereby are not consummated as a result of

(x) the Owner Participant's default in its obligations to consummate the transactions hereunder, or (y) the Owner Participant's failure to make its equity investment as required by Section 2.2(a) after the conditions specified in Section 4 have been satisfied or waived by it in writing (other than conditions the satisfaction of which are solely in the control of the Owner Participant), the Owner Participant shall pay all Transaction Costs other than such costs and expenses that would otherwise benefit the Lessee in ultimately closing the transaction.

     (d) Notwithstanding the foregoing provisions of this Section 2.5, except as specifically provided in Section 7.2 or in any other Operative Agreement, the Lessee shall have no liability for any costs or expenses relating to any voluntary transfer of the Owner Participant's interest in the Equipment including any transfer prior to the Closing Date of the Owner Participant's obligation to fund its participation pursuant to Section 2 (other than in connection with any transfer pursuant to Sections 10.2, 11.4, 22.1 or 22.3 of the Lease or Section 6.9 hereof or a Lease Event of Default) and no such costs or expenses shall constitute Transaction Costs and the Lessee will not have any obligation with respect to the costs and expenses resulting from any voluntary transfer of any equity interest by any transferee of the Owner Participant, whenever occurring (other than in connection with a Lease Event of Default).

     Section 2.6 Calculation of Adjustments to Basic Rent, Stipulated Loss Value and Termination Value; Confirmation and Verification.

     (a) Calculation of Adjustments. In the event that (A) the Closing Date is other than April 13, 2000 or (B) the Transaction Costs paid by the Owner Participant pursuant to Section 2.5 prior to the first Rent Payment Date are less or more than $834,947.94 for the Equipment or (C) a refinancing contemplated by Section 10.2 occurs, (D) any change in the Code which is enacted and effective and/or any change in the income tax regulations which is promulgated, adopted and effective prior to the Closing Date (provided the Owner Participant or the Lessee shall have given notice of such change to the other party prior to such Closing Date), which change alters or eliminates the tax assumptions upon which the calculation of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price were based, or (E) the Equipment Cost or the composition of the Units is different than as described on Schedule 1 hereto, or (F) the Debt Rate on, and amortization of the Equipment Notes is different than the assumptions upon which the calculations of the Basic Rent was based, then, in each such case, the Owner Participant shall recalculate the payments or amounts, as the case may be, of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price, (i) to preserve the Net Economic Return that the Owner Participant would have realized in the absence of the changes referred to in Sections (A) through (F) of this Section 2.6(a) and (ii) to minimize to the greatest extent possible, consistent with the foregoing clause (i), the present value (discounted semiannually at an interest rate per annum equal to the Debt
Rate) of the payments of Basic Rent. Any such recalculation performed due to the occurrence of an event described in clause (A), (B), (D), (E), and (F) above shall be made prior to the first Rent Payment Date. In performing any such recalculation and in determining the Owner Participant's Net Economic Return, the Owner Participant shall utilize the same methods and assumptions originally used in making the computations of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price with respect to the Basic Term initially set forth in Schedules 3, 4, 6 and 7 to this Participation Agreement (other than those assumptions changed as a result of any of the events described in clauses (A) through (F) of the preceding sentence necessitating such recalculation; it being agreed that such recalculation shall reflect solely any changes of assumptions or facts resulting directly from the event or events necessitating such recalculation). Such adjustments shall comply (to the extent the original structure complied but allowing variations to reflect the event giving rise to the adjustment) with Section 467 of the Code and any regulations thereunder so as not to cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and any regulation thereunder, and the requirements of Sections 4.02(5), 4.07(1) and (2) and 4.08(1) of Revenue Procedure 75-28, as amended, calculated, except in the case of a refinancing pursuant to Section 10.2, without taking into account any change after the Closing Date in or to Section 467 of the Code (and any regulations thereunder) and such requirements of Revenue Procedure 75-28.

     (b) Confirmation and Verification. Upon completion of any recalculation described above in this Section 2.6, a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price with respect to the Basic Term as are then set forth in Schedules 3, 4, 6 and 7 of this Participation Agreement do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price or Basic Term Purchase Price with respect to the Basic Term as have been calculated by the Owner Participant in accordance with Section 2.6(a) above. Such certificate shall describe in reasonable detail the basis for any such adjustments, and any such adjustment and corresponding adjustments to the Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price will be computed on a basis consistent with that used by the Owner Participant in the original calculation of Basic Rent. Any such adjustment shall be deemed approved upon notice of such approval by the Lessee to the Owner Participant or on the thirty-first (31st) day following delivery of such certificate by the Owner Participant to the Lessee unless the Lessee, prior to such day, requests verification pursuant to the following sentence, and shall become effective as of the earlier of (i) the first Rent Payment Date and (ii) the date the Lessee approves or has been deemed to have approved such adjustment (except that any adjustment to Stipulated Loss Value shall be effective as of the Closing Date). If the Lessee shall so request, the recalculation of any such adjustments described in this Section 2.6 shall be verified on a confidential basis by a nationally recognized firm of independent accountants selected by the Owner Participant and reasonably acceptable to the Lessee and any such recalculation of such adjustment as so verified shall be binding on the Lessee and the Owner Participant. Such accounting firm shall be requested to make its determination within 30 days. The Owner Participant shall provide to a representative of such accounting firm, on a confidential basis, such information as it may reasonably require, including the original assumptions used by the Owner Participant and the methods used by the Owner Participant in the original calculation of, and any recalculation of, Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price and such other information as is necessary to determine whether the computation is accurate and in conformity with the provisions of this Agreement, provided that in no event shall the Owner Participant have any obligation to provide the Lessee with any such information; and provided, further, that the Owner Participant shall have no obligation to disclose to the Lessee, such accounting firm or any other Person, or to permit the Lessee, such accounting firm or any other Person, to examine any federal, state or local income tax returns of the Owner Participant, or books or accounting records related thereto, for any taxable year. Subject to the immediately following sentence, the costs of such verification shall be borne by the Lessee. If such accounting firm's verification shall result in a decrease in the net present value (expressed as a percentage of Total Equipment Cost) of the Basic Rent (discounted semiannually at a rate per annum equal to the Debt Rate) under this Lease calculated as of the Closing Date, as compared to the net present value of Basic Rent proposed by the Owner Participant, by more than the greater of (a) 10 basis points or (b) 10% of the proposed adjustment, then the Owner Participant agrees to reimburse the Lessee for any amounts paid for such verification. Any revised adjustment resulting from such verification shall become effective on the next Rent Payment Date after such verification has been concluded (except that any adjustment to Stipulated Loss Value shall be effective as of the Closing Date), and shall take into account any underpayment or overpayment, together with interest thereon at the Debt Rate, resulting from an earlier effectiveness of the original adjustment.

     (c) Compliance. Notwithstanding the foregoing, any adjustment made to the payments of Basic Rent, Stipulated Loss Values, Termination Values or Early Purchase Price with respect to the Basic Term, pursuant to the foregoing, shall comply with the following requirements: (i) each installment of Basic Rent, as so adjusted, under any circumstances and in any event, will be in an amount at least sufficient for the Owner Trustee to pay in full as of the due date of such installment any payment of principal of and interest on the Equipment Notes required to be paid on the due date of such installment of Basic Rent, and (ii) Stipulated Loss Value, Termination Value and Early Purchase Price, as so adjusted, under any circumstances and in any event, will be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with an Event of Loss or a termination of the Lease, as the case may be, will be at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal of, any Make-Whole Amount and all unpaid interest on the Equipment Notes, accrued to the date on which Stipulated Loss Value, Termination Value or Early Purchase Price, as the case may be, is paid in accordance with the terms of the Lease.

     (d) Invoices. All invoices in respect of Transaction Costs to the extent not delivered on the Closing Date shall be directed to the Owner Participant at the address set forth in Section 10.4, with a copy to the Lessee.

     Section 2.7  Postponement of Closing Date.
                  ----------------------------

     (a) The scheduled Closing Date may be postponed from time to time with respect to all of the Units for any reason (but to no later than April 28, 2000) if the Lessee gives the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of the postponement and notice of the date to which such Closing Date has been postponed, the notice of postponement to be received by each party no later than 5:30 p.m., New York City time, on the originally scheduled Closing Date, and the term "Closing Date" as used in this Agreement shall mean the postponed "Closing Date".

     (b) In the event of any postponement of the originally scheduled Closing Date pursuant to this Section 2.7 (the originally scheduled Closing Date being referred to as the "Scheduled Closing Date" for the purposes of this Section 2.7): (i) the Lessee will reimburse the Owner Participant for the loss of the use of its funds with respect to each such Unit occasioned by such postponement or failure to deliver or accept (unless such failure to accept is caused by a default by the Owner Participant hereunder or by the Owner Trustee (acting pursuant to instructions from the Owner Participant) under the Trust Agreement, the Lease or the Indenture) by paying to the Owner Participant on demand interest at the Debt Rate, for the period from and including the Scheduled Closing Date to but excluding the earlier of the date upon which such funds are returned to the Owner Participant (unless such funds are returned after 1:00 p.m., New York City time, in which case such date of return shall be included) or the actual Closing Date; provided that the Lessee shall in any event pay to the Owner Participant at least one day's interest at the Debt Rate on the amount of such funds, unless the Owner Participant shall have received, prior to 12:00 noon, New York City time, on the Business Day preceding the Scheduled Closing Date, a notice of postponement of the Scheduled Closing Date pursuant to Section 2.7(a), and (ii) the Indenture Trustee will return not later than 10:00 a.m., New York City time, on the first Business Day following the Scheduled Closing Date, any funds which it shall have received from the Owner Participant as its Commitment for such Units, absent joint instructions from the Lessee and the Owner Participant to retain such funds until the specified date of postponement established under Section 2.7(a).

     (c) The Indenture Trustee agrees that, in the event it has received telephonic notice (to be confirmed promptly in writing) from the Lessee on the Scheduled Closing Date that such Scheduled Closing Date is to be postponed, it will if instructed in the aforementioned notice from the Lessee (which notice shall specify the securities to be purchased) use reasonable best efforts to invest, at the risk of the Lessee (except as provided below with respect to the Indenture Trustee's gross negligence or willful misconduct), the funds received by it from the Owner Participant with respect to its Commitment in Specified Investments in accordance with the Lessee's instructions. Any such Specified Investments purchased by the Indenture Trustee upon instructions from the Lessee shall be held in trust by the Indenture Trustee (but not as part of the Indenture Estate under the Indenture) for the benefit of the Owner Participant whose funds are invested in Specified Investments upon instructions from the Lessee and any net profits on the investment of such funds (including interest), if any, shall be for the account of and shall on the Closing Date, or on the date such funds are returned to the Owner Participant, be paid over to, the Lessee. The Lessee shall pay to the Indenture Trustee on the Closing Date (if such Unit or Units are delivered and accepted pursuant hereto) the amount of any net loss on the investment of such funds invested at the instruction of the Lessee. If the funds furnished by the Owner Participant with respect to such Unit or Units are required to be returned to the Owner Participant, the Lessee shall, on the date on which such funds are so required to be returned, reimburse the Indenture Trustee, for the benefit of the Owner Participant, for any net losses incurred on such investments. The Indenture Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or gross negligence. In order to obtain funds for the payment of Equipment Cost for such Unit or Units or to return funds furnished by the Owner Participant to the Indenture Trustee for the benefit of the Owner Participant with respect to such Unit or Units, the Indenture Trustee is authorized to sell any Specified Investments purchased as aforesaid with the funds received by it from the Owner Participant in connection with such Unit or Units.

     (d) Notwithstanding the provisions of Section 2.7(a), the Owner Participant shall not be under any obligation to make its Commitment available beyond 11:00 a.m., New York City time, on April 28, 2000.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

     Section 3.1 Representations and Warranties of the Owner Trustee. The Trust Company (except with respect to clauses (c) and (k) (to the extent applicable to the Owner Trustee in its capacity as Owner Trustee) below) and as Owner Trustee with respect to clauses (c), (e) (to the extent provided therein) and (k) (to the extent applicable to the Owner Trustee in its capacity as Owner Trustee) below, represents and warrants to the Owner Participant, each of the other Trustees and the Lessee, notwithstanding the provisions of Section 10.13 or any similar provision in any other Operative Agreement, that, as of the date hereof:

     (a) the Trust Company (i) is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware,
(ii) has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (iii) (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Owner Trustee Agreements;

     (b) (i) the Trust Company has duly authorized, executed and delivered the Trust Agreement, (ii) (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) the Owner Trustee in its trustee capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered each of the other Owner Trustee Agreements and, as of the Closing Date, the Equipment Notes, the Lease Supplements and the Indenture Supplements to be delivered on the Closing Date, and (iii) the Trust Agreement constitutes a legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

     (c) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Agreements (other than the Trust Agreement) to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

     (d) neither the execution and delivery by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the Owner Trustee Agreements or the Equipment Notes to be delivered on the Closing Date, nor the consummation by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Trust Company, in its individual capacity, or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (i) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it in its individual capacity, or (ii) violates or will violate its charter documents or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which the Trust Company is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Delaware governing the banking or trust powers of the Trust Company, or any judgment or order applicable to or binding on it;

     (e) there are no Taxes payable by the Trust Company, either in its individual capacity or as Owner Trustee, imposed by the State of Delaware or any political subdivision thereof or by the United States of America in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Owner Trustee Agreements (other than the Trust Agreement) or the Equipment Notes to be delivered on the Closing Date solely because the Owner Trustee in its individual capacity is a Delaware banking corporation with its principal place of business in Wilmington, Delaware and performs certain of its duties as Owner Trustee in the State of Delaware; and there are no Taxes payable by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, imposed by the State of Delaware or any political subdivision thereof or by the United States of America in connection with the acquisition of its interest in the Equipment (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby) solely because the Trust Company in its individual capacity is a Delaware banking corporation with its principal place of business in Wilmington, Delaware, and performs certain of its duties as Owner Trustee in the State of Delaware;

     (f) there are no pending or, to its knowledge, threatened actions or proceedings against the Trust Company, either in its individual capacity or as Owner Trustee, before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement, the other Owner Trustee Agreements or the Equipment Notes to be delivered on the Closing Date;

     (g) both its chief executive office, and the place where its records concerning the Equipment and all its interest in, to and under all documents relating to the Trust Estate, are located at Wilmington, Delaware, and the Trust Company, in its individual capacity, agrees to give the Owner Participant, the Indenture Trustee and the Lessee written notice within 30 days following any relocation of said chief executive office or said place from its present location;

     (h) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Delaware state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Trust Company, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Trust Company in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any of the other Owner Trustee

Agreements, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

     (i) on the Closing Date, the Owner Trustee's right, title and interest in and to the Equipment delivered on the Closing Date shall be free of any Liens attributable to the Trust Company in its individual capacity;

     (j) the proceeds received by the Owner Trustee from the Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with
Article III of the Trust Agreement;

     (k) the Owner Trustee shall receive from the Lessee such title as was conveyed to it by the Lessee, subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Indenture Supplement in respect of the Units delivered on the Closing Date, and there will be no Lessor's Liens attributable to it on the Equipment or any interest therein or on the Trust Estate; and

     (l) to its knowledge, no Indenture Default or Indenture Event of Default has occurred and is continuing.

     Section 3.2 Representations and Warranties of the Lessee. The Lessee represents and warrants to the Trustees and the Owner Participant that, as of the date hereof:

     (a) the Lessee is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Lessee Agreements, has the corporate power and authority to sell the Equipment to the Owner Trustee and to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Lessee Agreements;

     (b) the Lessee Agreements have been duly authorized by all necessary corporate action (no shareholder approval being required), executed and delivered (or in the case of the Lease Supplements in respect of the Units delivered on the Closing Date will on the Closing Date have been duly executed and delivered) by the Lessee, and constitute (or in the case of the Lease Supplement in respect of the Units delivered on the Closing Date will on the Closing Date constitute) the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

     (c) the execution, delivery and performance by the Lessee of each Lessee Agreement and compliance by the Lessee with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Lessee or any of its properties, or contravene the provisions of, or constitute a default by the Lessee under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Lessee under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which the Lessee or any of its property is bound or affected;

     (d) except for those matters discussed in the financial statements provided to the Participants under Section 3.2(e), there are no proceedings pending or, to the knowledge of the Lessee, threatened against the Lessee or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate would, if determined adversely to it, materially and adversely affect the financial condition or business of the Lessee and its consolidated Subsidiaries, taken as a whole, or impair the ability of the Lessee to perform its obligations under the Lessee Agreements or which questions the validity of any Lessee Agreement or any action taken or to be taken pursuant thereto. Neither the Lessee nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal, the default under which would affect adversely the ability of the Lessee to perform its obligations under the Lessee Agreements;

     (e) the audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee for the fiscal year ended December 31, 1999 fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee and its Subsidiaries as of such date and the results of their operations for the period then ended. The unaudited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee and its Subsidiaries for the twelve-month period ended December 31, 1999 fairly present, in conformity with generally accepted accounting principles consistently applied (except for the absence of footnotes in the December 31, 1999 financial statements), the consolidated financial position of the Lessee and its Subsidiaries as of such date and the results of their operations for the period then ended, subject to normal year-end adjustments. Since December 31, 1999, there has been no material adverse change in the condition, financial or otherwise, of the Lessee and its consolidated Subsidiaries, taken as a whole, as shown on the financial statements of Lessee as of such date;

     (f) no consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of Lessee or any governmental authority on the part of the Lessee is required in connection with the execution and delivery by the Lessee of the Lessee Agreements, other than notices required to be filed with the STB and the Registrar General of Canada, which STB notice shall have been filed on the Closing Date and which Canadian notice shall be filed promptly following the Closing Date;

     (g) the Lease, the Indenture, the Lease Supplements in respect of the Units delivered on the Closing Date and the Indenture Supplements in respect of the Units delivered on the Closing Date will on or before the Closing Date be duly filed with the STB pursuant to 48 U.S.C. (S)11301 and deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and such filing with the STB pursuant to 49 U.S.C. (S)11301 will perfect the Owner Trustee's and the Indenture Trustee's rights in such Operative Agreements and in the Units, and such deposit with the Registrar General of Canada will perfect the Owner Trustee's and the Indenture Trustee's rights in such Operative Agreements and in the Units and no other filing, recording or deposit with, or giving of notice to any other federal, state, provincial or local government or agency thereof, or any other action, is necessary in order to protect the rights of the Owner Trustee and the Indenture Trustee in such Operative Agreements or in such Units in the United States, any state thereof, the District of Columbia or to protect the rights of the Owner Trustee and the Indenture Trustee in such Operative Agreements or in such Units in Canada or any province thereof;

     (h) the Equipment is covered by the insurance required by Section 12 of the Lease and all premiums due prior to the Closing Date in respect of such insurance shall have been paid in full;

     (i) the Lessee has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment made against the Lessee or any of its assets (other than assessments, the payment of which is being contested in good faith by appropriate proceedings by the Lessee and none of which are material), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges which could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under the Lessee Agreements. The provision for taxes on the books of the Lessee is adequate for all open years, and for its current fiscal period;

     (j) no Lease Default or Lease Event of Default has occurred and is continuing and to the knowledge of Lessee, no Event of Loss, or event with which the giving of notice and/or the passage of time would constitute an Event of Loss, has occurred;

     (k) the Lessee is not an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940;

     (l) the acquisition by the Owner Participant of the Beneficial Interest for its own account will not constitute a prohibited transaction within the meaning of Section 4975(c)(1)(A) through (D) of the Code or a "Prohibited Transaction" under ERISA. The representation made by the Lessee in the preceding clause is made in reliance upon and subject to the accuracy of the representation of the Owner Participant in Section 3.6(h) of this Agreement;

     (m) on the Closing Date, Lessee shall have, and the Bill of Sale to be delivered on the Closing Date shall convey, to the Owner Trustee all legal and beneficial title to the Units being delivered on the Closing Date, free and clear of all Liens (other than Permitted Liens of the type described in clause
(ii) with respect to sublessee, and in clauses (iii), (iv), (vi) and (vii) of the definition thereof), and such conveyance is not void or voidable under any applicable law;

     (n) the financial statements referred to in Section 3.2(e) do not, nor does the Registration Statement relating to the Pass Through Certificates or any written statement furnished by the Lessee or on behalf of the Lessee in connection with the negotiation of the Lease or any other Operative Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Lessee has not disclosed in writing which materially affects adversely or, so far as the Lessee can now reasonably foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Lessee and its Subsidiaries, taken as a whole;

     (o) none of the transactions contemplated by the Operative Agreements (including, without limitation, the use of the proceeds from the sale of the Equipment Notes) will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the sale of the Equipment Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended;

     (p) the Lessee is not in violation of any term of any charter instrument, by-law or in any material respect of any other material agreement or instrument to which it is a party or by which it may be bound. The Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of the Lessee to perform its obligations under the Operative Agreements to which it is a party, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business;

     (q) on the Closing Date all sales, use or transfer taxes due and payable upon the purchase of the Equipment by the Lessor and on the lease thereof to the Lessee will have been paid or such transactions will then be exempt from any such taxes and the Lessee will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations. No taxes, fees or other charges in connection with the execution and delivery of the Operative Agreements or the issuance and sale of the Equipment Notes to be delivered on the Closing Date are payable;

     (r) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by Lessee, except for the fees of GATX Lease Funding, Inc., which Lessee agrees will be paid by it to the extent not included in the Transaction Costs, and of Morgan Stanley Dean Witter and Credit Suisse First Boston, which shall be included in Transaction Costs, and Lessee agrees that it will hold the Owner Participant, the Owner Trustee and the Indenture Trustee harmless from any claim, demand or liability for any other broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by Lessee in connection with such transactions;

     (s) each Unit of the Equipment, taken as a whole, and each major component thereof, complies in all material respects with all applicable laws and regulations, conforms with the specifications for such Unit contained in the Appraisal referred to in Section 4.3(a) hereof and is substantially complete such that it is ready and available to operate in commercial service and otherwise perform the function for which it was designed; and

     (t) the Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 3.3 Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants to the Owner Participant, the Owner Trustee and the Lessee that, as of the date hereof:

     (a) the Indenture Trustee is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Indenture Trustee Agreements;

     (b) the execution, delivery and performance by the Indenture Trustee of each of the Indenture Trustee Agreements have been duly authorized by the Indenture Trustee and will not violate any applicable law or its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

     (c) this Agreement has been duly executed and delivered and constitutes, and the other Indenture Trustee Agreements, when executed and delivered, will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms;

     (d) there are no proceedings pending or, to the knowledge of the Indenture Trustee, threatened, and to the knowledge of the Indenture Trustee there is no existing basis for any such proceedings, against or affecting the Indenture Trustee in or before any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, if adversely determined, might impair the ability of the Indenture Trustee to perform its obligations under the Indenture Trustee Agreements;

     (e) no authorization or approval or other action by, and no notice to or filing with, any stockholder, trustee or holder of indebtedness or any governmental authority or regulatory body of the United States of America governing the Indenture Trustee in its trust capacity, is required for the due execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Agreements, except as have been previously obtained, given or taken;

     (f) the Indenture Trustee is not in default under any of the Indenture Trustee Agreements; and

     (g) neither the Indenture Trustee, nor any Person authorized to act on behalf of the Indenture Trustee, has directly or indirectly offered any interest in the Trust Estate or the Equipment Notes or any security similar to either thereof related to this transaction for sale to, or solicited offers to buy any of the same from, or otherwise approached or negotiated with respect to any of the same with, any Person other than the Pass Through Trustee, the Underwriters and the initial purchasers of the Pass Through Certificates.

     Section 3.4 Representations, Warranties and Covenants Regarding Beneficial Interest and Equipment Notes.

     (a) The Owner Trustee represents and warrants to the Lessee, each of the other Trustees and the Owner Participant that, as of the date hereof and as of the Closing Date, neither the Owner Trustee nor any Person authorized or employed by the Owner Trustee as agent or otherwise in connection with the placement of the Beneficial Interest or the Equipment Notes or any similar interest has offered any of the Beneficial Interest or the Equipment Notes or any similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser.

     (b) The Lessee represents and warrants to the Trustees and the Owner Participant that, as of the date hereof and as of the Closing Date, neither the Lessee nor any Person authorized or employed by the Lessee as agent or otherwise in connection with the placement of the Beneficial Interest or the Equipment Notes or any similar interest has offered any of the Beneficial Interest or the Equipment Notes or similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Owner Participant and not more than 31 other institutional investors with respect to the Beneficial Interest, and, except for the issue and sale of the Pass Through Certificates as contemplated by the Registration Statement, the Pass Through Trustee with respect to the Equipment Notes.

     (c) Each of the Owner Trustee, the Owner Participant and the Lessee agree, as to its own actions only, severally but not jointly that neither the Owner Trustee, the Owner Participant nor the Lessee nor anyone acting on behalf of the Owner Trustee, the Owner Participant or the Lessee will offer the Beneficial Interest, the Equipment Notes, or any part thereof or any similar interest for issue or sale to any prospective purchaser, or solicit any offer to acquire any of the Beneficial Interest, the Equipment Notes, or any part thereof so as to bring the issuance and sale of the Beneficial Interest, the Equipment Notes, or any part thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

     Section 3.5 Representations and Warranties of the Pass Through Trustee. The Pass Through Trustee represents and warrants to the Owner Participant, the other Trustees, and the Lessee that, as of the date hereof:

     (a) the Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of the Pass Through Trust Agreement, the Pass Through Trust Supplements and this Agreement;

     (b) the Pass Through Trust Agreement, the Pass Through Trust Supplements and this Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, the Pass Through Trust Supplements and the Pass Through Trust Agreement constitute the legal, valid and binding obligation of the Pass Through Trustee enforceable against it in accordance with its terms;

     (c) the execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement, the Pass Through Trust Supplements and this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreement and the Pass Through Trust Supplements, do not contravene any law, rule or regulation of any United

States of America governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

     (d) neither the execution and delivery by the Pass Through Trustee of the Pass Through Trust Agreement, the Pass Through Trust Supplements or this Agreement nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any United States of America governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

     (e) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely effect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Pass Through Trust Supplements or the Pass Through Trust Agreement;

     (f) the Pass Through Trustee is not in default under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements;

     (g) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriters or the Lessee;

     (h) the Pass Through Trustee is purchasing the Equipment Notes for the purposes contemplated by the Operative Agreements and not with a view to the transfer or distribution of any Equipment Note to any other Person, except as contemplated by the Operative Agreements; and

     (i) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Trustee and the Owner Participant, and the Pass Through Trustee has not authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest related to this transaction for sale to, or to solicit any offer to acquire any of the same from, any person other than each Owner Trustee and the Owner Participant, and the Pass Through Trustee is not in default under the Pass Through Trust Agreement.

     Section 3.6 Representations and Warranties of the Owner Participant. The Owner Participant represents and warrants to the Trustees and the Lessee that, as of the date hereof:

     (a) the Owner Participant is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Alabama and has full power and authority to carry on its business as now conducted;

     (b) the Owner Participant has the requisite power and authority to enter into the Owner Participant Agreements and to perform its obligations thereunder, and the execution, delivery and performance thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Owner Participant or any of its properties, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than such as are created by the Operative Agreements) upon the Equipment under, its partnership agreement or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property is bound or affected;

     (c) the Owner Participant Agreements have been duly authorized by all necessary actions on the part of the Owner Participant, do not require any approval not already obtained by the Owner Participant or any approval or consent not already obtained of any trustee or holders of indebtedness or obligations of the Owner Participant, have been duly executed and delivered by the Owner Participant and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

     (d) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Owner Participant of the Trust Agreement, the Tax Indemnity Agreement or this Agreement;

     (e) the Trust Estate is free of any Lessor's Liens attributable to the Owner Participant;

     (f) there are no pending or, to the Owner Participant's knowledge, threatened actions or proceedings against the Owner Participant before any court or administrative agency which would materially adversely affect the Owner Participant's financial condition or its ability to perform its obligations under the Trust Agreement, the Tax Indemnity Agreement or this Agreement;

     (g) as of the Closing Date the Owner Participant is purchasing the Beneficial Interest to be acquired by it for its account with no present intention of distributing such Beneficial Interest or any part thereof in any manner which would violate the Securities Act of 1933, as amended, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Beneficial Interest in compliance with the Securities Act of 1933, as amended; provided, however, that subject to the provisions of Section 6.1, the disposition of the Beneficial Interest shall at all times be within the Owner Participant's control. The Owner Participant acknowledges that its Beneficial Interest has not been registered under the Securities Act of 1933, as amended, and that neither the Owner Trustee nor the Lessee contemplates filing, or is legally required to file, any such registration statement;

     (h) with respect to the source of the amount to be advanced by the Owner Participant pursuant to Section 2.2, no part of such amount constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code;

     (i) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by the Owner Participant except for the fees of D'Accord Financial Services, Inc., which will be paid by the Owner Participant and the Owner Participant agrees that it will hold Lessee, the Indenture Trustee and Lessor harmless from any claim, demand or liability for broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by the Owner Participant in connection with this transaction;

     (j) the OP General Partner is a corporation, duly organized, validly existing and in good standing under the laws of the State of Alabama and has full power and authority to carry on its business as now conducted;

     (k) the OP General Partner is the sole general partner of the Owner Participant;

     (l) the OP General Partner has the requisite power and authority to authorize the Owner Participant to enter into the Owner Participant Agreements and to perform its obligations thereunder; and

     (m) the Owner Participant Agreements have been duly authorized by all necessary actions on the part of the OP General Partner, do not require any approval not already obtained of the shareholders of the OP General Partner or any approval or consent not already obtained of any trustee or holders of indebtedness or obligations of the OP General Partner.

     Section 3.7 Opinion Acknowledgment. Each of the parties hereto, with respect to such party, expressly consents to the rendering by its counsel of the opinion referred to in Section 4.1(e) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such party.

SECTION 4. CLOSING CONDITIONS.

     Section 4.1 Conditions Precedent to Investment by Each Participant. The obligation of each Participant to make its investment specified with respect to such Participant in Section 2 on the Closing Date shall be subject to the following conditions (except that paragraph (k) and clause (i) of paragraph (p) shall not be conditions precedent to the Owner Participant's obligations hereunder and paragraph (n) and (s) and clause (ii) of paragraph (p) shall not be conditions precedent to the Loan Participant's obligations hereunder):

     (a) Execution of Operative Agreements. On or before the Closing Date, this Agreement, the Trust Agreement, the Guaranty, the Lease, the Lease Supplements in respect of the Units delivered on the Closing Date, the Indenture, the Indenture Supplements in respect of the Units delivered on the Closing Date, the Equipment Notes, the Pass Through Trust Agreement, the Pass Through Trust Supplements and the Underwriting Agreement shall each be satisfactory in form and substance to such Participant, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to such Participant or its counsel on or before the Closing Date; and no event shall have occurred and be continuing that constitutes a Lease Default or an Indenture Default.

     (b) Recordation and Filing. On or before the Closing Date the Lessee shall have caused the Lease, the Lease Supplements in respect of Units delivered on the Closing Date, the Indenture and the Indenture Supplements in respect of the Units delivered on the Closing Date, to be duly filed, recorded and deposited with the STB in conformity with 49 U.S.C. (S)11301 and with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and all necessary actions shall have been taken to cause publication of notice of such deposit in The Canada Gazette in accordance with said Section 105 within 21 days after the Closing Date, and the Lessee shall furnish the Indenture Trustee, the Owner Trustee and each Participant proof thereof.

     (c) Representations and Warranties of Lessee. On the Closing Date, the representations and warranties of the Lessee contained in Section 3.2 and
Section 3.4(b) hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Owner Trustee, the Indenture Trustee and each Participant shall have received an Officer's Certificate dated such date from the Lessee certifying to the foregoing matters, and the Lessee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Lessee on or before said date.

     (d) Representations and Warranties of Owner Trustee. On the Closing Date, the representations and warranties of the Owner Trustee contained in Section 3.1 and Section 3.4(a) shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Indenture Trustee, the Pass Through Trustee and each Participant shall have received an Officer's Certificate dated such date from the Owner Trustee and the Owner Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Trustee on or before said date.

     (e) Opinions of Counsel. On the Closing Date, the Owner Trustee, the Indenture Trustee and each Participant shall have received the favorable written opinion of each of (i) the Lessee's special counsel and counsel for the Lessee (which counsel shall be the General Counsel or Assistant General Counsel of the Parent), (ii) counsel to the Owner Trustee, (iii) special counsel and counsel to the Owner Participant, (iv) counsel to the Pass Through Trustee, (v) counsel to the Indenture Trustee, (vi) special STB counsel and (vii) special Canadian counsel, in form and substance satisfactory to each Participant; provided that, except as otherwise provided herein, receipt by a party hereto of a favorable written opinion from counsel to such party shall not be a condition precedent to such party's obligations hereunder.

     (f) Title. On the Closing Date, after giving effect to the transactions contemplated hereby, the Owner Trustee shall have all legal and beneficial title to each Unit to be delivered on the Closing Date, free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessee, and in clauses (iii), (iv), (vi) and (vii) of the definition thereof).

     (g) Bill of Sale. On the Closing Date the Lessee shall have delivered to the Owner Trustee (with copies to the Indenture Trustee and each Participant) the Bill of Sale, in form and substance reasonably satisfactory to the Owner Trustee, dated such date covering the Units to be settled for on such date, transferring to the Owner Trustee legal and beneficial title to such Units free of all claims, liens and encumbrances of any nature and warranting to the Owner Trustee that at the time of delivery of each such Unit, the Lessee had legal and beneficial title thereto and good and lawful right to sell the same, and title thereto was free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessee, and in clauses (iii), (iv),
(vi) and (vii) of the definition thereof).

     (h) Insurance Certificate and Opinion. On or before the Closing Date, the Indenture Trustee and each Participant shall have received (x) a certificate relating to insurance that is required pursuant to Section 12 of the Lease and
(y) a certificate from a nationally recognized insurance broker in the form attached hereto as Exhibit A with respect to the public liability insurance required by Section 12.1(b) of the Lease.

     (i) Corporate/Partnership Documents. Each of the Participants shall have received such documents and evidence with respect to the Lessee, the Owner Participant, the OP General Partner, the Guarantor, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee as the Participants may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

     (j) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

     (k) Representations and Warranties of Owner Participant. On the Closing Date, the representations and warranties of the Owner Participant contained in
Section 3.6 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Indenture Trustee and the Pass Through Trustee shall have received an Officer's Certificate dated such date from the Owner Participant certifying the foregoing matters, and the Owner Participant shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Participant on or before said date.

     (l) Closing Notice. The Indenture Trustee and the Participants shall have received the Notice of Delivery required pursuant to Section 2.3.

     (m) Representations and Warranties of the Indenture Trustee. On the Closing Date, the representations and warranties of the Indenture Trustee contained in Section 3.3 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Owner Trustee and each Participant shall have received an Officer's Certificate dated such date from the Indenture Trustee certifying the foregoing matters, and the Indenture Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Indenture Trustee on or before said date.

     (n) Representations and Warranties of the Pass Through Trustee. On the Closing Date, the representations and warranties of the Pass Through Trustee contained in Section 3.5 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Owner Trustee and the Owner Participant shall have received an Officer's Certificate dated such date from the Pass Through Trustee certifying the foregoing matters, and the Pass Through Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Pass Through Trustee on or before said date.

     (o) No Illegality. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of such Participant or its counsel, would make it illegal for such Participant to enter into any transaction contemplated by the Operative Agreements.

     (p) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3 and (ii) the Loan Participant shall have made its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

     (q) Consents. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee which are required in connection with the transactions contemplated by this Agreement, shall have been duly obtained and be in full force and effect.

     (r) Governmental Actions. All actions, if any, required to have been taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on the Closing Date.

     (s) Tax Indemnity Agreement. On or before the Closing Date, the Tax Indemnity Agreement shall be satisfactory in form and substance to the Owner Participant, shall have been duly executed and delivered by the Lessee and, assuming due authorization, execution and delivery by the Owner Participant, shall be in full force and effect.

     (t) Appointment of Representative. The Owner Trustee shall have authorized its representative, who shall be an individual designated by the Lessee and acceptable to the Owner Trustee, to accept the Units being delivered on the Closing Date from Lessee and to deliver such Units to Lessee. The Lessee shall have authorized its representative (who shall be the same individual designated by the Lessee under this paragraph) to accept delivery of the Units from the Owner Trustee as Lessor pursuant to the Lease.

     (u) Securities Act Compliance. On or before the Closing Date, the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the "Act"); if filing of the Final Prospectus, or any supplement thereto is required pursuant to Rule 424(b) as promulgated pursuant to the Act, the Final Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     Section 4.2 Additional Conditions Precedent to Investment by Pass Through Trustee. The obligation of the Pass Through Trustee to purchase and pay for the Equipment Notes to be purchased by it pursuant to Sections 2.2(b) and
2.3 on the Closing Date shall be subject to the additional conditions that the Equipment Notes to be delivered on the Closing Date shall have been duly authorized, executed and delivered to the Pass Through Trustee by a duly authorized officer of the Owner Trustee and duly authenticated by the Indenture Trustee and that on the Closing Date the Pass Through Trustee shall have received the proceeds from the sale of the Pass Through Certificates.

     Section 4.3 Additional Conditions Precedent to Investment by Owner Participant. The obligation of the Owner Participant to provide the funds specified with respect to it in Sections 2.2(a) and 2.3 on the Closing Date with respect to any Unit to be delivered on the Closing Date shall be subject to the following additional conditions:

     (a) Appraisal. On or before the Closing Date, the Owner Participant shall have received an opinion (the "Appraisal") of RailSolutions, Inc., satisfactory in form and substance to the Owner Participant, concluding that: (i) the fair market value of the Equipment being delivered on the Closing Date is equal to the Total Equipment Cost with respect to such Equipment; (ii) the Basic Rents for the Basic Term are fair market rents; (iii) at the expiration of the Basic Term, (A) without taking into account inflation or deflation from and after the Closing Date or the existence of any purchase option, it is reasonable to expect that the Equipment will have a fair market value of at least 20% of the Total Equipment Cost with respect to such

Equipment and (B) the remaining economic useful life of the Equipment will be at least equal to 20% of the economic useful life of the Equipment as estimated in the Appraisal; (iv) as of the Early Purchase Date, the estimated fair market value of the Equipment being delivered on the Closing Date, taking into account inflation or deflation from and after the Closing Date, will not exceed 95% of the Early Purchase Price; (v) as of the end of the Basic Term, the estimated fair market value of the Equipment being delivered on the Closing Date, taking into account inflation or deflation from and after the Closing Date, will be 95% or less than the Basic Term Purchase Price; (vi) the Equipment being delivered on the Closing Date is not Limited Use Property and (vii) such other matters as shall be reasonably requested by Lessor; provided that the Lessee makes no representation as to the fair market value, useful life or estimated residual value of the Equipment, and the Lessee shall not be responsible for, or incur any liabilities as a result of, the contents of such Appraisal or report to which it relates or, except to the extent provided in the Tax Indemnity Agreement, any information supplied by Lessee in connection therewith.

     (b) Opinion with Respect to Certain Tax Aspects. On the Closing Date, the Owner Participant shall have received the opinion of Watson, Farley & Williams, addressed to the Owner Participant, in form and substance satisfactory to the Owner Participant, containing such counsel's favorable opinion with respect to such tax matters as the Owner Participant may reasonably request.

     (c) No Tax Law Change. There shall not have occurred on or before the Closing Date any change or proposed change in tax law (including the Code, regulations, rulings or case law) that would have any adverse tax consequences to the Owner Participant with respect to the transactions contemplated by the Operative Documents, unless the Owner Participant is indemnified against such consequences in an amount, form and manner reasonably acceptable to the Owner Participant.

     (d) Registration of Tax Shelter. On the Closing Date, the Owner Participant shall have received (1) an executed "delegation agreement" in form and substance reasonably satisfactory to the Owner Participant which shall provide that the Lessee is the "designated organizer" (as defined in Temporary Reg. (S) 301.6011-1T) responsible for the registration of the transactions contemplated by the Operative Agreements under Section 6011 of the Code, and (2) a copy of a properly completed, executed and filed IRS Form 8264 (Application for Registration of Tax Shelter), with respect to the transactions contemplated by the Operative Agreements, which shall have been properly completed, executed and filed by the Lessee in accordance with Temporary Reg. (S)301.6011-2T(e)(2).

     Section 4.4 Conditions Precedent to the Obligation of the Lessee. The obligation of the Lessee with respect to the sale of the Units to the Owner Trustee and acceptance of the Units under the Lease is subject to the following conditions as of the Closing Date:

     (a) Corporate/Partnership Documents. On or before the Closing Date, the Lessee shall have received such documents and evidence with respect to the Owner Participant, the OP General Partner, the Guarantor, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee as the Lessee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

     (b) Operative Agreements. On or before the Closing Date, the Operative Agreements shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Lessee), and an executed counterpart of each thereof shall have been delivered to the Lessee or its special counsel.

     (c) Representations and Warranties True. On the Closing Date, the representations and warranties of the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of such date, and the Lessee shall have received an Officer's Certificate dated such date from each of the Owner Trustee as described in Section 4.1(d), the Owner Participant as described in Section 4.1(k), the Indenture Trustee as described in Section 4.1(m) and the Pass Through Trustee as described in Section 4.1(n), addressed to the Lessee and certifying as to the foregoing matters insofar as they relate to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee, as the case may be.

     (d) Opinions of Counsel. On the Closing Date, the Lessee shall have received the opinions of counsel referred to in Section 4.1(e) (other than that set forth in clause (i) therein), addressed to the Lessee.

     (e) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

     (f) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3 and (ii) the Loan Participant shall have made its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

     (g) No Tax Law Change. There shall not have occurred on or before the Closing Date any change or proposed change in tax law (including the Code, regulations, rulings or case law) that would have any adverse tax consequences to the Lessee with respect to the transactions contemplated by the Operative Documents, unless the Lessee is indemnified against such consequences in an amount, form and manner reasonably acceptable to the Lessee.

SECTION 5. FINANCIAL AND OTHER REPORTS OF THE LESSEE.

     The Lessee agrees that it will furnish directly to each Participant the following:

     (a) unless included in a Form 10-Q delivered under clause (c) below within the 60-day period specified in this clause (a), as soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year, consolidated balance sheets of each of the Lessee and Parent and their respective consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of each of the Lessee and Parent and their respective consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles;

     (b) unless included in a Form 10-K delivered under clause (c) below within the 120-day period specified in this clause (b), as soon as available and in any event within 120 days after the last day of each fiscal year, a copy of each of the Lessee's and Parent's annual audited report covering the operations of the Lessee and Parent and their respective consolidated Subsidiaries, including consolidated balance sheets, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of each of the Lessee and Parent and their respective consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Lessee;

     (c) as soon as available, one copy of each document filed by the Lessee or Parent with the Securities and Exchange Commission or any successor agency pursuant to Section 13(a), 13(c), 14 or 15(d) (or any successor sections) of the Securities Exchange Act of 1934, as amended (or any successor statute) (excluding such documents or portions thereof which are treated as confidential and not available to the public, in accordance with applicable law, by the Securities and Exchange Commission);

     (d) within the time period prescribed in subparagraph (b) above, a certificate, signed by the Treasurer or principal financial officer of the Lessee, to the effect that the signer has reviewed the activities of the Lessee during the immediately preceding fiscal year and that he is not aware of any default in compliance by the Lessee with any of the covenants, terms and provisions of the Participation Agreement or the Lease (except as specified), and if a Lease Default or Lease Event of Default shall exist, specifying such Lease Default or Lease Event of Default and the nature and status thereof; and

     (e) promptly, such additional information with respect to the financial condition or business of the Lessee as any Participant may from time to time reasonably request.

SECTION 6. CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES AND THE LESSEE.

     Section 6.1 Restrictions on Transfer of Beneficial Interest. The Owner Participant agrees that it shall not sell, convey, assign, pledge, mortgage or otherwise transfer any of its Beneficial Interest (collectively, for purposes of this Section 6.1, a "transfer") prior to the expiration or earlier termination of the Lease Term without the Lessee's consent (which consent shall not be unreasonably withheld); provided, however, that no such consent shall be required if the following conditions are satisfied:

     (a) the Person to whom such transfer is to be made (a "Transferee") is (i) an institutional or corporate investor with net worth or, in the case of a bank or lending institution, combined capital and surplus at the time of such transfer, of at least US$75,000,000 determined in accordance with generally accepted accounting principles or (ii) any Affiliate of any such institutional or corporate investor if such investor guarantees the obligations so assumed by such Affiliate pursuant to an instrument or instruments reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (iii) an Affiliate of the Owner Participant; provided that in the event of a transfer pursuant to clause (iii) which does not qualify under clauses (i) or (ii), the Owner Participant shall remain liable for all of its obligations under this Agreement and the other Operative Agreements;

     (b) so long as no Lease Event of Default has occurred and is continuing, neither the Transferee nor any of its Affiliates shall be a direct competitor (other than as a passive investor or loan participant in the financing of equipment or facilities used in full service railcar leasing) of the Lessee in the business of leasing rail cars under full service operating leases; provided, that no Transferee or Affiliate thereof shall be deemed to (i) be engaged in full service railcar leasing or (ii) hold (directly or indirectly) any material interest in any business that is competitive with Lessee's full service railcar leasing business, solely by reason of any sale, lease or other disposition (or any actions in furtherance of any of the foregoing), of any of such Person's interest in any equipment or facilities directly or indirectly owned, leased or otherwise controlled pursuant to any such Person's passive investment or loan participation in the financing of any such equipment or facilities used in full service railcar leasing or any re-leasing or sale of any rail equipment which is returned to or repossessed by or on behalf of the Owner Participant or any Affiliate of the Owner Participant from a lessee or borrower in connection with a lease financing or lender transaction entered into by the Owner Participant or such Affiliate as a passive lessor, investor or lender;

     (c) the Indenture Trustee, the Owner Trustee and the Lessee shall have received 10 days prior written notice of such transfer specifying the name and address of any proposed transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 6.1;

     (d)  [RESERVED];

     (e) such Transferee enters into an agreement or agreements in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee whereby such Transferee confirms that it shall be deemed a party to this Agreement and each other Operative Agreement to which the transferring Owner Participant is a party, and agrees to be bound by all the terms of, and to undertake all of the obligations and liabilities of the transferring Owner Participant contained in, this Agreement and such other Operative Agreements and in which the Transferee shall make representations and warranties comparable to those of the Owner Participant contained herein and therein;

     (f) an opinion of counsel of the Transferee (which counsel shall be reasonably acceptable to the Lessee, the Owner Trustee and the Indenture Trustee and which may be internal counsel of the Transferee), confirming (i) the existence, power and authority of, and due authorization, execution and delivery of all relevant documentation by, the Transferee (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact), (ii) that each agreement referred to in subparagraph (e) above is the legal, valid, binding and enforceable obligation of the Transferee (subject to customary qualifications as to bankruptcy and equitable principles) and (iii) compliance of the transfer with applicable laws and regulations including Federal securities laws and securities laws of the Transferee's domicile and other jurisdictions reasonably identified by the Lessee, the Owner Trustee or the Indenture Trustee as potentially applicable to the transfer, shall be provided, prior to such transfer, to the Lessee, the Owner Trustee and the Indenture Trustee, which opinion shall be in form and substance reasonably satisfactory to each of them;

     (g) such transfer complies in all respects with and does not violate any applicable provisions of the federal securities law and the securities law of any applicable state;

     (h) except as specifically consented to in writing by the Lessee, the Owner Trustee and the Indenture Trustee, the terms of the Operative Agreements shall not be altered;

     (i) in the case of a transfer by the original Owner Participant, the original Owner Participant shall have delivered on a timely basis the certificates required pursuant to Section 7.1(c)(vi) hereof;

     (j) no Owner Participant shall hold less than 10% of the Beneficial Interest after giving effect to such transfer; and the Beneficial Interest shall be held by not more than three Owner Participants at any one time; provided that for the purpose of calculating the number of Owner Participants under this paragraph (j), any Owner Participants that are Affiliates of each other shall be considered to be one Owner Participant;

     (k) all reasonable costs and expenses of the parties hereto (including, without limitation, reasonable legal fees, costs and expenses of special counsel) incurred in connection with each transfer of such Beneficial Interest shall be paid by the transferring Owner Participant or the Transferee;

     (l) such transfer either (i) does not involve the use of any funds which constitute assets of an employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code or (ii) will not constitute a prohibited transaction under ERISA;

     (m) as a result of and following such transfer, no Indenture Default attributable to the Owner Participant or the Owner Trustee shall have occurred and be continuing;

     (n) as long as no Lease Event of Default has occurred and is continuing, the transfer does not involve the sale of the stock of any Owner Participant the sole asset of which is all or a portion of the Beneficial Interest to, or the merger of any such Owner Participant with or into, any Person described in paragraph (b) of this Section 6.1;

     (o) the transferee (i) is a "United States Person" within the meaning of
Section 7701(a)(30) of the Code or (ii) is engaged in a United States trade or business for purposes of Subtitle A, Chapter 1, Subchapter N of the Code and is acquiring such Beneficial Interest in connection with such trade or business; and

     (p) the Owner Participant shall deliver an Officer's Certificate certifying as to compliance with the transfer requirements contained herein.

Upon any such transfer, (i) except as the context otherwise requires, such Transferee shall be deemed the "Owner Participant" for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Owner Participant to the extent of the interest transferred hereunder and under each other Operative Agreement to which the Owner Participant is a party, and, except as the context otherwise requires, each reference in this Agreement and each other Operative Agreement to the "Owner Participant" shall thereafter be deemed to include such Transferee for all purposes to the extent of the interest transferred, and (ii) the transferor, except to the extent provided in Section 6.1(k) hereof and except in the case of a transfer to a Transferee described in the proviso to Section 6.1(a)(iii) hereof, shall be released from all obligations hereunder and under each other Operative Agreement to which such transferor is a party or by which such transferor is bound to the extent such obligations are expressly assumed by a Transferee; and provided, further, that in no event shall any such transfer or assignment waive or release the transferor from any liability on account of any breach existing prior to such transfer of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements or for any fraudulent or willful misconduct. Any transfer or assignment of the Beneficial Interest in violation of this
Section 6.1 shall be of no effect as between the parties to this Agreement. Subject to the rights of the Lessee pursuant to subsection 6.1(n), the provisions of this Section 6.1 shall not be construed to restrict the Owner Participant from consolidating with or merging into any other corporation or restricting another corporation from merging into or consolidating with the Owner Participant. No consent of the Lessee otherwise required hereunder shall be required if any Lease Event of Default shall have occurred and be continuing. Notwithstanding any transfer, the transferor Owner Participant shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under any Operative Agreements.

     Section 6.2 Lessor's Liens Attributable to the Owner Participant. The Owner Participant hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Owner Participant will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to the Owner Participant, and the Owner Participant agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the interest of the Indenture Trustee in the Indenture Estate is not impaired); provided that the Owner Participant may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein or interference with the use, operation, or possession of the Equipment by the Lessee under the Lease or the rights of the Indenture Trustee under the Indenture.

     Section 6.3 Lessor's Liens Attributable to the Owner Trustee. The Trust Company hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Trust Company will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to the

Owner Trustee in its individual capacity, and the Trust Company agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien attributable to the Trust Company (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the interest of the Indenture Trustee in the Indenture Estate is not impaired); provided that the Trust Company or the Owner Trustee may contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein or interference with the use, operation, or possession of the Equipment by the Lessee under the Lease or the right of the Indenture Trustee under the Indenture.

     Section 6.4  Liens Created by the Indenture Trustee and the Loan
Participant.

     (a) The Indenture Trustee, in its individual capacity, covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Loan Participant that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of (i) claims against the Indenture Trustee in its individual capacity not related to its interest in the Equipment and any Trust Estate, or to the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of the Indenture Trustee in its individual capacity not contemplated by, or failure of the Indenture Trustee to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against the Indenture Trustee in its individual capacity relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to Section 7 attributable to the actions of the Indenture Trustee, solely in its individual capacity, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that the Indenture Trustee will, at its own cost and expense (and without any right of reimbursement from any other party hereto), promptly take such action as may be necessary duly to discharge any such Lien.

     (b) The Loan Participant covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of (i) claims against such Loan Participant not related to its interest in the Equipment and any Trust Estate, (ii) acts of such Loan Participant not contemplated by, or failure of such Loan Participant to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against such Loan Participant relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to
Section 7, or (iv) claims against such Loan Participant arising out of the transfer by such Loan Participant of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that such Loan Participant will, at its own cost and expense (and without any right of reimbursement from the Lessee), promptly take such action as may be necessary duly to discharge any such Lien.

     Section 6.5 Covenants of Owner Trustee, Owner Participant and Indenture Trustee. The Owner Participant, and the Trust Company (in its individual and in its capacity as Owner Trustee) hereby agree, as to their own actions only and severally and not jointly, with the Lessee, the Loan Participant and the Indenture Trustee (a) not to amend, supplement, or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee, the Loan Participant or the Indenture Trustee without the prior written consent of such party and (b) not to terminate or revoke the Trust Agreement or the trusts created by the Trust Agreement prior to the payment in full and discharge of the Equipment Notes and all other indebtedness secured by the Indenture and the final discharge thereof pursuant to Section 7.1 thereof or prior to the expiration or early termination of the Lease. Each of the Owner Trustee and the Indenture Trustee agrees, for the benefit of the Lessee and the Owner Participant, to comply with the provisions of the Indenture and not to amend, supplement, or otherwise modify any provision of the Indenture except in the manner provided in Article IX thereof. Notwithstanding any provision herein or in any of the Operative Agreements to the contrary, the Indenture Trustee's obligation to take or refrain from taking any actions, or to use its discretion (including, but not limited to, the giving or withholding of consent or approval and the exercise of any rights or remedies under such Operative Agreements), and any liability therefor, shall, in addition to any other limitations provided herein or in the other Operative Agreements, be limited by the provisions of the Indenture.

     Section 6.6 Amendments to Operative Agreements. The Trustees and Participants will not terminate the Operative Agreements to which the Lessee is not or will not be a party, or amend, supplement, waive or modify such Operative Agreements in any manner that increases the obligations or liabilities, or decreases the rights, of the Lessee under such Operative Agreements, except in accordance with such Operative Agreements in effect on the date hereof (as amended, modified or supplemented from time to time in accordance with the terms hereof and of such Operative Agreements). The Owner Participant and the Trustees (as applicable) agree that, in any event, they will not amend Section 2.10 or
Article IX of the Indenture or Article IX of the Trust Agreement without the prior written consent of the Lessee.

     Section 6.7 Covenant of the Lessee. The Lessee hereby agrees with the Owner Trustee, each Participant and the Indenture Trustee to deliver to the Owner Trustee on the Closing Date the Bill of Sale evidencing the purchase and transfer of title of each Unit to be settled for on the Closing Date.

     Section 6.8 Merger Covenant. The Lessee shall not consolidate with or merge into any other Person, or permit any other Person to merge into it, or convey, transfer or lease all or substantially all of its assets to any Person unless (i) the Person formed by such consolidation or surviving such merger (if other than the Lessee) or the Person which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Lessee is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall execute and deliver to the Owner Trustee, the Owner Participant and the Indenture Trustee an agreement in form and substance reasonably satisfactory to such parties containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Lessee Agreements to be performed or observed by the Lessee, (ii) immediately prior to and immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred, whether as a result of such consolidation or merger or such conveyance, transfer or lease or otherwise,
(iii) the Lessee shall have made all filings necessary or appropriate in the reasonable opinion of the Owner Trustee and the Indenture Trustee in order to preserve and protect the rights of the Lessor under the Lease and of the Indenture Trustee under the Indenture, (iv) there shall have been delivered to the Owner Participant, the Owner Trustee and the Indenture Trustee an Officer's Certificate of the successor to the Lessee (or such Person as is the surviving corporation) and an opinion of counsel (which may be such Person's in-house counsel) in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.8, and (v) if the Person (x) formed by such consolidation or surviving such merger (if other than the Lessee) or the Person which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Lessee is not an Affiliate of the Lessee, the aggregate net worth of such surviving or acquiring Person immediately after such merger, consolidation or acquisition (determined in accordance with generally accepted accounting principles) is not less than the consolidated net worth of the Lessee immediately prior to such merger, consolidation or acquisition, or (y) with which Lessee consolidates or merges or which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Lessee is an Affiliate of the Lessee, such Person, immediately prior to such consolidation, merger or acquisition, has a positive net worth (determined in accordance with generally accepted accounting principles). Upon such consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee in accordance with this Section 6.8, the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Agreements with the same effect as if such successor corporation had been named as the Lessee herein.

     Section 6.9 Lessee's Purchase in Certain Circumstances. If an Owner Participant or any Affiliate thereof is or acquires, is acquired by, merges or otherwise consolidates with any company or Affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor to the Lessee or any Affiliate thereof, or any Person that has a material interest (whether held directly or indirectly) in an enterprise that engages in a business that is competitive with the Lessee's full service railcar leasing business, the Lessee may, no later than one year after a Responsible Officer of the Lessee has actual knowledge of such event, request that such Owner Participant transfer its Beneficial Interest pursuant to Section 6.1. If such Owner Participant has not transferred its Beneficial Interest within 180 days of such request, the Lessee may, on a Determination Date which is designated by the Lessee by written notice to the Owner Trustee and the Indenture Trustee not less than 25 days prior to such Determination Date, purchase a number of the Units of Equipment equal to the percentage of the Equipment that the portion of the Beneficial Interest held by such Owner Participant bears to 100% of the Beneficial Interest for a purchase price equal to the Termination Value for such Units calculated as of such Determination Date, together with all other amounts due and owing by the Lessee under the Operative Agreements with respect to such Units, including, without limitation, all accrued and unpaid Basic Rent therefor as of such Determination Date (exclusive of any in advance Basic Rent due on such date) and any Make-Whole Amount then payable on the Equipment Notes pursuant to Section 2.10(c) of the Indenture with respect to such Units; provided, that an institutional investor which is a passive investor in the financing of equipment or facilities used in full service railcar leasing shall not, solely by reason of such investment, be deemed to be engaged in such businesses; provided, further, that none of any Owner Participant or Affiliate thereof shall be deemed to (i) be engaged in full service railcar leasing or (ii) hold (directly or indirectly) any material interest in any business that is competitive with the Lessee's full service railcar leasing business, solely by reason of any sale, lease or other disposition (or any actions in furtherance of any of the foregoing), of any of such Person's interest in any equipment or facilities directly or indirectly owned, leased or otherwise controlled pursuant to any such Person's passive investment in the financing of any such equipment or facilities used in full service railcar leasing. In the event that such Owner Participant hereinabove referred to holds less than 100% of the Beneficial Interest, the determination as to which Units are to be purchased under this Section 6.9 shall be made on a random or other basis (in each case reasonably acceptable to the Lessor) without discrimination based on maintenance status, operating condition of the Units in question or otherwise and the notice hereinabove referred to shall describe such manner in which the Lessee proposes to determine which Units are to be purchased hereunder.

     If the Lessee elects to exercise the purchase option provided for in this
Section 6.9, the Lessee shall, as the purchase price therefor, in the sole discretion of the Lessee, either (i) pay the Termination Value, as specified in the paragraph above, with respect to such Units, together with all other amounts due and owing by the Lessee under the Operative Agreements, or (ii) pay the difference between the Termination Value and the portion of the outstanding principal amount of the Equipment Notes which relates to such Units as of the Determination Date specified by the Lessee in the first sentence of this Section
6.9 and assume on a full resource basis, and indemnify the Lessor against, all of the Owner Trustee's obligations under the Indenture in respect of such portion of the indebtedness evidenced by such Equipment Notes; provided, that, following such assumption, the purchased Units shall remain subject to the lien of a separate indenture similar to the Indenture pursuant to Section 3.06 of the Indenture. The Lessee will make the payments required by foregoing clause (i) or assume such portion of the indebtedness evidenced by the Equipment Notes which relates to such Units as provided in foregoing clause (ii) on the Determination Date designated in the first sentence of Section 6.9 in immediately available funds against delivery of a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Units on an "as-is" "where-is" basis and containing a warranty against Lessor's Liens. In such event, the costs of preparing the bill of sale and all other documentation relating to such purchase and the costs of any necessary filings related thereto will be borne by the Lessee. If the Lessee shall fail to fulfill its obligations under this second paragraph of Section 6.9, all of the Lessee's obligations under the Lease and the Operative Agreements, including, without limitation, the Lessee's obligation to pay installments of Rent, with respect to the Units in question shall continue.

     Section 6.10 Owner Participant an Affiliate of Lessee. If at any time the original or any successor Owner Participant shall be an Affiliate of the Lessee, such Owner Participant and the Lessee agree that notwithstanding Section 9.05 of the Indenture they will not vote its Beneficial Interest to modify, amend or supplement any provision of the Lease or this Agreement or give, or permit the Owner Trustee to give, any consent, waiver, authorization or approval thereunder if any such action would adversely affect in a material manner the Indenture Trustee or any holder of an Equipment Note unless such action shall have been consented to by a Majority in Interest.

     Section 6.11 Corporate Existence; Place of Business. The Lessee shall at all times maintain its corporate existence except as permitted by Section 6.8; and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises except for any corporate right, power, privilege or franchise that it in good faith determines is no longer necessary or desirable in the conduct of its business.

     Section 6.12 No Impairment of Warranties. From and after the Closing Date and throughout the Lease Term, the Lessee shall not take any action (or fail to take any action) if the result of such action (or failure to act) would abrogate or invalidate or otherwise materially adversely affect the validity of any warranties applicable to the Units which would otherwise be available with respect to the Units.

 SECTION 7.  LESSEE'S INDEMNITIES.

     Section 7.1  General Tax Indemnity.

     (a) Tax Indemnitee Defined. For purposes of this Section 7.1, "Tax Indemnitee" means the Owner Participant, its Affiliates, the Owner Trustee, the Trust Company, the Indenture Trustee both in its individual capacity and as trustee, the Pass Through Trustee both in its individual capacity and as trustee, each of their respective successors or assigns permitted under the terms of the Operative Agreements, any officer, director, employee or agent of any of the foregoing, the Trust Estate and the Indenture Estate.

     (b) Taxes Indemnified. All payments by the Lessee to any Tax Indemnitee in connection with the transactions contemplated by the Operative Agreements shall be free of withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required the Lessee shall pay an additional amount such that the net amount actually received will, after such withholding and on an After-Tax Basis, equal the full amount of the payment then due) and shall be free of expense to each Tax Indemnitee for collection or other charges, provided, however, that no such additional amounts shall be paid by the Lessee and the Lessee assumes no responsibility regarding any withholdings (i) imposed by reason of any transfer of the Equipment or any interest in the Operative Agreements by the Lessor or the Owner Participant, (ii) imposed solely by reason of a nexus between the affected Tax Indemnitee and the jurisdiction imposing such withholding which nexus is unrelated to the transactions contemplated by the Operative Agreements, or (iii) imposed by the United States by reason of the status of the Tax Indemnitee as a foreign corporation or nonresident individual, provided, further, however, that, notwithstanding the exclusions contained in the preceding clauses (i) - (iii), Lessee agrees to pay an additional amount of Rent such that the net amount actually received by the Indenture Trustee, after all such withholding, is sufficient to pay the related amounts due on the Equipment Notes and the Lessee shall be entitled to recover such amounts under the next succeeding sentence. If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed on any Tax Indemnitee in respect of the transactions contemplated by the Operative Agreements which withholding tax is not the responsibility of the Lessee under this Section 7.1 then such Tax Indemnitee shall pay to the Lessee within 30 days of a demand an amount which equals the amount paid by the Lessee with respect to, or as a result of, such withholding tax, plus interest computed at such Tax Indemnitee's cost of funds rate during the period commencing on the date the Lessee shall have paid an additional amount pursuant to the first sentence of this paragraph and ending on the date the Lessee actually receives such payment.

     Subject to the exclusions stated in subsection (c) below, the Lessee agrees to indemnify and hold harmless each Tax Indemnitee, on an After-Tax Basis, taking into account the income tax consequences to the Tax Indemnitee of the accrual or receipt of an indemnity payment, against all fees (including, without limitation, license, documentation or other fees and registration fees), taxes (including, without limitation, income, gross receipts, franchise, sales, use, rental, turnover, business, occupation, excise, value-added, tangible and intangible personal property and stamp taxes), levies, assessments, imposts, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon ("Taxes") imposed upon any Tax Indemnitee, the Lessee or any Person in possession of the Equipment or all or any part of the Equipment by any federal, state or local government, political subdivision, or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority, upon, with respect to or in connection with:

          (i) the Equipment or any part of any of the Equipment or interest therein;

          (ii) acquisition, financing, ownership, leasing, possession, purchase, acceptance, rejection, condition, registration, return, use, storage, operation, return, transfer of title, maintenance, repair, improvement, replacement, substitution, delivery, redelivery, non-delivery, transport, preparation, assembly, insurance, construction, manufacture, insuring, modification, transfer, control, occupancy, servicing, mortgaging, location, refinancing, disposition, subleasing, repossession, abandonment, sale or other application or disposition of or with respect to the Equipment or any part of any of the Equipment or interest therein;

          (iii) the rental payments, receipts on earnings arising from any Unit of Equipment or payable pursuant to the Lease;

          (iv) the Equipment Notes, their issuance, acquisition, transfer or refinancing or (as between the Lessee and any Tax Indemnitee other than the Indenture Estate) the payment of principal, interest or premium or other amounts with respect thereto; and

          (v) the Operative Agreements or otherwise in connection with the transactions contemplated thereby.

     (c) Taxes Excluded. The indemnity provided for in paragraph (b) above shall not extend to any of the following:

          (i) In the case of the Owner Participant, the Owner Trustee or the Trust Estate, Income Taxes (as defined in Section 7.1(l), below) imposed by
     (A) the United States federal government (provided that this subclause (A) shall not be construed as preventing Lessee from recouping any such federal Income Taxes imposed by way of deduction or withholding from the Indenture Trustee, the Pass Through Trustee or any Certificateholder or as giving to the Indenture Trustee a right to indemnification by the Lessee for Taxes payable pursuant to Section 5.09 of the Indenture), (B) any state or local tax jurisdiction in the United States (unless such Tax Indemnitee would not have been subject to tax in such jurisdiction but for this transaction (including the operation or presence of any Unit (or part thereof) and other leasing transactions between the Lessee (or its Affiliates) and the Owner Participant (or its Affiliates) or the Lessee making payment from or performing other actions in such jurisdiction)), provided, that for purposes of determining whether any Tax Indemnitee would not have been subject to tax in such jurisdiction but for this transaction, the determination of (y) whether any Tax Indemnitee is treated as being incorporated or having its principal place of business in any state or local tax jurisdiction for purposes of this clause (B), or (z) whether any such Tax Indemnitee is deemed to be subject to tax in any state or local tax jurisdiction (and would have been subject to such tax without regard to this transaction) for purposes of this clause
     (B), shall be made by treating each corporation which is a Tax Indemnitee on a stand-alone basis and without regard to any Affiliates, related Tax Indemnitee or other entities, except to the extent that such Tax Indemnitee files combined or consolidated tax returns in such state or local jurisdiction, respectively, with one or more Affiliates which are also Tax Indemnitee, (C) any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or by any international authority except to the extent such Income Taxes would not have been imposed by such jurisdiction but for the use, location, operation, presence or registration of any Unit or part thereof in such jurisdiction or the activities of the Lessee or any of its Affiliates in such jurisdiction or the making of any payments from such jurisdiction by or on behalf of the Lessee pursuant to the Operative Agreements or any other nexus between such jurisdiction and the transactions contemplated by the Operative Agreements (other than such nexus as may result solely from the activities, presence, ownership or receipts of such Tax Indemnitee in each case unrelated to the Operative Agreements or transactions contemplated thereby) or (D) any government or jurisdiction described in (A), (B) or (C) of this clause (i) because the applicable Tax Indemnitee is not a resident of the United States for tax purposes.

          (ii) Taxes imposed with respect to any period after the earliest of the applicable dates of (x) the return of possession of the Equipment to the Owner Participant or the placement of the Equipment in storage at the request of the Owner Participant, in either case pursuant to Section 6 of the Lease, (y) the termination of the Lease Term pursuant to Section 22.1 or Section 22.3 of the Lease, or (z) the discharge in full of the Lessee's obligation to pay the Termination Value or the Stipulated Loss Value and all other amounts due, if any, under Section 10 or 11.2 of the Lease, as the case may be, with respect to the Equipment; provided that the exclusion set forth in this clause (ii) shall not apply to Taxes to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with the applicable time;

          (iii) As to any Tax Indemnitee, Taxes to the extent caused by any misrepresentation or breach of warranty or covenant under the Operative Agreements by such Tax Indemnitee, or by the gross negligence or willful misconduct of such Tax Indemnitee;

          (iv) As to any Tax Indemnitee, Taxes which become payable as a result of a sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Tax Indemnitee of all or any portion of its interest in the Equipment or any part thereof, the Trust Estate or any of the Operative Agreements or rights created thereunder other than as a result of the substitution, modification or improvement of the Equipment or any part thereof or a disposition which occurs as the result of the exercise of remedies for a Lease Event of Default, any disposition which occurs during the continuance of a Lease Event of Default or a purchase of any Unit pursuant to the Lease; provided, that, notwithstanding the foregoing but subject to the Tax Indemnity Agreement, Lessee shall not be obligated to indemnify any Tax Indemnitee with respect to net income taxes imposed within the United States as the result of a sale, assignment, transfer or other disposition by such Tax Indemnitee or any Taxes imposed as a result of the status of the Tax Indemnitee as other than a resident of the United States for tax purposes;

          (v) Taxes which result from the Owner Trustee's engaging on behalf of the Trust Estate in transactions unrelated to those permitted or contemplated by the Operative Agreements;

          (vi) As to any Tax Indemnitee, Taxes to the extent they exceed the Taxes that would have been imposed had the initial Tax Indemnitee not transferred, sold or otherwise disposed of any interest held by such Tax Indemnitee pursuant to any of the Operative Agreements such excess to be determined based on a certificate of the original Tax Indemnitee provided to the Lessee immediately prior to a transfer, sale or other such disposition of such interest, such certificate to set forth the state and local jurisdictions in which the original Tax Indemnitee would not be entitled to indemnification in accordance with (S) 7.1(c)(i)(B) and (C) hereof, provided, however, that this provision shall not apply to the determination of amounts required to make payments on an After-Tax Basis; and

          (vii) Taxes imposed on the Owner Trustee based on the Owner Trustee's fee for services under the Trust Agreement.

     (d) All Tax Obligations in this Section, etC. Notwithstanding any other provision anywhere contained in the Operative Agreements, it is understood that except as provided in Section 6.2, with respect to the Owner Participant, and
Section 6.3, with respect to the Owner Trustee, and except as provided in
Section 5.03 of the Indenture, the Owner Participant and the Owner Trustee shall have no obligations with respect to Taxes or other charges to the Indenture Trustee or the Loan Participant imposed under Section 7.16 of the Pass Through Trust Agreement or Section 5.09 of the Indenture, or otherwise.

     (e)  Payments to Lessee.

          (i) If any Tax Indemnitee shall realize a Tax benefit (net of any Tax detriment not otherwise paid or indemnified against by the Lessee hereunder) as a result of any Taxes paid or indemnified against by the Lessee under this Section 7.1 (whether by way of deduction, credit, allocation or apportionment or otherwise), such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such Tax benefit, increased by the Tax Indemnitee's additional saved Taxes attributable to the payment being made to the Lessee hereunder; provided, however, that in no event shall the aggregate amount paid by any Tax Indemnitee to the Lessee with respect to any realized Tax benefit exceed the aggregate amount previously advanced by the Lessee with respect to such Taxes (in each case, computed on a pre-tax basis) but provided, further, that such excess shall be carried forward to reduce or offset any future obligations of the Lessee to such Tax Indemnitee under this Section 7.1.

          (ii) Upon receipt by a Tax IndemnItee of a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such refund plus any interest received by or credited to such Tax Indemnitee with respect to such refund increased or decreased, as the case may be, by the Tax Indemnitee's net additional or saved taxes attributable to the receipt of such amounts from the taxing authority and the payment being made to the Lessee hereunder.

          (iii) The Tax Indemnitee shall in good faith file its Tax returns and deal with taxing authorities to seek and claim any such tax benefits or refunds.

          (iv) Any disallowance or other loss of a tax refund, credit, savings or other benefit by a Tax Indemnitee, which refund, credit, savings or other benefit was taken into account under this Section 7.1, shall be treated as a tax indemnifiable by the Lessee under this Section 7.1 without regard to the exclusions in Section 7.1(c) (other than clause (iii).

     (f) Procedures. Any amount payable to a Tax Indemnitee pursuant to paragraph (b) shall be paid within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to (i) the date which is the Business Day before the date on which such Taxes are due (but in no event before the taxable year of the Tax Indemnitee in which such Taxes are due), or (ii) in the case of amounts which are being contested pursuant to paragraph (g) hereof, subject to the requirement of an advance in clause (vi) of the second paragraph of paragraph (g) hereof, the time such Taxes are due and payable pursuant to the resolution of such contest (including all appeals). Any amount payable to the Lessee pursuant to paragraph (e) shall be paid within 30 days after the Tax Indemnitee realizes a net tax benefit or receives a refund giving rise to a payment under paragraph (e), and shall be accompanied by a written statement by the Tax Indemnitee setting forth in reasonable detail the basis for computing the amount of such payment. Within 15 days following the Lessee's receipt of any computation from the Tax Indemnitee, the Lessee may request that the accounting firm that regularly prepares the certified financial statements of the Tax Indemnitee determine whether such computations of the Tax Indemnitee are correct. Such accounting firm shall be requested to make the determination contemplated by this paragraph (f) within 30 days of its selection. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information necessary to permit it to accomplish such determination on a confidential basis. The computations of such accounting firm shall be final, binding and conclusive upon the parties and the Lessee shall have no right to inspect the books, records or tax returns of the Tax Indemnitee to verify such computation or for any other purpose. All fees and expenses of the accounting firm payable under this Section 7.1(f) shall be borne by the Lessee except that if such accounting firm determines that the Tax Indemnitee's computations were incorrect and understated the payments owing to the Lessee or overstated the payments owing to such Tax Indemnitee by 10% or more of the correct amount as determined by such accounting firm, then the Tax Indemnitee shall bear the fees and expenses of such accounting firm.

     (g) Contest. If a written claim is made against a Tax Indemnitee for Taxes with respect to which the Lessee may be liable for indemnity hereunder, the Tax Indemnitee shall give the Lessee prompt notice in writing of such claim (and in any event within 30 days after its receipt) and shall promptly furnish the Lessee with copies of the claim and all other writings received from the taxing authority relating to the claim; provided however, that the failure of such Tax Indemnitee timely to provide such written notice shall not affect the Lessee's obligations under this Section 7.1(g) except to the extent that the same materially adversely affects the ability of the Lessee to contest such Taxes. The Tax Indemnitee shall not pay such claim prior to 30 days after providing the Lessee with such written notice, unless required to do so by law or unless deferral of payment might, in the reasonable good faith judgment of the Tax Indemnitee, cause material adverse consequences to the Tax Indemnitee or result in the creation of any Lien other than a Permitted Lien. The Tax Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if requested in writing by the Lessee, contest (including pursuing all appeals permitted hereby) in the name of the Tax Indemnitee (or, if requested by the Lessee and permissible as a matter of law, in the name of the Lessee), or shall permit the Lessee to contest in either the name of the Lessee or with the Tax Indemnitee's consent, in the name of the Tax Indemnitee the validity, applicability or amount of such Taxes by,

          (i) resisting payment thereof if practical;

          (ii) not paying the same except under protest if protest is necessary and proper;

          (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; or

          (iv) taking such other reasonable action as is reasonably requested by the Lessee from time to time.

provided, however, that to the extent the contest is carried on in the name of the Lessee or an Affiliate, or is brought in the name of a Tax Indemnitee and involves only Taxes for which the Lessee is or will be liable hereunder, such contest shall be undertaken by the Lessee at the Lessee's expense (unless at any time the Tax Indemnitee determines in its reasonable good faith judgment that based upon the Lessee's conduct of such contest the Lessee's control of such contest would cause material adverse consequences or a material risk thereof to the Tax Indemnitee) and at no-after-tax cost to any Tax Indemnitee (a "Lessee Controlled Contest"), but if such contest would involve any other Taxes or any Taxes in the nature of a tax on net income then such Tax Indemnitee may in its sole discretion control such contest (including selecting the forum for such contest) (an "Indemnified Person Controlled Contest").

     In no event shall any Tax Indemnitee be required or the Lessee be permitted to contest any Taxes for which the Lessee is obligated to indemnify pursuant to this Section unless: (i) such Lessee shall have acknowledged its liability to such Tax Indemnitee for an indemnity payment pursuant to this Section as a result of such claim if and to the extent such Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim;
(ii) such Tax Indemnitee shall have received the opinion of tax counsel (which may, in the case of Taxes imposed by a taxing authority located in the United States, include in-house counsel of the Lessee) selected by the Lessee and satisfactory to the Tax Indemnitee furnished at Lessee's sole expense, to the effect that a reasonable basis consistent with ABA Opinion 85-352 exists for contesting such claim or, in the event of an appeal, that it is more likely than not that an appellate court will reverse or substantially modify the adverse determination (and provided that no appeal shall be required to the United States Supreme Court); (iii) the Lessee shall have agreed to pay such Tax Indemnitee on demand (and at no after-tax cost to any Tax Indemnitee) all reasonable costs and expenses that such Tax Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to the Taxes); (iv) no Lease Event of Default shall have occurred and shall be continuing; (v) such Tax Indemnitee shall have determined that the action to be taken will not result in any risk of imposition of criminal penalties or substantial danger of sale, forfeiture or loss of, or the creation of any Lien (except if such Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) on the Equipment or any portion thereof or any interest therein; and (vi) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required (at no after-tax cost to such Tax Indemnitee). The Lessee shall cooperate with the Tax Indemnitee with respect to any contest controlled and conducted by the Tax Indemnitee and the Tax Indemnitee shall consult with the Lessee regarding the conduct of such contest. The Tax Indemnitee shall cooperate with the Lessee with respect to any contest controlled and conducted by the Lessee and the Lessee shall consult with the Tax Indemnitee regarding the conduct of such contest.

     In no event will a Tax Indemnitee be required to contest in an Indemnified Person Controlled Contest any Taxes if such Tax Indemnitee shall waive its right to an indemnity under this Section 7.1 except that a Tax Indemnitee shall not be permitted to waive or not contest any Lessee Controlled Contest without Lessee's consent. Unless a Tax Indemnitee obtains the consent of the Lessee, which consent shall not be unreasonably withheld (provided, however, the Lessee shall not be considered to have unreasonably withheld such consent because of (i) any failure by the Lessee to consider any issue or dispute of the Tax Indemnitee not directly related to the claim giving rise to the contest rights in issue or (ii) the Lessee's consideration of the effects of such settlement on issues of the Lessee which are not the subject of such claim), the failure to contest or the settlement of any contest required under Section 7.1 by a Tax Indemnitee shall constitute a waiver by such Tax Indemnitee of its rights to indemnification hereunder as to such contest and as to any future claims for which the Lessee's right to contest shall have been precluded by such Tax Indemnitee' failure to contest.

     (h) For purposes of this Section 7.1, in determining the order in which any Tax Indemnitee utilizes withholding or other foreign taxes as a credit against such Tax Indemnitee's United States income taxes, such Tax Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided, however, that such other foreign taxes which are carried back to the taxable year for which a determination is being made (other than any carrybacks which are known to be available at the time such determination is made) pursuant to this clause (i) shall be deemed utilized after the foreign taxes described in clause (ii) below, and (ii) then, on a pro rata basis, all foreign taxes (including fees, taxes and other charges hereunder) with respect to which such Tax Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, financing document or participation agreement (including the Lease).

     (i) In the event any reports with respect to Taxes are required to be made, the Lessee will either prepare and file such reports (and in the case of reports which are required to be filed on the basis of individual items of Equipment, such reports shall be prepared and filed in such manner as to show as required the interests of each Tax Indemnitee in such item of Equipment) or, if it shall not be permitted to file the same, it will notify each Tax Indemnitee in writing of such reporting requirements, prepare such reports in such manner as shall be reasonably satisfactory to each Tax Indemnitee and deliver the same to each Tax Indemnitee within a reasonable period prior to the date the same is to be filed. The Lessee shall provide such information as the Owner Participant or the Lessor may reasonably require from the Lessee to enable the Owner Participant and the Lessor to pursue or fulfill their respective tax filing, tax audit, and tax litigation rights and obligations.

     (j) The provisions of this Section 7.1 shall continue in full force and effect, notwithstanding the expiration or termination of any Operative Agreement, until all obligations hereunder have been met and all liabilities hereunder paid in full.

     (k)  Any amount payable to the Lessee pursuant to the terms of this Section
7.1 shall not be paid or retained by the Lessee if at the time of such payment or retention a Material Default or a Lease Event of Default shall have occurred and be continuing. Such otherwise paid or retained amounts may be applied by the related Tax Indemnitee to satisfy the obligations of the Lessee under the Operative Agreements. At such time as there shall not be continuing any such Material Default or Lease Event of Default, such amount shall be paid to the Lessee without interest to the extent not previously applied in accordance with the preceding sentence.

     (l) For purposes of this Section 7.1, the term "Income Tax" means any Tax based on or measured by or with respect to gross, adjusted gross or net income (including without limitation, capital gains taxes, minimum taxes and tax preferences) or gross or net receipts and Taxes which are capital, net worth, conduct of business, franchise or excess profits taxes and interest, additions to tax, penalties, or other charges in respect thereof (provided, however, that sales, use, rental, excise, or property taxes shall not constitute an Income Tax; and provided, further, that a value-added tax shall constitute an Income Tax if it is in the nature of a tax on net income but shall not constitute an Income Tax if it is in the nature of a sales, use, rental, excise, property or other tax; and provided, further, that a withholding tax shall not constitute an Income Tax notwithstanding its being a tax that is based on or measured by or with respect to gross income or gross receipts).

     (m) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Certificateholder or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 7.1(c) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other reasonable out-of-pocket costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Indenture Estate), shall indemnify the Lessee (without regard to the exclusions set forth in Section 7.1(c) hereof) on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

     Section 7.2    General Indemnification and Waiver of Certain Claims.
                    ----------------------------------------------------

     (a) Claims Defined. For the purposes of this Section 7.2, "Claims" shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 7.2, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.

     (b) Indemnified Person Defined. For the purposes of this Section 7.2, "Indemnified Person" means the Owner Participant, the Owner Trustee, the Trust Company, the Indenture Trustee and the Pass Through Trustee, each of their Affiliates and each of their respective directors, officers, employees, successors and permitted assigns, agents and servants, the Trust Estate and the Indenture Estate (the respective directors, officers, employees, successors and permitted assigns, agents and servants of the Owner Participant, the Owner Trustee, the Trust Company, the Indenture Trustee, the Pass Through Trustee and each of their Affiliates, as applicable, together with the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and each of their Affiliates, as the case may be, being referred to herein collectively as the "Related Indemnitee Group" of the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee, respectively).

     (c) Claims Indemnified. Whether or not any Unit is accepted under the Lease, or a closing occurs with respect thereto, and subject to the exclusions stated in subsection (d) below, Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims directly or indirectly resulting from or arising out of or alleged to result from or arise out of (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):

          (i) this Agreement or any other Operative Agreement or any of the transactions contemplated hereby and thereby or any Unit or the ownership, lease, operation, possession, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, storage, alteration, transfer or other application or disposition, return, overhaul, testing, servicing, replacement or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations, or the presence, discharge, spillage, release or escape of Hazardous Substances or damage to the environment (including, without limitation, clean-up costs, response costs, costs of corrective actions and natural resource damages)) whether or not in compliance with the terms of the Lease, or by any of the commodities, items or materials from time to time contained in any Unit, whether or not in compliance with the terms of the Lease, or by the inadequacy of any Unit or deficiency or defect in any Unit or by any other circumstances in connection with any Unit, or by the performance of any Unit or any risks relating thereto, or by any interruption of service, loss of business or anticipated profits or consequential damages;

          (ii) the construction, manufacture, financing, refinancing, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement);

          (iii) any act or omission (whether negligent or otherwise) or any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, Lessee under any of the Operative Agreements, or the falsity of any representation or warranty of the Lessee in any of the Operative Agreements or in any document or certificate delivered in connection therewith other than representations and warranties in the Tax Indemnity Agreement;

          (iv) the offer, sale or delivery of any Equipment Notes or Pass Through Certificates or any interest in the Trust Estate;

          (v) any violation of law, rule, regulation or order by the Lessee or any sublessee or their respective directors, officers, employees, agents or servants; and

          (vi) the acquisition or holding of any Equipment Notes or Pass Through Certificates being deemed to result in a "prohibited transaction" under ERISA or the Code.

     (d) Lessee's Claims Excluded. The following are excluded from the agreement to indemnify under this Section 7.2:

          (i) Claims with respect to any Unit to the extent attributable to acts or events occurring after (A) in the case of the exercise by the Lessee of a purchase option with respect to such Unit under Section 22.1 or
     22.3 of the Lease, the exercise by the Lessee of an early termination option with respect to such Unit under Section 10 of the Lease, the occurrence or deemed occurrence of an Event of Loss with respect to such Unit under Section 11 of the Lease, or the election to replace such Unit under Section 8.1(b), 8.3 or 9.1 of the Lease, the last to occur of (x) the payment of all amounts due from the Lessee in connection with any such event, (y) the release of the Lien of the Indenture on such Unit, and (z) legal transfer of title to such Unit to any Person other than Lessor, except in the case of a retention of any Unit by Lessor pursuant to the terms and provisions of Section 10.3 of the Lease, and in the case of any such retention, upon the effective date of the termination of the Lease Term with respect to such Unit retained by Lessor pursuant to Section 10.3 or
     (B) in all other cases (except in any case where remedies are being exercised under Section 15 of the Lease), the last to occur of (x) with respect to such Unit, the earlier to occur of the termination of the Lease or the expiration of the Lease Term in accordance with the terms thereof,
     (y) with respect to each Unit, the return of such Unit to the Lessor in accordance with the terms of the Lease (it being understood that, so long as any Unit is in storage as provided in Section 6.1(c) of the Lease, the date of return thereof for the purpose of this clause (B) shall be the last day of the Storage Period), and (z) the release of the Lien of the Indenture on such Unit;

          (ii) Claims which are Taxes, whether or not the Lessee is required to indemnify therefor under Section 7.1 hereof or the Tax Indemnity Agreement;

          (iii) with respect to any particular Indemnified Person, Claims to the extent resulting from (x) the gross negligence or willful misconduct of such Indemnified Person, or (y) any breach of any covenant to be performed by such Indemnified Person under any of the Operative Agreements, or the falsity of any representation or warranty of such Indemnified Person in any of the Operative Agreements or in a document or certificate delivered in connection therewith;

          (iv) any Claim to the extent attributable to any transfer by the Lessor of the Equipment or any portion thereof or any transfer by the Owner Participant of all or any portion of its interest in the Trust Estate other than (A) any transfer after a Lease Default or Lease Event of Default, (B) the transfer of the Equipment or any Owner Participant's interest in the Equipment to the Lessee, (C) the transfer of the Equipment to a third party pursuant to Lessee's election to terminate the Lease or (D) any transfer of the Equipment pursuant to Section 6.9;

          (v) with respect to any particular Indemnified Person, any Claim resulting from the imposition of any Lessor's Lien attributable to such Indemnified Person; or

          (vi) with respect to any particular Indemnified Person, any Claim, to the extent the risk thereof has been expressly assumed by such Indemnified Person in connection with the exercise by such Indemnified Person of the right of inspection or restenciling granted under Section 6.1 of the Lease or right of inspection granted under Sections 6.2 or 13.2 of the Lease.

     (e) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 12 of the Lease or otherwise, each Indemnified Person agrees to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

     (f) Claims Procedure. An Indemnified Person shall, after obtaining knowledge thereof, promptly notify the Lessee of any Claim as to which indemnification is sought;

provided, however, that the failure to give such notice shall not release the Lessee from any of its obligations under this Section 7.2, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person shall have a material adverse affect on Lessee's ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessee hereunder. The Lessee shall, after obtaining knowledge thereof, promptly notify each Indemnified Person of any indemnified Claim affecting such Person. Subject to the provisions of the following paragraph, the Lessee shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Lessee shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

     Notwithstanding any of the foregoing to the contrary, the Lessee shall not be entitled to control and assume responsibility for the defense of such claim or liability if (1) a Lease Event of Default shall have occurred and be continuing, (2) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Lien permitted under the Operative Agreements or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on, any Unit, (3) the amounts involved, in the good faith opinion of such Indemnified Person, are likely to have a materially adverse effect on the business of such Indemnified Person other than the ownership, leasing and financing of the Equipment, (4) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (5) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person. In the circumstances described in clauses (1) - (5), the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Lessee. In addition, any Indemnified Person may participate in any proceeding controlled by the Lessee pursuant to this Section 7.2, at its own expense, in respect of any such proceeding as to which the Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 7.2, and at the expense of Lessee in respect of any such proceeding as to which the Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 7.2. Lessee may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 7.2(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

     (g)  Subrogation. If a Claim indemnified by the Lessee under this Section
7.2 is paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee, the Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Lease Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Lessee or any of its insurers has paid) to the Lessee.

     (h) Waiver of Certain Claims. The Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, pollution incidents, loss or damage to property of the Lessee, or the loss of profits or use of any property of the Lessee, which may result from or arise out of the condition, use or operation of the Equipment during the Lease Term, including without limitation any latent or patent defect whether or not discoverable.

     (i)  No Guaranty. The general indemnification provisions of this Section
7.2 do not constitute a guaranty by the Lessee that the principal of, interest on or any amounts payable with respect to the Equipment Notes will be paid.

 SECTION 8.    LESSEE'S RIGHT OF QUIET ENJOYMENT.

     Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease, and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to Lessee's rights under the Lease, including, without limitation, the right to possession, use and quiet enjoyment by Lessee or any permitted sublessee of the Equipment.

 SECTION 9.    SUCCESSOR INDENTURE TRUSTEE.

     In the event that the Indenture Trustee gives notice of its resignation pursuant to Section 8.02 of the Trust Indenture, the Owner Trustee shall promptly appoint a successor Indenture Trustee reasonably acceptable to the Lessee and the Pass Through Trustee.

 SECTION 10.   MISCELLANEOUS.

     Section 10.1 Consents. Each Participant covenants and agrees (subject, in the case of the Loan Participant, to all of the terms and provisions of the Trust Indenture) that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee or the Indenture Trustee, as the case may be, under the terms of the Operative Agreements that by its terms is not to be unreasonably withheld by the Owner Trustee or the Indenture Trustee.

     Section 10.2 Refinancing. So long as no Lease Default or Lease Event of Default shall be in existence (on the date of request or at any time through and including the Refunding Date, as defined below), the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect an optional prepayment of all, and not less than all, of the Equipment Notes pursuant to
Section 2.10(d) of the Indenture as part of a refunding or refinancing operation. As soon as practicable after receipt of such request, the Owner Participant and the Lessee will enter into an agreement, in form and substance reasonably satisfactory to the parties thereto, as to the terms of such refunding or refinancing as follows:

     (a) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering), in form and substance reasonably satisfactory to the parties thereto, providing for (i) the issuance and sale by the Owner Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 10.2, the "Refunding Date") of debt securities in an aggregate principal amount (in the lawful currency of the United States) equal to the principal amount of the Equipment Notes outstanding on the Refunding Date, having the same maturity date as said Equipment Notes and having a weighted average life which is not less than or greater than the Remaining Weighted Average Life of said Equipment Notes by more than three months, (ii) the application of the proceeds of the sale of such debt securities to the prepayment of all such Equipment Notes on the Refunding Date, and (iii) payment by Lessee to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest, any Make-Whole Amount or other premium, if any, payable on such Refunding Date;

     (b) the Lessee and the Owner Trustee will amend the Lease in a manner such that (i) if the Refunding Date is not a Rent Payment Date and the accrued and unpaid interest on the Equipment Notes is not otherwise paid pursuant to Section 10.2(a), the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Equipment Notes outstanding to the Refunding Date, (ii) Basic Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred, provided that the net present value of Basic Rent shall be minimized to the extent consistent therewith, and (iii) amounts payable in respect of Stipulated Loss Value, Early Purchase Price, Basic Term Purchase Price and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred (it being agreed that any recalculations pursuant to subclauses (ii) and (iii) of this clause (b) shall be performed in accordance with the requirements of Section 2.6 hereof);

     (c) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 10.2 in like manner as the Equipment Notes and/or will enter into such amendments and supplements to the Indenture as may be necessary to effect such refunding or refinancing, which agreements, amendments and/or supplements shall be reasonably satisfactory in form and substance to the Owner Participant; provided that, no such agreement or amendment shall provide for any increase in the security for the new debt securities; and provided further that, notwithstanding the foregoing (but subject to the provisions of clauses (a) and (b) above), the Lessee reserves the right to set the economic terms and other terms not customarily negotiated between an owner participant and a lender of the refunding or refinancing transaction to be so offered to the extent that they are passed through to the Lessee in, or define rights or obligations of the Lessee under, the Operative Agreements; provided, further, that no such amendment or supplement will increase the obligations or impair the rights of the Owner Participant under the Operative Agreements without the consent of the Owner Participant;

     (d) in the case of a refunding or refinancing involving a public offering of debt securities, neither the Owner Trustee nor the Owner Participant shall be an "issuer" for securities law purposes or an "obligor" within the meaning of the Trust Indenture Act of 1939, as amended, the offering materials (including any registration statement) for the refunding or refinancing transaction shall be reasonably satisfactory to the Owner Participant and the Lessee shall provide satisfactory indemnity to the Owner Trustee and Owner Participant with respect thereto;

     (e) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Owner Trustee as Supplemental Rent an amount equal to the Make-Whole Amount or other premium, if any, payable in respect of Equipment Notes outstanding on the Refunding Date, and all reasonable fees, costs, expenses of such refunding or refinancing and of the parties hereto incurred in connection with such refunding or refinancing (including all reasonable out-of-pocket legal fees and expenses);

     (f) the Lessee shall give the Indenture Trustee not less than 25 days prior written notice of the Refunding Date;

     (g) the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received (i) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act of 1933, as amended, and any other applicable law relating to the sale of securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with compliance with the terms and conditions of this Section 10.2; and

     (h) all necessary authorizations, approvals and consents shall have been obtained; provided, however, that the Lessee will, to the extent then known, promptly provide to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee substantially final terms and conditions of any such refunding or refinancing within 30 days prior to the execution and delivery of the documents contemplated hereunder in connection therewith; and provided, further, that (v) no refunding or refinancing of the Equipment Notes will be permitted unless within 20 days after receipt by the Owner Participant of a request from the Lessee to effect a refunding or refinancing pursuant to this Section 10.2 and of information regarding the terms of such refunding or refinancing necessary to render the opinion referred to below, the Lessee has provided the Owner Participant with (a) a tax opinion from Vedder, Price, Kaufman & Kammholz or other tax counsel reasonably acceptable to the Owner Participant to the effect that the Owner Participant would have a reasonable basis within the meaning of Section 6662(d)(2)(B)(ii) of the Code not to report any adverse federal income tax consequences as a result of such refunding or refinancing and (b) an agreement to indemnify the Owner Participant against any adverse tax consequence suffered as a result of such refinancing or refunding; alternatively, in the event such reasonable basis tax opinion cannot be provided and the Lessee wishes to effect such refunding or refinancing, the Lessee will, at such time as the Lessee receives written notice from the Owner Participant that the Owner Participant has filed any income tax return wherein such adverse income tax consequences are recognized, make an indemnity payment to the Owner Participant in the incremental amount of such adverse tax consequence (on an After-Tax Basis) attributable to such refunding or refinancing; (w) the Lessee shall pay to or reimburse the Participants, the Owner Trustee and the Indenture Trustee for all costs and expenses (including reasonable attorneys' and accountants' fees) paid or incurred by them in connection with such refunding or refinancing; (x) no refunding or refinancing of the Equipment Notes will be permitted if it shall cause the Owner Participant to account for the transaction contemplated hereby as other than a "leveraged lease" under the Financial Accounting Standards Board ("FASB") Statement No. 13, as amended (including any amendment effected by means of the adoption by FASB of a new statement in lieu of FASB Statement No. 13); and (y) in no event, in connection with or after giving effect to such refunding or refinancing shall the Owner Participant be exposed to any unindemnified risk or liability (including tax risk) to which it is not exposed prior to such refunding or refinancing.

     Section 10.3 Amendments and Waivers. Except as otherwise provided in the Indenture, no term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party against which enforcement of the termination, amendment or waiver is sought.

     Section 10.4 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(iii) in the case of notice by facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed by any of the methods set forth in clauses (i) or (ii) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

     If to the Lessee:

          GATX Rail Corporation
          500 West Monroe Street
          Chicago, Illinois  60661
          Attention:  Treasurer
          (GATX Rail Trust No. 2000-1)
          Facsimile:  (312) 621-6645
          Confirmation No.:  (312) 621-6200

     If to the Owner Trustee:

          Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE  19890-0001
          Attention:  Corporate Trust Administration
          Facsimile:  (302) 651-8882
          Confirmation No.:  (302) 651-1000

     with a copy to:

          the Owner Participant at the
          address set forth below

     If to the Owner Participant:

          with a copy to:

          Watson, Farley & Williams
          380 Madison Avenue
          New York, NY  10017
          Attention:  Caryn Hemsworth
          Facsimile:  (212) 922-1512
          Confirmation No.: (212) 922-2200

     If to the Indenture Trustee:

          Bank One, NA
          1 Bank One Plaza
          Suite IL1-0126
          Chicago, Illinois  60670-0126
          Attention:         Global Corporate Trust Services
                             (GATX Rail Trust No. 2000-1)
          Facsimile:         (312) 407-1708
          Confirmation No.:  (312) 407-8810

     If to the Pass Through Trustee:

          Bank One, NA
          1 Bank One Plaza
          Suite IL1-0126
          Chicago, Illinois  60670-0126
          Attention:         Global Corporate Trust Services
                             (GATX Rail Trust No. 2000-1)
          Facsimile:         (312) 407-1708
          Confirmation No.:  (312) 407-8810

     Section 10.5 Survival. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement, shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such party or on behalf of any such party.

     Section 10.6 No Guarantee of Debt. Nothing contained herein or in the Lease, the Trust Indenture, the Trust Agreement, the Pass Through Trust Agreement or the Tax Indemnity Agreement or in any certificate or other statement delivered by the Lessee in connection with the transactions contemplated hereby shall be deemed to be (i) a guarantee by the Lessee to the Owner Trustee, the Owner Participant, the Indenture Trustee or the Loan Participant that the Equipment will have any residual value or useful life, or
(ii) a guarantee by the Indenture Trustee or the Lessee of payment of the principal of, premium, if any, or interest on the Equipment Notes.

     Section 10.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Beneficial Interest permitted under Section 6.1 hereof and each successive holder of any Equipment Note issued and delivered pursuant to this Agreement or the Indenture. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign their interests herein without the consent of the parties hereto.

     Section 10.8 Business Day. Notwithstanding anything herein or in any other Operative Agreement to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such succeeding Business Day and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Section 10.9 Governing Law. This agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance; provided, however, that the parties hereto shall be entitled to all rights conferred by any applicable federal statute, rule or regulation.

     Section 10.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 10.11 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

     Section 10.12 Headings and Table of Contents. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 10.13  Limitations of Liability.
                    ------------------------

     (a) Liabilities of Participants. Neither the Indenture Trustee, the Owner Trustee nor any Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby, except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements, and neither the Indenture Trustee nor any Participant shall be liable for performance by any other party hereto of such other party, obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Indenture Trustee or any Participant be liable to the Lessee for any action or inaction on the part of the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Trustee unless such action or inaction is at the direction of the Indenture Trustee or any Participant, as the case may be, and such direction is expressly permitted hereby.

     (b) No Recourse to the Owner Trustee. It is expressly understood and agreed by and between the Owner Trustee, the Lessee, the Owner Participant, the Indenture Trustee, and the Loan Participant, and their respective successors and permitted assigns that, subject to the proviso contained in this Section 10.13(b), all representations, warranties and undertakings of the Owner Trustee hereunder shall be binding upon the Owner Trustee, only in its capacity as Owner Trustee under the Trust Agreement, and (except as expressly provided herein) the Trust Company shall not be liable in its individual capacity for any breach thereof, except for its gross negligence or willful misconduct, or for breach of its covenants, representations and warranties contained herein, except to the extent covenanted or made in its individual capacity; provided, however, that nothing in this Section 10.13(b) shall be construed to limit in scope or substance those representations and warranties of the Trust Company made expressly in its individual capacity set forth herein. The term "Owner Trustee" as used in this Agreement shall include any successor trustee under the Trust Agreement, or the Owner Participant if the trust created thereby is revoked.

     Section 10.14 Maintenance of Non-Recourse Debt. The parties hereto agree that if the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code, 11 U.S.C. (S)101 et seq. (the "Bankruptcy Code") or any successor provision, the parties hereto will make an election under 1111(b)(1)(A)(i) of the Bankruptcy Code. If (a) the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (b) pursuant to such reorganization provisions the Owner Trustee is required, by reason of the Owner Trustee being held to have recourse liability to the Pass Through Trustee or the Indenture Trustee, directly or indirectly, to make payment on account of any amount payable under the Equipment Notes or any of the other Operative Agreements and (c) the Pass Through Trustee and/or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Trustee on account of (b) above, then the Pass Through Trustee and/or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee such Excess Amount. For purposes of this Section 10.14 "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Pass Through Trustee or the Indenture Trustee if the Owner Trustee had not become subject to the recourse liability referred to in (b) above.

     Section 10.15 Ownership of and Rights in Units. The sale of the Units contemplated hereby is intended for all purposes to be a true sale of all of the Lessee's right, title and interest in and to the Units to the Owner Trustee, which shall be the legal owner thereof. Upon consummation of the sale and leaseback transactions contemplated hereby, the Lessee's interest in the Units is intended to be that of a lessee only. It is intended that for federal and state income tax purposes the Owner Participant will be the owner of the Units. The rights of the Indenture Trustee in and to the Units pursuant to the Indenture is intended to be that of a secured party holding a security interest, subject to the Lease and the rights of the Lessee thereunder. No holder of an Equipment Note is intended to have any right, title or interest in or to the Units except as a beneficiary of the security interest granted by the Owner Trustee to the Indenture Trustee pursuant to the Indenture in trust for the equal and ratable benefit of the holders from time to time of the Equipment Notes.

     Section 10.16 Deferred Payment for Early Purchase Option. If Lessee elects to exercise an early purchase option pursuant to Section 22.1(b) of the Lease with respect to Units in a Basic Group, Lessee may, at its option, either
(x) pay the entire Early Purchase Price applicable to such Units on the applicable Early Purchase Date, as provided in Section 22.1(b) of the Lease and
Schedule 6A of this Participation Agreement or (y) pay a portion of such Early Purchase Price on the applicable Early Purchase Date and the balance in installments thereafter, on the applicable dates and in the applicable amounts for such Basic Group as indicated on Schedule 6B, provided that Lessee may not elect the option set forth in this clause (y) herein unless the principal amount of the related Equipment Note applicable to such Units together with accrued interest thereon and any applicable Make-Whole Amount shall have been paid in respect of such Units pursuant to Section 2.10(c) of the Indenture and all other sums due owing to Indenture Trustee and Loan Participants under the Operative Agreements shall have been paid in full on or prior to the Early Purchase Date. Notwithstanding anything in this Agreement to the contrary, the Lessee shall not be permitted to exercise any of its rights under Section 9 of this Agreement with respect to any Units as to which the Lessee has exercised its option set forth in clause (y) of the first paragraph of this Section 10.16.

     Lessee shall elect its payment option in the applicable notice given pursuant to Section 22.1(b) of the Lease. If Lessee elects the option specified in clause (y) of the first paragraph of this Section 10.16, then on the date the initial installment is paid,

          (i) the Lease shall be deemed terminated as to such Units and the Owner Trustee and the Lessee shall enter into a loan and security agreement in respect of the deferred Early Purchase Price in form and substance reasonably satisfactory to the Owner Trustee and which incorporates therein events of default substantially similar to those set forth in the Lease and covenants and terms substantially similar to those set forth in the Lease, and the Lessee shall deliver a legal opinion in form and substance reasonably satisfactory to the Owner Trustee as to the creation and perfection of the Owner Trustee's security interest in such Units.

          (ii)  Basic Rent in respect of such Units shall cease to accrue,

          (iii) the Owner Trustee will convey all of its right, title and interest and to such Units to Lessee by delivery of a bill of sale without recourse or warranty except as to the absence of Lessor's Liens, subject, however, to the security interest of the Owner Trustee then being retained under the agreement referred to in clause (y) above, and

          (iv) the Lessee shall execute such documents and take all such actions as Owner Trustee may reasonably request to perfect such security interest.

Upon payment by Lessee of the last installment, the Owner Trustee shall execute and deliver to Lessee a release of the security interest so retained. all reasonable costs and expense of the Owner Trustee and the Owner Participant incurred in connection with the Lessee's election under this Section 10.16, including, without limitation, the costs and expenses of all filings necessary and appropriate to perfect the security interest of the Owner Trustee intended to be established pursuant to this Section 10.16, shall be paid by the Lessee.



                                   *   *   *

     In Witness Whereof, the parties hereto have caused this Participation Agreement to be executed and delivered, all as of the date first above written.


                              Lessee:

                              GATX RAIL CORPORATION

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              Owner Trustee:

                              WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly provided herein but solely as Owner Trustee

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              Owner Participant:

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              Indenture Trustee:

                              BANK ONE, NA, not in its individual capacity except as expressly provided herein but solely as Indenture Trustee

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              Pass Through Trustee:

                              BANK ONE, NA, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee

                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                                                                     EXHIBIT A-1

         Certificate of Insurance Broker Confirming Insurance Coverage
                              (Primary Liability)

                                   EXHIBIT A
                      to Certificate of Insurance Broker

                                                                     EXHIBIT A-2

         Certificate of Insurance Broker Confirming Insurance Coverage
                               (Excess Liability)

                                   EXHIBIT A
                       to Certificate of Insurance Broker

                                                                       EXHIBIT B


                             Insurance Requirements

                                                     Schedule 1
                                                Participation Agreement



             Description of Equipment, Designation of Basic Groups,
                               and Equipment Cost

                                                          Schedule 2
                                                    Participation Agreement



Commitment Percentage and Payment Information for Participants

                                                     Schedule 3A
                                                Participation Agreement



                        Schedule of Basic Rent Payments

                           Basic Group [I/II/III/IV]

                                                     Schedule 3B
                                               Participation Agreement



                             Schedule of Allocation
                             of Basic Rent Payments

                           Basic Group [I/II/III/IV]

                                                           Schedule 4
                                                     Participation Agreement



            Schedule of Stipulated Loss Value and Termination Value

                                                     Schedule 5
                                               Participation Agreement


                            Terms of Equipment Notes

                                                         Schedule 6A
                                                   Participation Agreement


                          Early Purchase Information

                                                           Schedule 6B
                                                     Participation Agreement


                      Deferred Early Purchase Information

                                                      Schedule 7
                                                Participation Agreement



                        Basic Term Purchase Information

                                                      Schedule 8
                                                 Participation Agreement


                     Cumulative Rent Payable and Allocated

                                                                               *

                                                                      Appendix A
                                                         Participation Agreement
                                                       Equipment Lease Agreement
                                          Trust Indenture and Security Agreement
                                                                 Trust Agreement
                                                    (GATX Rail Trust No. 2000-1)

                                  DEFINITIONS

General Provisions

     The following terms shall have the folloWing meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.

     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

     "AAR" shall mean the Association of American Railroads or any successor thereto.

     "Affiliate" of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing; provided however that under no circumstances will the Trust Company be deemed to be an Affiliate of either the Owner Trustee or the Owner Participant, nor will either the Owner Participant or the Owner Trustee be deemed an Affiliate of the Trust Company.

     "After-Tax Basis" shall mean, with respect to any payment received or accrued by any Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person imposed by any taxing authority, shall be equal to the payment due to such Person.

     "Alternative Minimum Tax" shall mean the alternative minimum tax imposed under Section 55 of the Code.

     "Appraisal" shall have the meaning specified in Section 4.3(a) of the Participation Agreement.

     "Average Life Date" shall mean, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Life of such Equipment Note.

     "Bankruptcy Code" shall mean the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. (S)101 et. seq.

     "Basic Group" shall mean each of the four basic groups of Equipment designated in Schedule 1 to the Participation Agreement.

     "Basic Prospectus" shall mean the prospectus contained in the Registration Statement when the most recent post-effective amendment thereto became effective.

     "Basic Rent" shall mean, with respect to any Unit, all rent payable by the Lessee to the Lessor pursuant to Section 3.2 of the Lease for the Basic Term for such Unit, and all rent payable pursuant to Section 22.4 of the Lease for any Renewal Term for such Unit.

     "Basic Term" shall have the meaning specified in Section 3.1 of the Lease.

     "Basic Term Commencement Date" shall mean April 13, 2000.

     "Basic Term Expiration Date" shall mean July 13, 2021.

     "Basic Term Purchase Price" shall mean, with respect to any Unit, the amount equal to the product of the percentage set forth in Schedule 7 to the Participation Agreement applicable to such Unit and the Equipment Cost for such Unit.

     "Beneficial Interest" shall mean the interest of the Owner Participant under the Trust Agreement.

     "Bill of Sale" shall mean the full warranty bill of sale, dated the Closing Date or the date that any Replacement Unit is subjected to the Lease, from Lessee to Owner Trustee covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, Birmingham, Alabama, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, until the Lien of the Indenture has been discharged, the city and state in which the principal corporate trust office of the Indenture Trustee is located.

     "Certificateholder" shall mean the Person in whose name a Pass Through Certificate is registered in the register for Pass Through Certificates of a particular series.

     "Claims" shall have the meaning specified in Section 7.2 of the Participation Agreement.

     "Closing Date" shall have the meaning specified in Section 2.1 of the Participation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" with respect to the Owner Participant, shall have the meaning specified in Section 2.2(a) to the Participation Agreement and with respect to the Loan Participant, shall have the meaning specified in Section 2.2(b) to the Participation Agreement.

     "Debt Rate" shall mean a rate equal to the interest per annum borne by the Equipment Notes (computed on the basis of a 360-day year of twelve 30-day months).

     "Deferred Adjustment Amount" with respect to any Unit shall mean, as of the relevant determination date, an amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column labeled "Deferred Balance" in Schedule 8 to the Participation Agreement for the Basic Group to which such Unit belongs. (Such Deferred Adjustment Amount with respect to any Unit has been calculated as of the relevant determination date as an amount equal to (x) the cumulative Basic Rent allocated pursuant to the Lease minus (y) the cumulative Basic Rent payable pursuant to the Lease.)

     "Determination Date" shall mean the 13th day of any calendar month.

     "Early Purchase Date" shall mean the early purchase date specified on
Schedule 6 to the Participation Agreement for a related Basic Group of Units.

     "Early Purchase Price" shall mean, with respect to any Unit, the amount equal to the product of the percentage set forth in Schedule 6 to the Participation Agreement for the Basic Group to which such Unit belongs and the Equipment Cost for such Unit, which amount shall, in addition to the amounts payable pursuant to Section 22.1(b) of the Lease, after giving effect to any adjustment of the amount payable thereunder by Lessee on account of any Prepaid Adjustment Amount, be sufficient to pay the unpaid principal of, Make-Whole Amount, if any, and all unpaid interest on the Equipment Note to the extent related to such Unit, accrued to the date on which the Early Purchase Price is paid in accordance with the terms of the Lease; provided, however, the "Early Purchase Price" shall be adjusted by the Adjustment Amount to take into account prepaid/deferred rent actually paid by the Lessee.

     "Equipment" shall mean collectively those items of railroad rolling stock described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are the property of the Owner Trustee pursuant to the terms of a Bill of Sale or the Lease, and "Unit" shall mean individually the various items thereof.

     "Equipment Cost" shall mean, for each Unit, the purchase price therefor paid by the Owner Trustee to the Lessee pursuant to Section 2 of the Participation Agreement and as set forth in Schedule 1 to the Participation Agreement with respect to such Unit. Notwithstanding anything in the Operative Agreements to the contrary, the Equipment Cost for any Replacement Unit shall be deemed to be the Equipment Cost or deemed Equipment Cost of the Unit it replaced.

     "Equipment Notes" shall mean the Equipment Notes, each to be substantially in the form therefor set forth in Section 2.01 of the Indenture, issued by the Owner Trustee pursuant to

Section 2.02 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts, maturities and bearing interest at the rates and payable as provided in Section 2.02 of the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Notes issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture. A "related" Equipment Note, when used with respect to any Unit or Units of Equipment, shall mean one of the Equipment Notes issued with respect to the Lease Supplement under which such Unit or Units of Equipment is or are leased.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.

     "Event of Loss" shall have the meaning specified in Section 11.1 of the Lease.

     "Excepted Property" shall mean (i) all indemnity payments (including, without limitation, payments pursuant to Section 7 of the Participation Agreement and payments under the Tax Indemnity Agreement) to which the Owner Participant, the Owner Trustee, the Trust Company, or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (ii) any right, title or interest of the Owner Trustee, the Trust Company, or the Owner Participant to any payment which by the terms of Section 17 of the Lease or any corresponding payment under Section 3.3 of the Lease shall be payable to or on behalf of the Owner Trustee, the Trust Company, or to the Owner Participant, as the case may be, (iii) any insurance proceeds payable under insurance maintained by the Owner Trustee, as trustee or in its individual capacity, or the Owner Participant pursuant to Section 12.5 of the Lease, (iv) any insurance proceeds payable to or on behalf of the Owner Trustee, as trustee or in its individual capacity, or to the Owner Participant, under any public liability insurance maintained by Lessee pursuant to Section 12 of the Lease (which shall include the amount of any self-insured retention paid by the Lessee) or by any other Person, (v) Transaction Costs or other amounts or expenses paid or payable to, or for the benefit of Owner Trustee, the Trust Company, or Owner Participant pursuant to the Participation Agreement or the Trust Agreement, (vi) all right, title and interest of Owner Participant or Owner Trustee, the Trust Company, in or relating to any portion of the Units and any other property (tangible or intangible), rights, titles or interests to the extent any of the foregoing has been released from the Lien of the Indenture pursuant to the terms thereof,
(vii) upon termination of the Indenture pursuant to the terms thereof with respect to any Unit, all remaining amounts which shall have been paid or are payable by Lessee and calculated on the basis of Stipulated Loss Value, (viii) any rights of the Owner Participant or the Owner Trustee, the Trust Company, to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts, (ix) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate in compliance with the terms of the Participation Agreement and the Trust Agreement and (x) the respective rights of the Owner Trustee, the Trust Company, or the Owner Participant to the proceeds of and interest on the foregoing.

     "Excess Amount" shall have the meaning specified in Section 10.14 of the Participation Agreement.

     "Fair Market Renewal Term" shall have the meaning specified in Section 22.4 of the Lease.

     "Fair Market Rental Value" or "Fair Market Sales Value" with respect to any Unit of Equipment shall mean the cash rent or cash price obtainable for such Unit in an arm's length lease or sale between an informed and willing lessee or purchaser under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be specified by agreement between Lessor and Lessee. If the parties are unable to agree upon a Fair Market Rental Value and/or a Fair Market Sales Value within 30 days after delivery of notice by Lessee pursuant to Section 22.2 of the Lease, or otherwise where such determination is required, within a reasonable period of time, such value shall be determined by appraisal. Lessee will within 15 days after such 30-day period provide Lessor the name of an appraiser that would be satisfactory to Lessee, and Lessor and Lessee will consult with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be determined by such appraiser and Lessee shall bear the cost thereof. If Lessee and Lessor are unable to agree upon a single appraiser within such 15-day period, two independent qualified appraisers, one chosen by Lessee and one chosen by Lessor shall jointly determine such value and, except as provided in the penultimate sentence of this paragraph, Lessor shall bear the cost of the appraiser selected by Lessor and Lessee shall bear the cost of the appraiser selected by Lessee. If such appraisers cannot agree on the amount of such value within 15 days of appointment, one independent qualified appraiser shall be chosen by the American Arbitration Association. All three appraisers shall make a determination within a period of 15 days following appointment, and shall promptly communicate such determination in writing to Lessor and Lessee. If there shall be a panel of three appraisers, the three appraisals shall be averaged and such average shall be the Fair Market Rental Value or Fair Market Sales Value, as the case may be. The determination made shall be conclusively binding on both the Lessor and Lessee. If there shall be a panel of three appraisers, Lessee and Lessor shall equally share the cost of the third appraiser. If such appraisal is pursuant to Section 6.1(e) of the Lease or is in connection with the exercise of remedies set forth in Section 15 of the Lease, Lessee shall pay the costs of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 15 of the Lease, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be zero with respect to any Unit if Lessor is unable to recover possession of such Unit in accordance with the terms of paragraph (b) of Section 15.1 of the Lease.

     "Final Prospectus" shall mean the prospectus supplement relating to the Pass Through Certificates that was first filed pursuant to Rule 424(b) promulgated pursuant to the Securities Act of 1933, as amended, together with the Basic Prospectus.

     "Fixed Rate Renewal Term" shall have the meaning specified in Section 22.4(a) of the Lease.

     "Fixed Rent" shall have the meaning specified in Section 22.4(a) of the Lease.

     "FRA" shall mean the Federal Railroad Administration or any successor thereto.

     "Guarantor" shall mean            , or any other provider of a Guaranty.

     "Guaranty" shall mean the Guaranty dated as of April 3, 2000 by the Guarantor in favor of the Lessee, the Owner Trustee and the Indenture Trustee, and any guaranty delivered in connection with Section 6.1(a)(ii) of the Participation Agreement and Section 10.8 of the Trust Agreement.

     "Hazardous Substances" shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, (f) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as "hazardous substances" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.

     "Income Tax" shall have the meaning specified in Section 7.1(l) of the Participation Agreement.

     "Indemnified Person" shall have the meaning specified in Section 7.2(b) of the Participation Agreement.

     "Indenture" or "Trust Indenture" shall mean the Trust Indenture and Security Agreement (GATX Rail Trust No. 2000-1), dated as of April 3, 2000 between the Owner Trustee, in the capacities described therein, and the Indenture Trustee. The term "Indenture" shall include, except where the context otherwise requires, each Indenture Supplement entered into pursuant to the terms of the Indenture.

     "Indenture Default" shall mean an Indenture Event of Default or an event which with notice or the lapse of time or both would become an Indenture Event of Default.

     "Indenture Estate" shall have the meaning specified in the Granting Clause of the Indenture.

     "Indenture Event of Default" shall have the meaning specified in Section
4.01 of the Indenture.

     "Indenture Investment" shall mean any obligation issued or guaranteed by the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged.

     "Indenture Supplement" shall mean an Indenture Supplement (GATX Rail Trust No. 2000-1) dated the Closing Date or the date that any Replacement Unit is subjected to the lien and security interest of the Indenture, substantially in the form of Exhibit A to the Indenture, between the Owner Trustee, in the capacities described therein, and the Indenture Trustee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A "related" Indenture Supplement, when used with respect to any Unit or Units of Equipment, shall mean the Indenture Supplement under which such Unit or Units of Equipment is or are included in the Indenture Estate.

     "Indenture Trustee" shall mean Bank One, NA, a national banking association, as trustee under the Indenture and its successors thereunder.

     "Indenture Trustee Agreements" shall mean the Operative Agreements to which the Indenture Trustee is or will be a party.

     "Interchange Rules" shall mean the interchange rules or supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.

     "Investment Banker" shall mean an independent investment banking institution of national standing appointed by Lessee or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, appointed by the Indenture Trustee.

     "Late Rate" shall mean 10.10 percent per annum.

     "Lease" or "Lease Agreement" or "Equipment Lease" shall mean the Equipment Lease Agreement (GATX Rail Trust 2000-1), relating to the Equipment, dated as of April 3, 2000, between the Owner Trustee, as Lessor, and the Lessee. The terms "Lease" shall, except where the context otherwise requires, include each Lease Supplement entered into pursuant to the terms of the Lease.

     "Lease Default" shall mean a Lease Event of Default or an event which with notice or lapse of time or both would become a Lease Event of Default.

     "Lease Event of Default" shall mean a Lease Event of Default under the Lease as specified in Section 14 thereof.

     "Lease Supplement" shall mean a Lease Supplement (GATX Rail Trust 2000-1), dated the Closing Date or the date that any Replacement Unit is subjected to the Lease, substantially in the form of Exhibit A to the Lease, between the Lessor and the Lessee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A "related" Lease Supplement, when used with respect to any Unit or Units of Equipment, shall mean the Lease Supplement under which such Unit or Units of Equipment is or are leased.

     "Lease Term" shall mean, with respect to any Unit, the Basic Term applicable to such Unit and any Renewal Term applicable to such Unit then in effect.

     "Lessee" shall mean GATX Rail Corporation, a New York corporation, and its successors and permitted assigns.

     "Lessee Agreements" shall mean the Operative Agreements to which Lessee is or will be a party.

     "Lessor" shall mean the Owner Trustee.

     "Lessor's Liens" means any Lien affecting, on or in respect of the Equipment, the Lease or the Trust Estate arising as a result of (i) claims against Lessor, the Trust Company or the Owner Participant, not related to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of the Lessor, the Trust Company or the Owner Participant not related to the transactions contemplated by the Operative Agreements or in breach of any covenant or agreement of such Person set forth in any of the Operative Agreements, or (iii) taxes imposed against the Lessor, the Trust Company or the Owner Participant or the Trust Estate which are not indemnified against by the Lessee pursuant to the Participation Agreement or under the Tax Indemnity Agreement.

     "Lien" shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on property.

     "Limited Use Property" shall have the meaning set forth in Revenue Procedure 76-30, 1976-2 C.B. 647.

     "Loan Participant" shall mean and include each registered holder from time to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass through Trust Agreement.

     "Majority In Interest" as of a particular date of determination shall mean with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% in aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner Participant or the Lessee or an Affiliate of the Owner Participant or the Lessee unless all Equipment Notes are so held.

     "Make-Whole Amounts" shall mean, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each January 13 and July 13 at a rate equal to the Treasury Rate plus 20 basis points, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Notes; provided that the aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date.

     "Material Default" shall mean a Lease Default pursuant to Sections 14(a), 14(b), 14(g) or 14(h) of the Lease.

     "Modification" shall have the meaning specified in Section 9.2 of the Lease.

     "Net Economic Return" shall mean the pattern of earnings within a 10% variance during any calendar year, net after-tax book yield and total after-tax cash flow expected by the original Owner Participant with respect to the Equipment (both through the Early Purchase Date and the Basic Term Expiration
Date), utilizing the multiple investment sinking fund method of analysis and the same assumption as used by such Owner Participant in making the computations of Basic Rent, Stipulated Loss Value, Termination Value, Basic Term Purchase Price and Early Purchase Price initially set forth in Schedules 3, 4, 6 and 7 to the Participation Agreement.

     "Non-Severable Modification" shall mean any Modification that is not readily removable without impairing the value, utility or remaining useful life of the Equipment or any Unit immediate prior to removal of such modification, other than in a de minimis nature.

     "Non-U.S. Person" means a Person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

     "Officer's Certificate" shall mean a certificate signed (i) in the case of a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a limited liability company, any Member, Manager or other individual authorized to execute such document on behalf of the company, and (iv) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Operative Agreements" shall mean the Participation Agreement, the Bill of Sale, the Trust Agreement, the Guaranty, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificate, the Equipment Notes, the Lease, the Lease Supplements, the Indenture, the Indenture Supplements, the Tax Indemnity Agreement and the Underwriting Agreement.

     "OP General Partner" shall mean            .

     "Outside Fixed Renewal Date" shall have the meaning specified in Section 22.4(a) of the Lease.

     "Owner Participant" shall mean                                           ,
and its successors and permitted assigns.

     "Owner Participant Agreements" shall mean the Operative Agreements to which the Owner Participant is or will be a party.

     "Owner Trustee" shall mean Wilmington Trust Company, a Delaware corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and its successors thereunder.

     "Owner Trustee Agreements" shall mean the Operative Agreements to which the Owner Trustee, either in its individual or fiduciary capacity, is or will be a party.

     "Parent" means GATX Corporation, a New York corporation, and its successors and assigns.

     "Participants" shall mean the Loan Participant and the Owner Participant.

     "Participation Agreement" shall mean the Participation Agreement (GATX Rail Trust 2000-1) dated as of April 3, 2000, among the Lessee, the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee.

     "Pass Through Certificate" shall mean the Pass Through Certificate issued pursuant to the Pass Through Trust Supplement and the Pass Through Trust Agreement.

     "Pass Through Trust Agreement" shall mean the Pass Through Trust Agreement, dated as of August 1, 1992, between the Lessee and the Pass Through Trustee.

     "Pass Through Trust Supplement" shall mean Trust Supplement No. 8 dated April 13, 2000 between the Lessee and the Pass Through Trustee which supplements the Pass Through Trust Agreement (i) by creating a separate trust for the holders of certain Pass Through Certificates, (ii) by authorizing the issuance of such Pass Through Certificates and (iii) by establishing the terms of such Pass Through Certificates.

     "Pass Through Trustee" shall mean Bank One, NA, a national banking association, in its capacity as trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements, and each other person which may from time to time be acting as successor trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplement.

     "Pass Through Trustee Agreements" shall mean the Operative Agreements to which the Pass Through Trustee is or will be a party.

     "Permitted Liens" with respect to the Equipment and each Unit thereof shall mean: (i) the interests of the Lessee and the Owner Trustee under the Lease and the Lease Supplements; (ii) the interest of the Lessee and any sublessee as provided in any sublease permitted pursuant to Section 8.3 of the Lease; (iii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee's (or if a sublease is then in effect, any sublessee's) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (v) the Lien and security interest granted to the Indenture Trustee under and pursuant to the Indenture, and the respective rights of the Loan Participant, the Indenture Trustee, the Owner Participant and the Owner Trustee under the Operative Agreements; (vi) Liens arising out of any judgment or award against the Lessee (or any sublessee permitted pursuant to Section 8.3 of the Lease) with respect to which an appeal of proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or interference with the payment of Rent, and (vii) salvage rights of insurers under insurance policies maintained pursuant to Section 12 of the Lease.

     "Permitted Subleases" shall have the meaning specified in Section 8.3 of the Lease.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

     "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Pass Through Certificates and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

     "Prepaid Adjustment Amount" with respect to any Unit shall mean, as of the relevant determination date, an amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column labeled "Prepaid Balance" in Schedule 8 to the Participation Agreement for the Basic Group to which such Unit belongs. (Such Prepaid Adjustment Amount with respect to any Unit has been calculated as of the relevant determination date as an amount equal to (x) the cumulative Basic Rent payable pursuant to the Lease minus (y) the cumulative Basic Rent allocated pursuant to the Lease.)

     "Pricing Date" shall mean the date on which the Underwriting Agreement is executed by the Lessee and the Underwriters.

     "Refunding Date" shall have the meaning specified in Section 10.2(a) of the Participation Agreement.

     "Registration Statement" shall mean the registration statement filed by the Lessee (File Number 33-64697), including incorporated documents, exhibits and financial statements, as amended at the time of the Closing Date, including any post-effective amendment thereto which has become effective prior to the Closing Date.

     "Related Indemnitee Group" shall have the meaning specified in Section 7.2(b) of the Participation Agreement.

     "Related Transaction" means the additional leveraged lease transaction with respect to which the Pass Through Trustee has agreed to acquire the equipment notes to be issued pursuant to the participation agreement dated as of April 3,
2000 among the Lessee, the Pass Through Trustee,             , the Owner Trustee
and the Indenture Trustee.

     "Remaining Weighted Average Life" shall mean, with respect to any date of prepayments or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Notes.

     "Renewal Term" shall mean, with respect to any Unit, any term in respect of which the Lessee shall have exercised its option to renew the Lease for such Unit pursuant to Section 22.4 thereof, including any Fixed Rate Renewal Term or Fair Market Renewal Term.

     "Rent" shall mean all Basic Rent and Supplemental Rent.

     "Rent Payment Date" or "Payment Date" shall mean each January 13 and July 13 of each year occurring during the Lease Term, commencing July 13, 2000, provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day.

     "Replacement Unit" shall mean a covered hopper car or tank car, as the case may be, which shall have been leased under the Lease pursuant to Section 11.4 of the Lease.

     "Required Modification" shall have the meaning specified in Section 9.1 of the Lease.

     "Responsible Officer" shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.

     "Scheduled Closing Date" shall have the meaning specified in Section 2.7 of the Participation Agreement.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Series" shall mean each of the four series of Equipment Notes issued under the Indenture, one with respect to each Lease Supplement executed and delivered in respect of the Units delivered on the Closing Date.

     "Severable Modification" shall mean any Modification that is readily removable without causing material damage to the Equipment or any Unit and without diminishing the value, utility or useful life of such Unit below the value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of the Lease, other than in a de minimis nature.

     "Special Purchase Date" shall mean July 13, 2010.

     "Special Purchase Defeasance" shall mean, with respect to any election by Lessee to purchase Units under Section 22.1 or 22.3 of the Lease, the deposit by Lessee with the Indenture Trustee prior to the date as of which Lessor shall have declared the Lease to be in default as a result of a Lease Event of Default under Section 14(c), 14(d), 14(e), 14(f) or 14(i) of the Lease (in circumstances where such Lease Event of Default occurs after the date of Lessee's notice to purchase under Sections 22.1 or 22.3 of the Lease but, before the Special Purchase Date or the Early Purchase Date or the expiration of the Basic Term or any Renewal Term, as applicable), of an amount sufficient to pay (i) the Special Purchase Price, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which Lessee has elected to purchase on the Special Purchase Date under Section 22.1(a) of the Lease, (ii) the Early Purchase Price, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which Lessee has elected to purchase on the Early Purchase Date under Section 22.1(b) of the Lease, or (iii) the Basic Term Purchase Price or Fair Market Sales Value, as the case may be, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which Lessee has elected to purchase at the expiration of the Basic Term or any Renewal Term, as applicable, under Section 22.3 of the Lease. All amounts deposited by Lessee with the Indenture Trustee in connection with a Special Purchase Defeasance shall be held and invested by the Indenture Trustee in accordance with Section 6.04(b) of the Indenture pending consummation of the purchase of the related Units on the Early Purchase Date or upon the expiration of the Basic Term or the Renewal Term, as applicable.

     "Special Purchase Price" shall have the meaning specified in Section 22.1(a) of the Lease.

     "Specified Investments" shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee or Owner Trustee if such conditions are met), and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) and (iii) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

     "STB" shall mean the Surface Transportation Board of the United States Department of Transportation or any successor thereto.

     "Stipulated Loss Value" for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled "Net Amount" in Schedule 4 to the Participation Agreement opposite the Rent Payment Date or the Determination Date, as applicable, on which such Stipulated Loss Value is being determined for the Basic Group to which such Unit belongs; provided that during any Renewal Term, "Stipulated Loss Value" shall be determined as provided in Section 22.6 of the Lease. Anything contained in the Lease or in the Participation Agreement to the contrary notwithstanding, Stipulated Loss Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement), under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the Lease in connection with an Event of Loss, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms hereof and all other amounts then due to the holders of the Equipment Notes.

     "Storage Period" shall have the meaning specified in Section 6.1(c)(i) of the Lease.

     "Subsidiary" of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee is obligated to pay under the Operative Agreements to or on behalf of any of the other parties thereto, including, but not limited to, Termination Value and Stipulated Loss Value payments.

     "Tax Indemnitee" shall have the meaning specified in Section 7.1 of the Participation Agreement.

     "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement dated as of April 3, 2000 (GATX Rail Trust No. 2000-1) between the Lessee and the Owner Participant.

     "Taxes" shall have the meaning specified in Section 7.1(b) of the Participation Agreement.

     "Terminated Units" shall have the meaning specified in Section 10.1 of the Lease.

     "Termination Date" shall have the meaning specified in Section 10.1 of the Lease.

     "Termination Value" for any Unit as of any date of determination shall mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled "Net Amount" in Schedule 4 to the Participation Agreement opposite the Rent Payment Date or the Determination Date, as applicable, on which such Termination Value is being determined for the Basic Group to which such Unit belongs; provided that during any

Renewal Term, "Termination Value" shall be determined as provided in Section
22.6 of the Lease. Anything contained in the Lease or in the Participation Agreement to the contrary notwithstanding, Termination Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the Lease in connection with such termination, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms thereof and all other amounts due to the holders of the Equipment Notes.

     "Total Equipment Cost" shall mean the sum of the Equipment Costs for each Unit.

     "Transaction Costs" shall have the meaning specified in Section 2.5(a) of the Participation Agreement

     "Transferee" shall have the meaning specified in Section 6.1(a) of the Participation Agreement.

     "Treasury Rate" shall mean with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(510)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

     "Trust Agreement" shall mean that certain Trust Agreement (GATX Rail Trust No. 2000-1), dated as of April 3, 2000, between the Owner Participant and the Owner Trustee.

     "Trust Company" shall mean Wilmington Trust Company, in its individual capacity and its successors and permitted assigns.

     "Trust Estate" shall have the meaning set forth in Section 2.2 of the Trust Agreement.

     "Trustee" shall mean each of the Owner Trustee, the Indenture Trustee or the Pass Through Trustee and "Trustees" shall mean the Owner Trustee, Indenture Trustee and the Pass Through Trustee, collectively.

     "Underwriters" shall mean Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.

     "Underwriting Agreement" shall mean that certain Underwriting Agreement between the Lessee and the Underwriters, pertaining to the sale of the Pass Through Certificates.

     "Unit" shall mean each unit or item of Equipment.

            ------------------------------------------------------


                            PARTICIPATION AGREEMENT

                          (GATX Rail Trust No. 2000-2)

                           Dated as of April 3, 2000

                                     among

                             GATX RAIL CORPORATION,
                                   as Lessee

                           WILMINGTON TRUST COMPANY,
               not in its individual capacity except as expressly
                  provided herein but solely as Owner Trustee

                              as Owner Participant

                                 BANK ONE, NA,
                              as Indenture Trustee

                                      and

                                 BANK ONE, NA,
                            as Pass Through Trustee

                          Assorted Railroad Tank Cars
                            and Covered Hopper Cars

            ------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                   PAGE
SECTION 1. DEFINITIONS; INTERPRETATION OF THIS AGREEMENT........................................      2

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN EQUIPMENT COST...................................      2
           Section 2.1  Sale and Purchase.......................................................      2
           Section 2.2  Participation in Equipment Cost.........................................      2
           Section 2.3  Closing Date; Procedure for Participation...............................      3
           Section 2.4  Owner Participant's Instructions to the Owner Trustee; Satisfaction of
                        Conditions..............................................................      4
           Section 2.5  Expenses................................................................      4
           Section 2.6  Calculation of Adjustments to Basic Rent, Stipulated Loss Value and
                        Termination Value; Confirmation and Verification........................      7
           Section 2.7  Postponement of Closing Date............................................      9

SECTION 3. REPRESENTATIONS AND WARRANTIES.......................................................     11
           Section 3.1  Representations and Warranties of the Owner Trustee.....................     11
           Section 3.2  Representations and Warranties of the Lessee............................     13
           Section 3.3  Representations and Warranties of the Indenture Trustee.................     17
           Section 3.4  Representations, Warranties and Covenants Regarding Beneficial Interest
                        and Equipment Notes.....................................................     17
           Section 3.5  Representations and Warranties of the Pass Through Trustee..............     18
           Section 3.6  Representations and Warranties of the Owner Participant.................     19
           Section 3.7  Opinion Acknowledgment..................................................     21

SECTION 4. CLOSING CONDITIONS...................................................................     21
           Section 4.1  Conditions Precedent to Investment by Each Participant..................     21
           Section 4.2  Additional Conditions Precedent to Investment by Pass Through Trustee...     25
           Section 4.3  Additional Conditions Precedent to Investment by Owner Participant......     25
           Section 4.4  Conditions Precedent to the Obligation of the Lessee....................     26

SECTION 5. FINANCIAL AND OTHER REPORTS OF THE LESSEE............................................     27

SECTION 6. CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES AND THE LESSEE...................     28
           Section 6.1  Restrictions on Transfer of Beneficial Interest.........................     28
           Section 6.2  Lessor's Liens Attributable to the Owner Participant....................     31
           Section 6.3  Lessor's Liens Attributable to the Owner Trustee........................     31
           Section 6.4  Liens Created by the Indenture Trustee and the Loan Participant.........     31
           Section 6.5  Covenants of Owner Trustee, Owner Participant and Indenture Trustee.....     32
           Section 6.6  Amendments to Operative Agreements......................................     33
           Section 6.7  Covenant of the Lessee..................................................     33
           Section 6.8  Merger Covenant.........................................................     33

                               TABLE OF CONTENTS


                                                                                                     PAGE
            Section 6.9   Lessee's Purchase in Certain Circumstances..............................     34
            Section 6.10  Owner Participant an Affiliate of Lessee................................     35
            Section 6.11  Corporate Existence; Place of Business..................................     35
            Section 6.12  No Impairment of Warranties.............................................     35

SECTION 7.  LESSEE'S INDEMNITIES..................................................................     35
            Section 7.1   General Tax Indemnity...................................................     35
            Section 7.2   General Indemnification and Waiver of Certain Claims....................     43

SECTION 8.  LESSEE'S RIGHT OF QUIET ENJOYMENT.....................................................     47

SECTION 9.  SUCCESSOR INDENTURE TRUSTEE...........................................................     48

SECTION 10. MISCELLANEOUS.........................................................................     48
            Section 10.1  Consents................................................................     48
            Section 10.2  Refinancing.............................................................     48
            Section 10.3  Amendments and Waivers..................................................     50
            Section 10.4  Notices.................................................................     50
            Section 10.5  Survival................................................................     52
            Section 10.6  No Guarantee of Debt....................................................     53
            Section 10.7  Successors and Assigns..................................................     53
            Section 10.8  Business Day............................................................     53
            Section 10.9  Governing Law...........................................................     53
            Section 10.10 Severability............................................................     53
            Section 10.11 Counterparts............................................................     53
            Section 10.12 Headings and Table of Contents..........................................     53
            Section 10.13 Limitations of Liability................................................     54
            Section 10.14 Maintenance of Non-Recourse Debt........................................     54
            Section 10.15 Ownership of and Rights in Units........................................     55
            Section 10.16 Deferred Payment for Early Purchase Option..............................     55

Appendix            Definitions

EXHIBITS

Exhibit A-1         Insurance (Primary Liability)
Exhibit A-2         Insurance (Excess Liability)
Exhibit B           Insurance Requirements

SCHEDULES

Schedule 1 Description of Equipment, Designation of Basic Groups and Equipment Cost
Schedule 2          Commitment Percentage and Payment Information for
                    Participants
Schedule 3A         Schedule of Basic Rent Payments for Basic Groups I-IV
Schedule 3B         Schedule of Allocation of Basic Rent Payments for Basic
                    Groups I-IV
Schedule 4 Schedule of Stipulated Loss Value and Termination Value for Basic Groups I-IV
Schedule 5          Terms of Equipment Notes
Schedule 6A         Early Purchase Information for Basic Groups I-IV
Schedule 6B         Deferred Early Purchase Information for Basic Group I-IV
Schedule 7          Basic Term Purchase information for Basic Groups I-IV
Schedule 8          Cumulative Rent Payable and Allocated

             PARTICIPATION AGREEMENT (GATX Rail Trust No. 2000-2)

     This Participation Agreement (GATX Rail Trust No. 2000-2) dated as of April 3, 2000 (this "Agreement"), among (i) GATX Rail Corporation, a New York corporation (herein, together with its successors and assigns, called the "Lessee"), (ii) Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Owner Trustee"),
(iii) a national banking association (herein, together with its successors and assigns, called the "Owner Participant"), (iv) Bank One, NA, a national banking association, as trustee under the Indenture (as defined below) (herein in such capacity, together with its successors and assigns, called the "Indenture Trustee"), and (v) Bank One, NA, a national banking association, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee under the Pass Through Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Pass Through Trustee" or the "Loan Participant"). The Owner Participant and the Loan Participant are herein sometimes referred to together as the "Participants".

                                  WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into the Trust Agreement (GATX Rail Trust No. 2000-2) pursuant to which the Owner Trustee agrees, among other things, to hold the Trust Estate for the benefit of the Owner Participant thereunder on the terms specified in the Trust Agreement, subject, however, to the Lien created under the Indenture and, subject to the terms and conditions hereof, to purchase the Units of Equipment described in Schedule 1 hereto from the Lessee and
                                    ----------
concurrently therewith lease such Units of Equipment to the Lessee;

     WHEREAS, pursuant to the Pass Through Trust Agreement, on the Closing Date, a grantor trust will be created to facilitate the financing contemplated hereby;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee has entered into the Indenture with the Indenture Trustee pursuant to which Indenture the Owner Trustee agrees, among other things, for the benefit of the holder or holders of the Equipment Notes, to issue to the Pass Through Trustee as Loan Participant, the Equipment Notes as evidence of the loan made by the Loan Participant participating in the financing of the Equipment Cost for the Equipment;

     WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant (i) to accept delivery of the Bill of Sale evidencing the purchase and transfer of title of each Unit to the Owner Trustee and (ii) to execute and deliver the Lease pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, each Unit of Equipment to be delivered on the Closing Date, such lease to be evidenced by the execution and delivery of four Lease Supplements covering such Units;

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee and the Owner Participant have entered into the Tax Indemnity Agreement relating to the Equipment; and

     WHEREAS, the proceeds from the sale of the Equipment Notes to the Loan Participant will be applied, together with the equity contribution made by the Owner Participant pursuant to this Agreement, to effect the purchase of the Equipment by the Owner Trustee contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION OF THIS AGREEMENT.

     The capitalized terms used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto, unless the context hereof shall otherwise
             ----------
require. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN EQUIPMENT COST; CLOSING;
           TRANSACTION COSTS.

     Section 2.1    Sale and Purchase.  Subject to the terms and conditions
                    -----------------
hereof and on the basis of the representations and warranties set forth herein, the Lessee agrees to sell to the Owner Trustee and the Owner Trustee agrees to purchase from the Lessee, on the Closing Date, the Units described in Schedule 1
                                                                      ----------
as hereinafter provided, and in connection therewith, the Owner Trustee agrees to pay to the Lessee the cost for each of the various Units as specified in
Schedule 1; provided, however, that the Owner Trustee shall not be obligated to
----------  --------  -------
purchase on the Closing Date any Unit that is destroyed, damaged, defective, in unsuitable condition or otherwise unacceptable to the Lessee for lease pursuant to the Lease. The Lessee shall deliver said Units of Equipment to the Owner Trustee and the Owner Trustee shall accept such delivery on a delivery date as more fully provided herein (the "Closing Date"); provided that the Closing Date
                                                 --------
shall occur on or prior to April 28, 2000.

     Section 2.2    Participation in Equipment Cost.
                    -------------------------------

     (a) Equity Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date the Owner Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Closing Date by making an equity investment in the beneficial ownership of such Units in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Closing Date and the percentage set forth opposite the Owner Participant's name in
Schedule 2 (the Owner Participant's "Commitment").  The aggregate amount of the
----------
Owner Participant's Commitment plus the aggregate amount of Transaction Costs payable by the Owner Participant shall not exceed $23,098,365. The Owner Participant's Commitment shall be paid to the Indenture Trustee to be held (but not as part of the Indenture Estate) and applied on behalf of the Owner Trustee toward the payment of the Equipment Cost for the Units as provided in Section 2.3.

     (b) Debt Participation. Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, on the Closing Date the Loan Participant agrees to participate in the payment of the Equipment Cost for the Units delivered on the Closing Date by making a secured loan, to be evidenced by the Equipment Notes, to the Owner Trustee in the amount equal to the product of the aggregate Equipment Cost for the Units delivered on the Closing Date and the percentage set forth opposite such Loan Participant's name in Schedule 2 (the Loan Participant's "Commitment"). The aggregate amount of
   ----------
the Loan Participant's Commitment shall not exceed $58,110,000. The Equipment Notes shall bear interest at the rates set forth on Schedule 5.
                                                    ----------

     Section 2.3 Closing Date; Procedure for Participation.
                 -----------------------------------------

     (a) Notice of Closing Date. Not later than the Pricing Date, the Lessee shall give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Loan Participant notice (a "Notice of Delivery") by telex, telegraph, facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Closing Date, which Notice of Delivery shall specify in reasonable detail the number and type of Units to be delivered on such date, the aggregate Equipment Cost of such Units, and the respective amounts of the Owner Participant's Commitment and the Loan Participant's Commitment required to be paid with respect to such Units. Prior to 12:00 noon, New York City time, on the Closing Date, the Owner Participant shall make the amount of the Owner Participant's Commitment required to be paid on the Closing Date available to the Indenture Trustee, and immediately prior to the delivery and acceptance of the Units specified in Section 2.3(b), the Loan Participant shall make the amount of such Loan Participant's Commitment for the Equipment Cost required to be paid on the Closing Date available to the Indenture Trustee, in either case, by transferring or delivering such amounts, in funds immediately available on the Closing Date, to the Indenture Trustee, either directly to, or for deposit in, the Indenture Trustee's account at Bank One, NA, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, ABA No. 071000013, Clearing Account 4811-5377, for credit to trust number 204884-000, Attn: M.J. Frye, GATX Rail Trust No. 2000-2. The making available by the Owner Participant of the amount of its Commitment for the Equipment Cost shall be deemed a waiver of the Notice of Delivery by the Owner Participant and the Owner Trustee and the making available by the Loan Participant of the amount of its Commitment for the Equipment Cost shall be deemed a waiver of the Notice of Delivery by the Loan Participant and the Indenture Trustee.

     (b) Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 11:00 A.M., Chicago time, on the Closing Date at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601 or at such other place or time as the parties hereto shall agree. Upon receipt by the Indenture Trustee on the Closing Date of the full amount of the Owner Participant's Commitment and Loan Participant's Commitment in respect of the Units delivered on the Closing Date, the Indenture Trustee on behalf of the Owner Trustee shall, subject to the conditions set forth in Sections 4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, pay to the Lessee from the funds then held by it, in immediately available funds, an amount equal to the Equipment Cost for the Units delivered on the Closing Date, and simultaneously therewith, (i) the Lessee shall deliver the Units to the Owner Trustee, (ii) the Owner Trustee shall, pursuant to the Lease, lease and deliver the Equipment delivered on the

Closing Date to the Lessee, and the Lessee, pursuant to the Lease, shall accept delivery of the Units under the Lease, such lease, delivery and acceptance of the Units under the Lease shall be conclusively evidenced by the execution and delivery by the Lessee and Owner Trustee of a separate Lease Supplement covering each Basic Group of Equipment so delivered as described in Schedule 1, and (iii)
                                                           ----------
the Owner Trustee shall execute and deliver an Indenture Supplement relating to each Lease Supplement to the Indenture Trustee and an Equipment Note for each Series relating to each such Lease Supplement to the Loan Participant. Each of the Lessee, the Owner Participant, the Owner Trustee, the Loan Participant and the Indenture Trustee hereby agree to take all actions required to be taken by it in connection therewith and pursuant to this Section 2.3(b).

     Section 2.4 Owner Participant's Instructions to the Owner Trustee;
                 ------------------------------------------------------
Satisfaction of Conditions.
--------------------------

     (a) The Owner Participant agrees that the making available to the Indenture Trustee of the amount of its Commitment for the Units delivered on the Closing Date in accordance with the terms of this Section 2 shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee, subject, on the Closing Date, to the conditions set forth in Sections
4.1 and 4.3 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in Section 2.1 of the Trust Agreement with respect to the Units on the Closing Date.

     (b) The Owner Participant agrees that the authorization by the Owner Participant or its counsel to the Indenture Trustee to release to the Lessee the Owner Participant's Commitment with respect to the Units delivered on the Closing Date shall constitute, without further act, notice and confirmation that all conditions to closing set forth in Sections 4.1 and 4.3 were either met to the satisfaction of the Owner Participant or, if not so met, were waived by it with respect to such Units.

     Section 2.5 Expenses.
                 --------

     (a) If the Owner Participant shall have made its investment provided for in
Section 2.2 and the transactions contemplated by this Agreement are consummated, either the Owner Participant will promptly pay, or the Owner Trustee will promptly pay, with funds the Owner Participant hereby agrees to pay (which, together with its Commitment, shall not exceed the amount set forth in Section 2.2(a)) to the Owner Trustee, the following (the "Transaction Costs") if evidenced by an invoice delivered to the Owner Participant and approved by the Lessee within six (6) months of the Closing Date:

         (i) the cost of reproducing, printing and filing the Operative Agreements, the Equipment Notes, the Pass Through Certificates, the Offering Memorandum relating to the Pass Through Certificates, the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus, the Final Prospectus and the Underwriting Agreement and all amendments and supplements to the foregoing, including all costs and fees in connection with filing the Registration Statement and the initial filing and recording of the Lease, the Indenture and any other document required to be filed or recorded pursuant to the provisions hereof or of any other Operative Agreement and the fees and expenses of the rating agencies in connection with rating the Pass Through Certificates;

          (ii) the reasonable fees and expenses of Watson, Farley & Williams, special counsel for the Owner Participant, and Burr & Forman LLP, reading counsel for the Owner Participant, in an amount not to exceed the amount set forth in the letter dated March 9, 2000 from GATX Rail Corporation, plus disbursements, for their services rendered in connection with the negotiation, execution and delivery of this Participation Agreement and the Operative Agreements related hereto and the documents for the Related Transaction;

          (iii) all costs and fees in connection with the qualification of the Pass Through Certificates under securities or Blue Sky laws in accordance with the provisions of Section 6(h) of the Underwriting Agreement, including filing fees and the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP in connection therewith and in connection with the preparation of any Blue Sky memorandum;

          (iv) the reasonable fees and expenses of Ernst & Young, accountants of the Lessee, for their services rendered in connection with issuing "comfort letters" to the Underwriters;

          (v) the reasonable fees and expenses of Vedder, Price, Kaufman & Kammholz, special counsel for the Lessee, for their services rendered in connection with the preparation of documentation, negotiation, execution and delivery of the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus, the Final Prospectus, the Underwriting Agreement, this Participation Agreement and the Operative Agreements related hereto;

          (vi) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special counsel for the Underwriters, for their services rendered in connection with the preparation of documentation, negotiation, execution and delivery of the Preliminary Final Prospectus, the Final Prospectus, the Underwriting Agreement, this Participation Agreement and the Operative Agreements related hereto;

          (vii) the reasonable fees and expenses of Alvord and Alvord, special STB counsel, and McCarthy Tetrault, special Canadian counsel, for the Owner Participant and the Indenture Trustee;

          (viii) the reasonable fees and expenses of Morris, James, Hitchens & Williams, LLP, special counsel for the Owner Trustee, for their services rendered in connection with the negotiation, execution and delivery of this Participation Agreement and the Operative Agreements related hereto;

          (ix) the commissions payable to the Underwriters in connection with the sale of the Pass Through Certificates;

          (x) the initial fees and reasonable out-of-pocket expenses of the Owner Trustee;

          (xi) the initial fees and reasonable out-of-pocket expenses of the Indenture Trustee;

          (xii) the initial fees and reasonable out-of-pocket expenses of the Pass Through Trustee;

          (xiii) the reasonable fees and expenses of RailSolutions, Inc. for their services rendered in connection with delivering the Appraisal required by Section 4.3(a);

          (xiv) the costs incurred in connection with any adjustment pursuant to Section 2.6(a); and

          (xv) the reasonable fees and expenses of GATX Lease Funding, Inc. for advisory services.

     Notwithstanding the foregoing, Transaction Costs shall not include internal costs and expenses such as salaries and overhead of whatsoever kind or nature of, nor costs incurred by, parties to this Participation Agreement pursuant to arrangements with third parties for services (other than those expressly referred to above), such as travel expenses, computer time procurement, financial analysis and consulting, advisory services and costs of a similar nature.

     (b) Upon the consummation of the transactions contemplated by this Agreement, the Lessee agrees to pay when due: (i) the reasonable expenses (including reasonable legal fees and expenses) of the Owner Trustee, the Indenture Trustee and the Participants incurred subsequent to the delivery of the Equipment on the Closing Date, in connection with any supplements, amendments, modifications, alterations, waivers or consents of any of the Operative Agreements which are (1) requested by, or necessitated by action or inaction on the part of, the Lessee or by any applicable law or regulation (other than laws or regulations solely relating to the business of the Lessor or the Owner Participant) or entered into in connection with, or as a result of, a Lease Default or (2) necessary or required to effectuate the purpose or intent of any Operative Agreement (including costs incurred in connection with any adjustment pursuant to Section 2.6); (ii) the ongoing reasonable fees and expenses (including reasonable legal fees and expenses) of the Owner Trustee under the Trust Agreement; (iii) the ongoing reasonable fees and expenses of the Indenture Trustee under the Operative Agreements; and (iv) the ongoing reasonable fees and expenses of the Pass Through Trustee under the Pass Through Trust Agreement.

     (c) If the transactions contemplated hereby are not consummated as a result of (i) the Lessee's default in its obligations to consummate the transactions contemplated hereby, (ii) the Lessee's failure to consummate the transactions contemplated hereby after the satisfaction or waiver of the conditions set forth in Section 4 (other than conditions the satisfaction of which are solely in the control of the Lessee), or (iii) subject to the next sentence, in any other circumstance, the Lessee shall pay all Transaction Costs. Notwithstanding anything contained herein to the contrary, if the transactions contemplated hereby are not consummated as a result of (x) the Owner Participant's default in its obligations to consummate the transactions hereunder, or (y) the Owner Participant's failure to make its equity investment as required by Section 2.2(a) after the conditions specified in Section 4 have been satisfied or waived by it in writing (other than conditions the satisfaction of which are solely in the control of the Owner Participant), the Owner Participant shall pay all Transaction Costs other than such costs and expenses that would otherwise benefit the Lessee in ultimately closing the transaction.

     (d) Notwithstanding the foregoing provisions of this Section 2.5, except as specifically provided in Section 7.2 or in any other Operative Agreement, the Lessee shall have no liability for any costs or expenses relating to any voluntary transfer of the Owner Participant's interest in the Equipment including any transfer prior to the Closing Date of the Owner Participant's obligation to fund its participation pursuant to Section 2 (other than in connection with any transfer pursuant to Sections 10.2, 11.4, 22.1 or 22.3 of the Lease or Section 6.9 hereof or a Lease Event of Default) and no such costs or expenses shall constitute Transaction Costs and the Lessee will not have any obligation with respect to the costs and expenses resulting from any voluntary transfer of any equity interest by any transferee of the Owner Participant, whenever occurring (other than in connection with a Lease Event of Default).

     Section 2.6 Calculation of Adjustments to Basic Rent, Stipulated Loss Value
                 ---------------------------------------------------------------
and Termination Value; Confirmation and Verification.
----------------------------------------------------

     (a) Calculation of Adjustments. In the event that (A) the Closing Date is other than April 13, 2000 or (B) the Transaction Costs paid by the Owner Participant pursuant to Section 2.5 prior to the first Rent Payment Date are less or more than $771,479.47 for the Equipment or (C) a refinancing contemplated by Section 10.2 occurs, (D) any change in the Code which is enacted and effective and/or any change in the income tax regulations which is promulgated, adopted and effective prior to the Closing Date (provided the Owner Participant or the Lessee shall have given notice of such change to the other party prior to such Closing Date), which change alters or eliminates the tax assumptions upon which the calculation of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price were based, or (E) the Equipment Cost or the composition of the Units is different than as described on Schedule 1 hereto, or (F) the Debt Rate on, and
                     ----------
amortization of the Equipment Notes is different than the assumptions upon which the calculations of the Basic Rent was based, then, in each such case, the Owner Participant shall recalculate the payments or amounts, as the case may be, of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price, (i) to preserve the Net Economic Return that the Owner Participant would have realized in the absence of the changes referred to in Sections (A) through (F) of this Section 2.6(a) and (ii) to minimize to the greatest extent possible, consistent with the foregoing clause (i), the present value (discounted semiannually at an interest rate per annum equal to the Debt
Rate) of the payments of Basic Rent. Any such recalculation performed due to the occurrence of an event described in clause (A), (B), (D), (E), and (F) above shall be made prior to the first Rent Payment Date. In performing any such recalculation and in determining the Owner Participant's Net Economic Return, the Owner Participant shall utilize the same methods and assumptions originally used in making the computations of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price with respect to the Basic Term initially set forth in Schedules 3, 4, 6 and 7 to this
                                                 -----------------------
Participation Agreement (other than those assumptions changed as a result of any of the events described in clauses (A) through (F) of the preceding sentence necessitating such recalculation; it being agreed that such recalculation shall reflect solely any changes of assumptions or facts resulting directly from the event or events necessitating such recalculation). Such adjustments shall comply (to the extent the original structure complied but allowing variations to reflect the event giving rise to the adjustment) with Section 467 of the Code and any regulations thereunder so as not to cause the Lease to be a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and any regulation thereunder, and the requirements of Sections 4.02(5), 4.07(1) and (2) and 4.08(1) of Revenue Procedure 75-28, as amended, calculated, except in the case of a refinancing pursuant to Section 10.2, without taking into account any change after the Closing Date in or to Section 467 of the Code (and any regulations thereunder) and such requirements of Revenue Procedure 75-28.

     (b) Confirmation and Verification. Upon completion of any recalculation described above in this Section 2.6, a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price with respect to the Basic Term as are then set forth in Schedules 3, 4, 6 and 7 of this Participation Agreement do
                      -----------------------
not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price or Basic Term Purchase Price with respect to the Basic Term as have been calculated by the Owner Participant in accordance with Section 2.6(a) above. Such certificate shall describe in reasonable detail the basis for any such adjustments, and any such adjustment and corresponding adjustments to the Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price will be computed on a basis consistent with that used by the Owner Participant in the original calculation of Basic Rent. Any such adjustment shall be deemed approved upon notice of such approval by the Lessee to the Owner Participant or on the thirty-first (31st) day following delivery of such certificate by the Owner Participant to the Lessee unless the Lessee, prior to such day, requests verification pursuant to the following sentence, and shall become effective as of the earlier of (i) the first Rent Payment Date and (ii) the date the Lessee approves or has been deemed to have approved such adjustment (except that any adjustment to Stipulated Loss Value shall be effective as of the Closing Date). If the Lessee shall so request, the recalculation of any such adjustments described in this Section 2.6 shall be verified on a confidential basis by a nationally recognized firm of independent accountants selected by the Owner Participant and reasonably acceptable to the Lessee and any such recalculation of such adjustment as so verified shall be binding on the Lessee and the Owner Participant. Such accounting firm shall be requested to make its determination within 30 days. The Owner Participant shall provide to a representative of such accounting firm, on a confidential basis, such information as it may reasonably require, including the original assumptions used by the Owner Participant and the methods used by the Owner Participant in the original calculation of, and any recalculation of, Basic Rent, Stipulated Loss Values, Termination Values, Early Purchase Price and Basic Term Purchase Price and such other information as is necessary to determine whether the computation is accurate and in conformity with the provisions of this Agreement, provided that in no event shall the Owner Participant have any obligation to
--------
provide the Lessee with any such information; and provided, further, that the
                                                  --------  -------
Owner Participant shall have no obligation to disclose to the Lessee, such accounting firm or any other Person, or to permit the Lessee, such accounting firm or any other Person, to examine any federal, state or local income tax returns of the Owner Participant, or books or accounting records related thereto, for any taxable year. Subject to the immediately following sentence, the costs of such verification shall be borne by the Lessee. If such accounting firm's verification shall result in a decrease in the net present value (expressed as a percentage of Total Equipment Cost) of the Basic Rent (discounted semiannually at a rate per annum equal to the Debt Rate) under this Lease calculated as of the Closing Date, as compared to the net present value of Basic Rent proposed by the Owner Participant, by more than the greater of (a) 10 basis points or (b) 10% of the proposed adjustment, then the Owner Participant agrees to reimburse the Lessee for any amounts paid for such verification. Any revised adjustment resulting from such verification shall become effective on the next Rent Payment Date after such verification has been concluded (except that any adjustment to Stipulated Loss Value shall be effective as of the Closing Date), and shall take into account any underpayment or overpayment, together with interest thereon at the Debt Rate, resulting from an earlier effectiveness of the original adjustment.

     (c) Compliance. Notwithstanding the foregoing, any adjustment made to the payments of Basic Rent, Stipulated Loss Values, Termination Values or Early Purchase Price with respect to the Basic Term, pursuant to the foregoing, shall comply with the following requirements: (i) each installment of Basic Rent, as so adjusted, under any circumstances and in any event, will be in an amount at least sufficient for the Owner Trustee to pay in full as of the due date of such installment any payment of principal of and interest on the Equipment Notes required to be paid on the due date of such installment of Basic Rent, and (ii) Stipulated Loss Value, Termination Value and Early Purchase Price, as so adjusted, under any circumstances and in any event, will be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with an Event of Loss or a termination of the Lease, as the case may be, will be at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal of, any Make-Whole Amount and all unpaid interest on the Equipment Notes, accrued to the date on which Stipulated Loss Value, Termination Value or Early Purchase Price, as the case may be, is paid in accordance with the terms of the Lease.

     (d) Invoices. All invoices in respect of Transaction Costs to the extent not delivered on the Closing Date shall be directed to the Owner Participant at the address set forth in Section 10.4, with a copy to the Lessee.

     Section 2.7 Postponement of Closing Date.
                 ----------------------------

     (a) The scheduled Closing Date may be postponed from time to time with respect to all of the Units for any reason (but to no later than April 28, 2000) if the Lessee gives the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of the postponement and notice of the date to which such Closing Date has been postponed, the notice of postponement to be received by each party no later than 5:30 p.m., New York City time, on the originally scheduled Closing Date, and the term "Closing Date" as used in this Agreement shall mean the postponed "Closing Date".

     (b) In the event of any postponement of the originally scheduled Closing Date pursuant to this Section 2.7 (the originally scheduled Closing Date being referred to as the "Scheduled Closing Date" for the purposes of this Section 2.7): (i) the Lessee will reimburse the Owner Participant for the loss of the use of its funds with respect to each such Unit occasioned by such postponement or failure to deliver or accept (unless such failure to accept is caused by a default by the Owner Participant hereunder or by the Owner Trustee (acting pursuant to instructions from the Owner Participant) under the Trust Agreement, the Lease or the Indenture) by paying to the Owner Participant on demand interest at the Debt Rate, for the period from and including the Scheduled Closing Date to but excluding the earlier of the date upon which such funds are returned to the Owner Participant (unless such funds are returned after 1:00 p.m., New York City time, in which case such date of return shall be included) or the actual Closing Date; provided that the Lessee shall in any event pay to the Owner Participant
      --------
at least one day's interest at the Debt Rate on the amount of such funds, unless the Owner Participant shall have received, prior to 12:00 noon, New York City time, on the Business Day preceding the Scheduled Closing Date, a notice of postponement of the Scheduled Closing Date pursuant to Section 2.7(a), and (ii) the Indenture Trustee will return not later than 10:00 a.m., New York City time, on the first Business Day following the Scheduled Closing Date, any funds which it shall have received from the Owner Participant as its Commitment for such Units, absent joint instructions from the Lessee and the Owner Participant to retain such funds until the specified date of postponement established under
Section 2.7(a).

     (c) The Indenture Trustee agrees that, in the event it has received telephonic notice (to be confirmed promptly in writing) from the Lessee on the Scheduled Closing Date that such Scheduled Closing Date is to be postponed, it will if instructed in the aforementioned notice from the Lessee (which notice shall specify the securities to be purchased) use reasonable best efforts to invest, at the risk of the Lessee (except as provided below with respect to the Indenture Trustee's gross negligence or willful misconduct), the funds received by it from the Owner Participant with respect to its Commitment in Specified Investments in accordance with the Lessee's instructions. Any such Specified Investments purchased by the Indenture Trustee upon instructions from the Lessee shall be held in trust by the Indenture Trustee (but not as part of the Indenture Estate under the Indenture) for the benefit of the Owner Participant whose funds are invested in Specified Investments upon instructions from the Lessee and any net profits on the investment of such funds (including interest), if any, shall be for the account of and shall on the Closing Date, or on the date such funds are returned to the Owner Participant, be paid over to, the Lessee. The Lessee shall pay to the Indenture Trustee on the Closing Date (if such Unit or Units are delivered and accepted pursuant hereto) the amount of any net loss on the investment of such funds invested at the instruction of the Lessee. If the funds furnished by the Owner Participant with respect to such Unit or Units are required to be returned to the Owner Participant, the Lessee shall, on the date on which such funds are so required to be returned, reimburse the Indenture Trustee, for the benefit of the Owner Participant, for any net losses incurred on such investments. The Indenture Trustee shall not be liable for failure to invest such funds or for any losses incurred on such investments except for its own willful misconduct or gross negligence. In order to obtain funds for the payment of Equipment Cost for such Unit or Units or to return funds furnished by the Owner Participant to the Indenture Trustee for the benefit of the Owner Participant with respect to such Unit or Units, the Indenture Trustee is authorized to sell any Specified Investments purchased as aforesaid with the funds received by it from the Owner Participant in connection with such Unit or Units.

     (d) Notwithstanding the provisions of Section 2.7(a), the Owner Participant shall not be under any obligation to make its Commitment available beyond 11:00 a.m., New York City time, on April 28, 2000.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

     Section 3.1 Representations and Warranties of the Owner Trustee.  The Trust
                 ---------------------------------------------------
Company (except with respect to clauses (c) and (k) (to the extent applicable to the Owner Trustee in its capacity as Owner Trustee) below) and as Owner Trustee with respect to clauses (c), (e) (to the extent provided therein) and (k) (to the extent applicable to the Owner Trustee in its capacity as Owner Trustee) below, represents and warrants to the Owner Participant, each of the other Trustees and the Lessee, notwithstanding the provisions of Section 10.13 or any similar provision in any other Operative Agreement, that, as of the date hereof:

     (a) the Trust Company (i) is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware,
(ii) has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (iii) (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Owner Trustee Agreements;

     (b) (i) the Trust Company has duly authorized, executed and delivered the Trust Agreement, (ii) (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) the Owner Trustee in its trustee capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered each of the other Owner Trustee Agreements and, as of the Closing Date, the Equipment Notes, the Lease Supplements and the Indenture Supplements to be delivered on the Closing Date, and (iii) the Trust Agreement constitutes a legal, valid and binding obligation of the Trust Company, enforceable against it in its individual capacity in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

     (c) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Agreements (other than the Trust Agreement) to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

     (d) neither the execution and delivery by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of the Owner Trustee Agreements or the Equipment Notes to be delivered on the Closing Date, nor the consummation by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Trust Company, in its individual capacity, or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (i) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it in its individual capacity, or (ii) violates or will violate its charter documents or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which the Trust Company is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Delaware governing the banking or trust powers of the Trust Company, or any judgment or order applicable to or binding on it;

     (e) there are no Taxes payable by the Trust Company, either in its individual capacity or as Owner Trustee, imposed by the State of Delaware or any political subdivision thereof or by the United States of America in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Owner Trustee Agreements (other than the Trust Agreement) or the Equipment Notes to be delivered on the Closing Date solely because the Owner Trustee in its individual capacity is a Delaware banking corporation with its principal place of business in Wilmington, Delaware and performs certain of its duties as Owner Trustee in the State of Delaware; and there are no Taxes payable by the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, imposed by the State of Delaware or any political subdivision thereof or by the United States of America in connection with the acquisition of its interest in the Equipment (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby) solely because the Trust Company in its individual capacity is a Delaware banking corporation with its principal place of business in Wilmington, Delaware, and performs certain of its duties as Owner Trustee in the State of Delaware;

     (f) there are no pending or, to its knowledge, threatened actions or proceedings against the Trust Company, either in its individual capacity or as Owner Trustee, before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Trust Company, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust Agreement, the other Owner Trustee Agreements or the Equipment Notes to be delivered on the Closing Date;

     (g) both its chief executive office, and the place where its records concerning the Equipment and all its interest in, to and under all documents relating to the Trust Estate, are located at Wilmington, Delaware, and the Trust Company, in its individual capacity, agrees to give the Owner Participant, the Indenture Trustee and the Lessee written notice within 30 days following any relocation of said chief executive office or said place from its present location;

     (h) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Delaware state or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Trust Company, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Trust Company in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any of the other Owner Trustee

Agreements, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

     (i) on the Closing Date, the Owner Trustee's right, title and interest in and to the Equipment delivered on the Closing Date shall be free of any Liens attributable to the Trust Company in its individual capacity;

     (j) the proceeds received by the Owner Trustee from the Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with
Article III of the Trust Agreement;

     (k) the Owner Trustee shall receive from the Lessee such title as was conveyed to it by the Lessee, subject to the rights of the Owner Trustee and the Lessee under the Lease and the security interest created pursuant to the Indenture and the Indenture Supplement in respect of the Units delivered on the Closing Date, and there will be no Lessor's Liens attributable to it on the Equipment or any interest therein or on the Trust Estate; and

     (l) to its knowledge, no Indenture Default or Indenture Event of Default has occurred and is continuing.

     Section 3.2 Representations and Warranties of the Lessee.  The Lessee
                 --------------------------------------------
represents and warrants to the Trustees and the Owner Participant that, as of the date hereof:

     (a) the Lessee is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Lessee Agreements, has the corporate power and authority to sell the Equipment to the Owner Trustee and to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Lessee Agreements;

     (b) the Lessee Agreements have been duly authorized by all necessary corporate action (no shareholder approval being required), executed and delivered (or in the case of the Lease Supplements in respect of the Units delivered on the Closing Date will on the Closing Date have been duly executed and delivered) by the Lessee, and constitute (or in the case of the Lease Supplement in respect of the Units delivered on the Closing Date will on the Closing Date constitute) the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

     (c) the execution, delivery and performance by the Lessee of each Lessee Agreement and compliance by the Lessee with all of the provisions thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Lessee or any of its properties, or contravene the provisions of, or constitute a default by the Lessee under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Lessee under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which the Lessee or any of its property is bound or affected;

     (d) except for those matters discussed in the financial statements provided to the Participants under Section 3.2(e), there are no proceedings pending or, to the knowledge of the Lessee, threatened against the Lessee or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which individually or in the aggregate would, if determined adversely to it, materially and adversely affect the financial condition or business of the Lessee and its consolidated Subsidiaries, taken as a whole, or impair the ability of the Lessee to perform its obligations under the Lessee Agreements or which questions the validity of any Lessee Agreement or any action taken or to be taken pursuant thereto. Neither the Lessee nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal, the default under which would affect adversely the ability of the Lessee to perform its obligations under the Lessee Agreements;

     (e) the audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee for the fiscal year ended December 31, 1999 fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee and its Subsidiaries as of such date and the results of their operations for the period then ended. The unaudited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee and its Subsidiaries for the twelve-month period ended December 31, 1999 fairly present, in conformity with generally accepted accounting principles consistently applied (except for the absence of footnotes in the December 31, 1999 financial statements), the consolidated financial position of the Lessee and its Subsidiaries as of such date and the results of their operations for the period then ended, subject to normal year-end adjustments. Since December 31, 1999, there has been no material adverse change in the condition, financial or otherwise, of the Lessee and its consolidated Subsidiaries, taken as a whole, as shown on the financial statements of Lessee as of such date;

     (f) no consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of Lessee or any governmental authority on the part of the Lessee is required in connection with the execution and delivery by the Lessee of the Lessee Agreements, other than notices required to be filed with the STB and the Registrar General of Canada, which STB notice shall have been filed on the Closing Date and which Canadian notice shall be filed promptly following the Closing Date;

     (g) the Lease, the Indenture, the Lease Supplements in respect of the Units delivered on the Closing Date and the Indenture Supplements in respect of the Units delivered on the Closing Date will on or before the Closing Date be duly filed with the STB pursuant to 48 U.S.C. (S)11301 and deposited with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and such filing with the STB pursuant to 49 U.S.C. (S)11301 will perfect the Owner Trustee's and the Indenture Trustee's rights in such Operative Agreements and in the Units, and such deposit with the Registrar General of Canada will perfect the Owner Trustee's and the Indenture Trustee's rights in such Operative Agreements and in the Units and no other filing, recording or deposit with, or giving of notice to any other federal, state, provincial or local government or agency thereof, or any other action, is necessary in order to protect the rights of the Owner Trustee and the Indenture Trustee in such Operative Agreements or in such Units in the United States, any state thereof, the District of Columbia or to protect the rights of the Owner Trustee and the Indenture Trustee in such Operative Agreements or in such Units in Canada or any province thereof;

     (h) the Equipment is covered by the insurance required by Section 12 of the Lease and all premiums due prior to the Closing Date in respect of such insurance shall have been paid in full;

     (i) the Lessee has timely filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment made against the Lessee or any of its assets (other than assessments, the payment of which is being contested in good faith by appropriate proceedings by the Lessee and none of which are material), and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges which could reasonably be expected to have a materially adverse effect on its ability to perform its obligations under the Lessee Agreements. The provision for taxes on the books of the Lessee is adequate for all open years, and for its current fiscal period;

     (j) no Lease Default or Lease Event of Default has occurred and is continuing and to the knowledge of Lessee, no Event of Loss, or event with which the giving of notice and/or the passage of time would constitute an Event of Loss, has occurred;

     (k) the Lessee is not an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940;

     (l) the acquisition by the Owner Participant of the Beneficial Interest for its own account will not constitute a prohibited transaction within the meaning of Section 4975(c)(1)(A) through (D) of the Code or a "Prohibited Transaction" under ERISA. The representation made by the Lessee in the preceding clause is made in reliance upon and subject to the accuracy of the representation of the Owner Participant in Section 3.6(h) of this Agreement;

     (m) on the Closing Date, Lessee shall have, and the Bill of Sale to be delivered on the Closing Date shall convey, to the Owner Trustee all legal and beneficial title to the Units being delivered on the Closing Date, free and clear of all Liens (other than Permitted Liens of the type described in clause
(ii) with respect to sublessee, and in clauses (iii), (iv), (vi) and (vii) of the definition thereof), and such conveyance is not void or voidable under any applicable law;

     (n) the financial statements referred to in Section 3.2(e) do not, nor does the Registration Statement relating to the Pass Through Certificates or any written statement furnished by the Lessee or on behalf of the Lessee in connection with the negotiation of the Lease or any other Operative Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Lessee has not disclosed in writing which materially affects adversely or, so far as the Lessee can now reasonably foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Lessee and its Subsidiaries, taken as a whole;

     (o) none of the transactions contemplated by the Operative Agreements (including, without limitation, the use of the proceeds from the sale of the Equipment Notes) will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. None of the proceeds from the sale of the Equipment Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended;

     (p) the Lessee is not in violation of any term of any charter instrument, by-law or in any material respect of any other material agreement or instrument to which it is a party or by which it may be bound. The Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of the Lessee to perform its obligations under the Operative Agreements to which it is a party, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business;

     (q) on the Closing Date all sales, use or transfer taxes due and payable upon the purchase of the Equipment by the Lessor and on the lease thereof to the Lessee will have been paid or such transactions will then be exempt from any such taxes and the Lessee will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations. No taxes, fees or other charges in connection with the execution and delivery of the Operative Agreements or the issuance and sale of the Equipment Notes to be delivered on the Closing Date are payable;

     (r) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by Lessee, except for the fees of GATX Lease Funding, Inc., which Lessee agrees will be paid by it to the extent not included in the Transaction Costs, and of Morgan Stanley Dean Witter and Credit Suisse First Boston, which shall be included in Transaction Costs, and Lessee agrees that it will hold the Owner Participant, the Owner Trustee and the Indenture Trustee harmless from any claim, demand or liability for any other broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by Lessee in connection with such transactions;

     (s) each Unit of the Equipment, taken as a whole, and each major component thereof, complies in all material respects with all applicable laws and regulations, conforms with the specifications for such Unit contained in the Appraisal referred to in Section 4.3(a) hereof and is substantially complete such that it is ready and available to operate in commercial service and otherwise perform the function for which it was designed; and

     (t) the Lessee is not subject to regulation as a "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 3.3 Representations and Warranties of the Indenture Trustee.  The
                 -------------------------------------------------------
Indenture Trustee represents and warrants to the Owner Participant, the Owner Trustee and the Lessee that, as of the date hereof:

     (a) the Indenture Trustee is a national banking association duly organized and validly existing and in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Indenture Trustee Agreements;

     (b) the execution, delivery and performance by the Indenture Trustee of each of the Indenture Trustee Agreements have been duly authorized by the Indenture Trustee and will not violate any applicable law or its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

     (c) this Agreement has been duly executed and delivered and constitutes, and the other Indenture Trustee Agreements, when executed and delivered, will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms;

     (d) there are no proceedings pending or, to the knowledge of the Indenture Trustee, threatened, and to the knowledge of the Indenture Trustee there is no existing basis for any such proceedings, against or affecting the Indenture Trustee in or before any court or before any governmental authority or arbitration board or tribunal which, individually or in the aggregate, if adversely determined, might impair the ability of the Indenture Trustee to perform its obligations under the Indenture Trustee Agreements;

     (e) no authorization or approval or other action by, and no notice to or filing with, any stockholder, trustee or holder of indebtedness or any governmental authority or regulatory body of the United States of America governing the Indenture Trustee in its trust capacity, is required for the due execution, delivery and performance by the Indenture Trustee of the Indenture Trustee Agreements, except as have been previously obtained, given or taken;

     (f) the Indenture Trustee is not in default under any of the Indenture Trustee Agreements; and

     (g) neither the Indenture Trustee, nor any Person authorized to act on behalf of the Indenture Trustee, has directly or indirectly offered any interest in the Trust Estate or the Equipment Notes or any security similar to either thereof related to this transaction for sale to, or solicited offers to buy any of the same from, or otherwise approached or negotiated with respect to any of the same with, any Person other than the Pass Through Trustee, the Underwriters and the initial purchasers of the Pass Through Certificates.

     Section 3.4 Representations, Warranties and Covenants Regarding Beneficial
                 --------------------------------------------------------------
Interest and Equipment Notes.
----------------------------

     (a) The Owner Trustee represents and warrants to the Lessee, each of the other Trustees and the Owner Participant that, as of the date hereof and as of the Closing Date, neither the Owner Trustee nor any Person authorized or employed by the Owner Trustee as agent or otherwise in connection with the placement of the Beneficial Interest or the Equipment Notes or any similar interest has offered any of the Beneficial Interest or the Equipment Notes or any similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser.

     (b) The Lessee represents and warrants to the Trustees and the Owner Participant that, as of the date hereof and as of the Closing Date, neither the Lessee nor any Person authorized or employed by the Lessee as agent or otherwise in connection with the placement of the Beneficial Interest or the Equipment Notes or any similar interest has offered any of the Beneficial Interest or the Equipment Notes or similar interest for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Owner Participant and not more than 31 other institutional investors with respect to the Beneficial Interest, and, except for the issue and sale of the Pass Through Certificates as contemplated by the Registration Statement, the Pass Through Trustee with respect to the Equipment Notes.

     (c) Each of the Owner Trustee, the Owner Participant and the Lessee agree, as to its own actions only, severally but not jointly that neither the Owner Trustee, the Owner Participant nor the Lessee nor anyone acting on behalf of the Owner Trustee, the Owner Participant or the Lessee will offer the Beneficial Interest, the Equipment Notes, or any part thereof or any similar interest for issue or sale to any prospective purchaser, or solicit any offer to acquire any of the Beneficial Interest, the Equipment Notes, or any part thereof so as to bring the issuance and sale of the Beneficial Interest, the Equipment Notes, or any part thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

     Section 3.5 Representations and Warranties of the Pass Through Trustee. The
                 ----------------------------------------------------------
Pass Through Trustee represents and warrants to the Owner Participant, the other Trustees, and the Lessee that, as of the date hereof:

     (a) the Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of the Pass Through Trust Agreement, the Pass Through Trust Supplements and this Agreement;

     (b) the Pass Through Trust Agreement, the Pass Through Trust Supplements and this Agreement have been duly authorized, executed and delivered by the Pass Through Trustee; this Agreement, the Pass Through Trust Supplements and the Pass Through Trust Agreement constitute the legal, valid and binding obligation of the Pass Through Trustee enforceable against it in accordance with its terms;

     (c) the execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement, the Pass Through Trust Supplements and this Agreement, the purchase by the Pass Through Trustee of the Equipment Notes pursuant to this Agreement, and the issuance of the Pass Through Certificates pursuant to the Pass Through Trust Agreement and the Pass Through Trust Supplements, do not contravene any law, rule or regulation of any United

States of America governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Pass Through Trustee and do not contravene or result in any breach of, or constitute a default under, the Pass Through Trustee's articles of association or by-laws or any agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its properties may be bound;

     (d) neither the execution and delivery by the Pass Through Trustee of the Pass Through Trust Agreement, the Pass Through Trust Supplements or this Agreement nor the consummation by the Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any United States of America governmental authority or agency or any Federal governmental authority or agency regulating the Pass Through Trustee's banking, trust or fiduciary powers;

     (e) there are no pending or threatened actions or proceedings against the Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely effect the ability of the Pass Through Trustee to perform its obligations under this Agreement, the Pass Through Trust Supplements or the Pass Through Trust Agreement;

     (f) the Pass Through Trustee is not in default under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements;

     (g) the Pass Through Trustee is not directly or indirectly controlling, controlled by or under common control with the Owner Participant, the Owner Trustee, the Underwriters or the Lessee;

     (h) the Pass Through Trustee is purchasing the Equipment Notes for the purposes contemplated by the Operative Agreements and not with a view to the transfer or distribution of any Equipment Note to any other Person, except as contemplated by the Operative Agreements; and

     (i) except for the issue and sale of the Pass Through Certificates contemplated hereby, the Pass Through Trustee has not directly or indirectly offered any Equipment Note or Pass Through Certificate or any interest in or to the Trust Estate, the Trust Agreement or any similar interest for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Trustee and the Owner Participant, and the Pass Through Trustee has not authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note, any Pass Through Certificate or any interest in and to the Trust Estate, the Trust Agreement or any similar interest related to this transaction for sale to, or to solicit any offer to acquire any of the same from, any person other than each Owner Trustee and the Owner Participant, and the Pass Through Trustee is not in default under the Pass Through Trust Agreement.

     Section 3.6 Representations and Warranties of the Owner Participant.  The
                 -------------------------------------------------------
Owner Participant represents and warrants to the Trustees and the Lessee that, as of the date hereof:

     (a) the Owner Participant is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power, authority and legal right to carry on its business as now conducted;

     (b) the Owner Participant has the requisite corporate power and authority to enter into the Owner Participant Agreements and to perform its obligations thereunder, and the execution, delivery and performance thereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Owner Participant or any of its properties, or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than such as are created by the Operative Agreements) upon the Equipment under, its charter documents or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its property is bound or affected;

     (c) the Owner Participant Agreements have been duly authorized by all necessary corporate actions on the part of the Owner Participant, do not require any approval not already obtained of the shareholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of indebtedness or obligations of the Owner Participant, have been duly executed and delivered by the Owner Participant and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

     (d) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Owner Participant of the Trust Agreement, the Tax Indemnity Agreement or this Agreement;

     (e) the Trust Estate is free of any Lessor's Liens attributable to the Owner Participant;

     (f) there are no pending or, to the Owner Participant's knowledge, threatened actions or proceedings against the Owner Participant before any court or administrative agency which would materially adversely affect the Owner Participant's financial condition or its ability to perform its obligations under the Trust Agreement, the Tax Indemnity Agreement or this Agreement;

     (g) as of the Closing Date the Owner Participant is purchasing the Beneficial Interest to be acquired by it for its account with no present intention of distributing such Beneficial Interest or any part thereof in any manner which would violate the Securities Act of 1933, as amended, but without prejudice, however, to the right of the Owner Participant at all times to sell or otherwise dispose of all or any part of such Beneficial Interest in compliance with the Securities Act of 1933, as amended; provided, however, that
                                                        --------  -------
subject to the provisions of Section 6.1, the disposition of the Beneficial Interest shall at all times be within the Owner Participant's control. The Owner Participant acknowledges that its Beneficial Interest has not been registered under the Securities Act of 1933, as amended, and that neither the Owner Trustee nor the Lessee contemplates filing, or is legally required to file, any such registration statement;

     (h) with respect to the source of the amount to be advanced by the Owner Participant pursuant to Section 2.2, no part of such amount constitutes assets of any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code; and

     (i) no broker's or finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Agreements as a result of any action by the Owner Participant except for the fees of D'Accord Financial Services, Inc., which will be paid by the Owner Participant and the Owner Participant agrees that it will hold Lessee, the Indenture Trustee and Lessor harmless from any claim, demand or liability for broker's or finder's or placement fees or commission alleged to have been incurred as a result of any action by the Owner Participant in connection with this transaction.

     Section 3.7  Opinion Acknowledgment.  Each of the parties hereto,
                  ----------------------
respect to such party, expressly consents to the rendering by its counsel of the opinion referred to in Section 4.1(e) and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such party.

 SECTION 4.  CLOSING CONDITIONS.

     Section 4.1  Conditions Precedent to Investment by Each Participant.  The
                  ------------------------------------------------------
obligation of each Participant to make its investment specified with respect to such Participant in Section 2 on the Closing Date shall be subject to the following conditions (except that paragraph (k) and clause (i) of paragraph (p) shall not be conditions precedent to the Owner Participant's obligations hereunder and paragraph (n) and (s) and clause (ii) of paragraph (p) shall not be conditions precedent to the Loan Participant's obligations hereunder):

     (a) Execution of Operative Agreements. On or before the Closing Date, this Agreement, the Trust Agreement, the Lease, the Lease Supplements in respect of the Units delivered on the Closing Date, the Indenture, the Indenture Supplements in respect of the Units delivered on the Closing Date, the Equipment Notes, the Pass Through Trust Agreement, the Pass Through Trust Supplements and the Underwriting Agreement shall each be satisfactory in form and substance to such Participant, shall have been duly executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above (other than this Agreement) by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to such Participant or its counsel on or before the Closing Date; and no event shall have occurred and be continuing that constitutes a Lease Default or an Indenture Default.

     (b) Recordation and Filing. On or before the Closing Date the Lessee shall have caused the Lease, the Lease Supplements in respect of Units delivered on the Closing Date, the Indenture and the Indenture Supplements in respect of the Units delivered on the Closing Date, to be duly filed, recorded and deposited with the STB in conformity with 49 U.S.C. (S)11301 and with the Registrar General of Canada pursuant to Section 105 of the Canada Transportation Act and all necessary actions shall have been taken to cause publication of notice of such deposit in The Canada Gazette in accordance with said Section 105 within 21 days after the Closing Date, and the Lessee shall furnish the Indenture Trustee, the Owner Trustee and each Participant proof thereof.

     (c) Representations and Warranties of Lessee. On the Closing Date, the representations and warranties of the Lessee contained in Section 3.2 and
Section 3.4(b) hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Owner Trustee, the Indenture Trustee and each Participant shall have received an Officer's Certificate dated such date from the Lessee certifying to the foregoing matters, and the Lessee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Lessee on or before said date.

     (d) Representations and Warranties of Owner Trustee. On the Closing Date, the representations and warranties of the Owner Trustee contained in Section 3.1 and Section 3.4(a) shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Indenture Trustee, the Pass Through Trustee and each Participant shall have received an Officer's Certificate dated such date from the Owner Trustee and the Owner Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Trustee on or before said date.

     (e) Opinions of Counsel. On the Closing Date, the Owner Trustee, the Indenture Trustee and each Participant shall have received the favorable written opinion of each of (i) the Lessee's special counsel and counsel for the Lessee (which counsel shall be the General Counsel or Assistant General Counsel of the Parent), (ii) counsel to the Owner Trustee, (iii) special counsel and counsel to the Owner Participant, (iv) counsel to the Pass Through Trustee, (v) counsel to the Indenture Trustee, (vi) special STB counsel and (vii) special Canadian counsel, in form and substance satisfactory to each Participant; provided that,
                                                                 --------
except as otherwise provided herein, receipt by a party hereto of a favorable written opinion from counsel to such party shall not be a condition precedent to such party's obligations hereunder.

     (f) Title. On the Closing Date, after giving effect to the transactions contemplated hereby, the Owner Trustee shall have all legal and beneficial title to each Unit to be delivered on the Closing Date, free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessee, and in clauses (iii), (iv), (vi) and (vii) of the definition thereof).

     (g) Bill of Sale. On the Closing Date the Lessee shall have delivered to the Owner Trustee (with copies to the Indenture Trustee and each Participant) the Bill of Sale, in form and substance reasonably satisfactory to the Owner Trustee, dated such date covering the Units to be settled for on such date, transferring to the Owner Trustee legal and beneficial title to such Units free of all claims, liens and encumbrances of any nature and warranting to the Owner Trustee that at the time of delivery of each such Unit, the Lessee had legal and beneficial title thereto and good and lawful right to sell the same, and title thereto was free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessee, and in clauses
(iii), (iv), (vi) and (vii) of the definition thereof).

     (h) Insurance Certificate and Opinion. On or before the Closing Date, the Indenture Trustee and each Participant shall have received (x) a certificate relating to insurance that is required pursuant to Section 12 of the Lease and
(y) a certificate from a nationally recognized insurance broker in the form attached hereto as Exhibit A with respect to the public liability insurance
                   ---------
required by Section 12.1(b) of the Lease.

     (i) Corporate Documents. Each of the Participants shall have received such documents and evidence with respect to the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee as the Participants may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

     (j) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

     (k) Representations and Warranties of Owner Participant. On the Closing Date, the representations and warranties of the Owner Participant contained in
Section 3.6 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Indenture Trustee and the Pass Through Trustee shall have received an Officer's Certificate dated such date from the Owner Participant certifying the foregoing matters, and the Owner Participant shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Owner Participant on or before said date.

     (l) Closing Notice. The Indenture Trustee and the Participants shall have received the Notice of Delivery required pursuant to Section 2.3.

     (m) Representations and Warranties of the Indenture Trustee. On the Closing Date, the representations and warranties of the Indenture Trustee contained in Section 3.3 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Owner Trustee and each Participant shall have received an Officer's Certificate dated such date from the Indenture Trustee certifying the foregoing matters, and the Indenture Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Indenture Trustee on or before said date.

     (n) Representations and Warranties of the Pass Through Trustee. On the Closing Date, the representations and warranties of the Pass Through Trustee contained in Section 3.5 hereof shall be true and correct in all material respects as of the Closing Date as though then made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the Lessee, the Owner Trustee and the Owner Participant shall have received an Officer's Certificate dated such date from the Pass Through Trustee certifying the foregoing matters, and the Pass Through Trustee shall have performed and complied with all agreements and conditions herein contained which are required to be performed or complied with by the Pass Through Trustee on or before said date.

     (o) No Illegality. No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by regulatory authorities that, in the opinion of such Participant or its counsel, would make it illegal for such Participant to enter into any transaction contemplated by the Operative Agreements.

     (p) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3 and (ii) the Loan Participant shall have made its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

     (q) Consents. All approvals and consents of any trustees or holders of any indebtedness or obligations of the Lessee which are required in connection with the transactions contemplated by this Agreement, shall have been duly obtained and be in full force and effect.

     (r) Governmental Actions. All actions, if any, required to have been taken on or prior to the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been taken by any governmental or political agency, subdivision or instrumentality of the United States and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement on the Closing Date shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect, on the Closing Date.

     (s) Tax Indemnity Agreement. On or before the Closing Date, the Tax Indemnity Agreement shall be satisfactory in form and substance to the Owner Participant, shall have been duly executed and delivered by the Lessee and, assuming due authorization, execution and delivery by the Owner Participant, shall be in full force and effect.

     (t) Appointment of Representative. The Owner Trustee shall have authorized its representative, who shall be an individual designated by the Lessee and acceptable to the Owner Trustee, to accept the Units being delivered on the Closing Date from Lessee and to deliver such Units to Lessee. The Lessee shall have authorized its representative (who shall be the same individual designated by the Lessee under this paragraph) to accept delivery of the Units from the Owner Trustee as Lessor pursuant to the Lease.

     (u) Securities Act Compliance. On or before the Closing Date, the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the "Act"); if filing of the Final Prospectus, or any supplement thereto is required pursuant to Rule 424(b) as promulgated pursuant to the Act, the Final Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     Section 4.2 Additional Conditions Precedent to Investment by Pass Through
                 -------------------------------------------------------------
Trustee. The obligation of the Pass Through Trustee to purchase and pay for the
-------
Equipment Notes to be purchased by it pursuant to Sections 2.2(b) and 2.3 on the Closing Date shall be subject to the additional conditions that the Equipment Notes to be delivered on the Closing Date shall have been duly authorized, executed and delivered to the Pass Through Trustee by a duly authorized officer of the Owner Trustee and duly authenticated by the Indenture Trustee and that on the Closing Date the Pass Through Trustee shall have received the proceeds from the sale of the Pass Through Certificates.

     Section 4.3 Additional Conditions Precedent to Investment by Owner
                 ------------------------------------------------------
Participant.  The obligation of the Owner Participant to provide the funds
-----------
specified with respect to it in Sections 2.2(a) and 2.3 on the Closing Date with respect to any Unit to be delivered on the Closing Date shall be subject to the following additional conditions:

     (a) Appraisal. On or before the Closing Date, the Owner Participant shall have received an opinion (the "Appraisal") of RailSolutions, Inc., satisfactory in form and substance to the Owner Participant, concluding that: (i) the fair market value of the Equipment being delivered on the Closing Date is equal to the Total Equipment Cost with respect to such Equipment; (ii) the Basic Rents for the Basic Term are fair market rents; (iii) at the expiration of the Basic Term, (A) without taking into account inflation or deflation from and after the Closing Date or the existence of any purchase option, it is reasonable to expect that the Equipment will have a fair market value of at least 20% of the Total Equipment Cost with respect to such Equipment and (B) the remaining economic useful life of the Equipment will be at least equal to 20% of the economic useful life of the Equipment as estimated in the Appraisal; (iv) as of the Early Purchase Date, the estimated fair market value of the Equipment being delivered on the Closing Date, taking into account inflation or deflation from and after the Closing Date, will not exceed 95% of the Early Purchase Price; (v) as of the end of the Basic Term, the estimated fair market value of the Equipment being delivered on the Closing Date, taking into account inflation or deflation from and after the Closing Date, will be 95% or less than the Basic Term Purchase Price; (vi) the Equipment being delivered on the Closing Date is not Limited Use Property and (vii) such other matters as shall be reasonably requested by Lessor; provided that the Lessee makes no representation as to the fair market
        --------
value, useful life or estimated residual value of the Equipment, and the Lessee shall not be responsible for, or incur any liabilities as a result of, the contents of such Appraisal or report to which it relates or, except to the extent provided in the Tax Indemnity Agreement, any information supplied by Lessee in connection therewith.

     (b) Opinion with Respect to Certain Tax Aspects. On the Closing Date, the Owner Participant shall have received the opinion of Watson, Farley & Williams, addressed to the Owner Participant, in form and substance satisfactory to the Owner Participant, containing such counsel's favorable opinion with respect to such tax matters as the Owner Participant may reasonably request.

     (c) No Tax Law Change. There shall not have occurred on or before the Closing Date any change or proposed change in tax law (including the Code, regulations, rulings or case law) that would have any adverse tax consequences to the Owner Participant with respect to the transactions contemplated by the Operative Documents, unless the Owner Participant is indemnified against such consequences in an amount, form and manner reasonably acceptable to the Owner Participant.

     (d) Registration of Tax Shelter. On the Closing Date, the Owner Participant shall have received (1) an executed "delegation agreement" in form and substance reasonably satisfactory to the Owner Participant which shall provide that the Lessee is the "designated organizer" (as defined in Temporary Reg. (S) 301.6011-1T) responsible for the registration of the transactions contemplated by the Operative Agreements under Section 6011 of the Code, and (2) a copy of a properly completed, executed and filed IRS Form 8264 (Application for Registration of Tax Shelter), with respect to the transactions contemplated by the Operative Agreements, which shall have been properly completed, executed and filed by the Lessee in accordance with Temporary Reg. (S)301.6011-2T(e)(2).

     Section 4.4 Conditions Precedent to the Obligation of the Lessee.  The
                 ----------------------------------------------------
obligation of the Lessee with respect to the sale of the Units to the Owner Trustee and acceptance of the Units under the Lease is subject to the following conditions as of the Closing Date:

     (a) Corporate Documents. On or before the Closing Date, the Lessee shall have received such documents and evidence with respect to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee as the Lessee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

     (b) Operative Agreements. On or before the Closing Date, the Operative Agreements shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Lessee), and an executed counterpart of each thereof shall have been delivered to the Lessee or its special counsel.

     (c) Representations and Warranties True. On the Closing Date, the representations and warranties of the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date as though made on and as of such date, and the Lessee shall have received an Officer's Certificate dated such date from each of the Owner Trustee as described in Section 4.1(d), the Owner Participant as described in Section 4.1(k), the Indenture Trustee as described in Section 4.1(m) and the Pass Through Trustee as described in Section 4.1(n), addressed to the Lessee and certifying as to the foregoing matters insofar as they relate to the

Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee, as the case may be.

     (d) Opinions of Counsel. On the Closing Date, the Lessee shall have received the opinions of counsel referred to in Section 4.1(e) (other than that set forth in clause (i) therein), addressed to the Lessee.

     (e) No Threatened Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

     (f) Participants' Investments. (i) The Owner Participant shall have made available its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(a) and 2.3 and (ii) the Loan Participant shall have made its Commitment in the amount specified in, and otherwise in accordance with, Sections 2.2(b) and 2.3.

     (g) No Tax Law Change. There shall not have occurred on or before the Closing Date any change or proposed change in tax law (including the Code, regulations, rulings or case law) that would have any adverse tax consequences to the Lessee with respect to the transactions contemplated by the Operative Documents, unless the Lessee is indemnified against such consequences in an amount, form and manner reasonably acceptable to the Lessee.

SECTION 5. FINANCIAL AND OTHER REPORTS OF THE LESSEE.

     The Lessee agrees that it will furnish directly to each Participant the following:

     (a) unless included in a Form 10-Q delivered under clause (c) below within the 60-day period specified in this clause (a), as soon as available and in any event within 60 days after the end of each quarterly period, except the last, of each fiscal year, consolidated balance sheets of each of the Lessee and Parent and their respective consolidated Subsidiaries as at the end of such period, together with the related consolidated statements of income and cash flows of each of the Lessee and Parent and their respective consolidated Subsidiaries for the period beginning on the first day of such fiscal year and ending on the last day of such quarterly period, setting forth in each case (except for the consolidated balance sheet) in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles;

     (b) unless included in a Form 10-K delivered under clause (c) below within the 120-day period specified in this clause (b), as soon as available and in any event within 120 days after the last day of each fiscal year, a copy of each of the Lessee's and Parent's annual audited report covering the operations of the Lessee and Parent and their respective consolidated Subsidiaries, including consolidated balance sheets, and related consolidated statements of income and retained earnings and consolidated statement of cash flows of each of the Lessee and Parent and their respective consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, which statements will have been certified by a firm of independent public accountants of recognized national standing selected by the Lessee;

     (c) as soon as available, one copy of each document filed by the Lessee or Parent with the Securities and Exchange Commission or any successor agency pursuant to Section 13(a), 13(c), 14 or 15(d) (or any successor sections) of the Securities Exchange Act of 1934, as amended (or any successor statute) (excluding such documents or portions thereof which are treated as confidential and not available to the public, in accordance with applicable law, by the Securities and Exchange Commission);

     (d) within the time period prescribed in subparagraph (b) above, a certificate, signed by the Treasurer or principal financial officer of the Lessee, to the effect that the signer has reviewed the activities of the Lessee during the immediately preceding fiscal year and that he is not aware of any default in compliance by the Lessee with any of the covenants, terms and provisions of the Participation Agreement or the Lease (except as specified), and if a Lease Default or Lease Event of Default shall exist, specifying such Lease Default or Lease Event of Default and the nature and status thereof; and

     (e) promptly, such additional information with respect to the financial condition or business of the Lessee as any Participant may from time to time reasonably request.

 SECTION 6. CERTAIN COVENANTS OF THE PARTICIPANTS, THE TRUSTEES AND THE LESSEE.

     Section 6.1 Restrictions on Transfer of Beneficial Interest.  The Owner
                 -----------------------------------------------
Participant agrees that it shall not sell, convey, assign, pledge, mortgage or otherwise transfer any of its Beneficial Interest (collectively, for purposes of this Section 6.1, a "transfer") prior to the expiration or earlier termination of the Lease Term without the Lessee's consent (which consent shall not be unreasonably withheld); provided, however, that no such consent shall be
                        --------  -------
required if the following conditions are satisfied:

     (a) the Person to whom such transfer is to be made (a "Transferee") is (i) an institutional or corporate investor with net worth or, in the case of a bank or lending institution, combined capital and surplus at the time of such transfer, of at least US$75,000,000 determined in accordance with generally accepted accounting principles or (ii) any Affiliate of any such institutional or corporate investor if such investor guarantees the obligations so assumed by such Affiliate pursuant to an instrument or instruments reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee or (iii) an Affiliate of the Owner Participant; provided that in the event of a transfer pursuant to
                          --------
clause (iii) which does not qualify under clauses (i) or (ii), the Owner Participant shall remain liable for all of its obligations under this Agreement and the other Operative Agreements;

     (b) so long as no Lease Event of Default has occurred and is continuing, neither the Transferee nor any of its Affiliates shall be a direct competitor (other than as a passive investor or loan participant in the financing of equipment or facilities used in full service railcar leasing) of the Lessee in the business of leasing rail cars under full service operating leases; provided,
                                                                       --------
that
no Transferee or Affiliate thereof shall be deemed to (i) be engaged in full service railcar leasing or (ii) hold (directly or indirectly) any material interest in any business that is competitive with Lessee's full service railcar leasing business, solely by reason of any sale, lease or other disposition (or any actions in furtherance of any of the foregoing), of any of such Person's interest in any equipment or facilities directly or indirectly owned, leased or otherwise controlled pursuant to any such Person's passive investment or loan participation in the financing of any such equipment or facilities used in full service railcar leasing or any re-leasing or sale of any rail equipment which is returned to or repossessed by or on behalf of the Owner Participant or any Affiliate of the Owner Participant from a lessee or borrower in connection with a lease financing or lender transaction entered into by the Owner Participant or such Affiliate as a passive lessor, investor or lender;

     (c) the Indenture Trustee, the Owner Trustee and the Lessee shall have received 10 days prior written notice of such transfer specifying the name and address of any proposed transferee and such additional information as shall be necessary to determine whether the proposed transfer satisfies the requirements of this Section 6.1;

     (d) [RESERVED];

     (e) such Transferee enters into an agreement or agreements in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee whereby such Transferee confirms that it shall be deemed a party to this Agreement and each other Operative Agreement to which the transferring Owner Participant is a party, and agrees to be bound by all the terms of, and to undertake all of the obligations and liabilities of the transferring Owner Participant contained in, this Agreement and such other Operative Agreements and in which the Transferee shall make representations and warranties comparable to those of the Owner Participant contained herein and therein;

     (f) an opinion of counsel of the Transferee (which counsel shall be reasonably acceptable to the Lessee, the Owner Trustee and the Indenture Trustee and which may be internal counsel of the Transferee), confirming (i) the existence, power and authority of, and due authorization, execution and delivery of all relevant documentation by, the Transferee (with appropriate reliance on certificates of corporate officers or public officials as to matters of fact),
(ii) that each agreement referred to in subparagraph (e) above is the legal, valid, binding and enforceable obligation of the Transferee (subject to customary qualifications as to bankruptcy and equitable principles) and (iii) compliance of the transfer with applicable laws and regulations including Federal securities laws and securities laws of the Transferee's domicile and other jurisdictions reasonably identified by the Lessee, the Owner Trustee or the Indenture Trustee as potentially applicable to the transfer, shall be provided, prior to such transfer, to the Lessee, the Owner Trustee and the Indenture Trustee, which opinion shall be in form and substance reasonably satisfactory to each of them;

     (g) such transfer complies in all respects with and does not violate any applicable provisions of the federal securities law and the securities law of any applicable state;

     (h) except as specifically consented to in writing by the Lessee, the Owner Trustee and the Indenture Trustee, the terms of the Operative Agreements shall not be altered;

     (i) in the case of a transfer by the original Owner Participant, the original Owner Participant shall have delivered on a timely basis the certificates required pursuant to Section 7.1(c)(vi) hereof;

     (j) no Owner Participant shall hold less than 10% of the Beneficial Interest after giving effect to such transfer; and the Beneficial Interest shall be held by not more than three Owner Participants at any one time; provided that
                                                                   --------
for the purpose of calculating the number of Owner Participants under this paragraph (j), any Owner Participants that are Affiliates of each other shall be considered to be one Owner Participant;

     (k) all reasonable costs and expenses of the parties hereto (including, without limitation, reasonable legal fees, costs and expenses of special counsel) incurred in connection with each transfer of such Beneficial Interest shall be paid by the transferring Owner Participant or the Transferee;

     (l) such transfer either (i) does not involve the use of any funds which constitute assets of an employee benefit plan subject to Title I of ERISA or
Section 4975 of the Code or (ii) will not constitute a prohibited transaction under ERISA;

     (m) as a result of and following such transfer, no Indenture Default attributable to the Owner Participant or the Owner Trustee shall have occurred and be continuing;

     (n) as long as no Lease Event of Default has occurred and is continuing, the transfer does not involve the sale of the stock of any Owner Participant the sole asset of which is all or a portion of the Beneficial Interest to, or the merger of any such Owner Participant with or into, any Person described in paragraph (b) of this Section 6.1;

     (o) the transferee (i) is a "United States Person" within the meaning of
Section 7701(a)(30) of the Code or (ii) is engaged in a United States trade or business for purposes of Subtitle A, Chapter 1, Subchapter N of the Code and is acquiring such Beneficial Interest in connection with such trade or business; and

     (p) the Owner Participant shall deliver an Officer's Certificate certifying as to compliance with the transfer requirements contained herein.

Upon any such transfer, (i) except as the context otherwise requires, such Transferee shall be deemed the "Owner Participant" for all purposes, and shall enjoy the rights and privileges and perform the obligations of the Owner Participant to the extent of the interest transferred hereunder and under each other Operative Agreement to which the Owner Participant is a party, and, except as the context otherwise requires, each reference in this Agreement and each other Operative Agreement to the "Owner Participant" shall thereafter be deemed to include such Transferee for all purposes to the extent of the interest transferred, and (ii) the transferor, except to the extent provided in Section 6.1(k) hereof and except in the case of a transfer to a Transferee described in the proviso to Section 6.1(a)(iii) hereof, shall be released from all obligations hereunder and under each other Operative Agreement to which such transferor is a party or by which such transferor is bound to the extent such obligations are expressly assumed by a

Transferee; and provided, further, that in no event shall any such transfer or
                --------  -------
assignment waive or release the transferor from any liability on account of any breach existing prior to such transfer of any of its representations, warranties, covenants or obligations set forth in the Operative Agreements or for any fraudulent or willful misconduct. Any transfer or assignment of the Beneficial Interest in violation of this Section 6.1 shall be of no effect as between the parties to this Agreement. Subject to the rights of the Lessee pursuant to subsection 6.1(n), the provisions of this Section 6.1 shall not be construed to restrict the Owner Participant from consolidating with or merging into any other corporation or restricting another corporation from merging into or consolidating with the Owner Participant. No consent of the Lessee otherwise required hereunder shall be required if any Lease Event of Default shall have occurred and be continuing. Notwithstanding any transfer, the transferor Owner Participant shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under any Operative Agreements.

     Section 6.2 Lessor's Liens Attributable to the Owner Participant.  Owner
                 ----------------------------------------------------
Participant hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Owner Participant will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to the Owner Participant, and the Owner Participant agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the interest of the Indenture Trustee in the Indenture Estate is not impaired); provided that the Owner Participant may
                                       --------
contest any such Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein or interference with the use, operation, or possession of the Equipment by the Lessee under the Lease or the rights of the Indenture Trustee under the Indenture.

     Section 6.3 Lessor's Liens Attributable to the Owner Trustee.  The Trust
                 ------------------------------------------------
Company hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Trust Company will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Equipment attributable to the Owner Trustee in its individual capacity, and the Trust Company agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien attributable to the Trust Company (by bonding or otherwise, so long as Lessee's operation and use of the Equipment and the interest of the Indenture Trustee in the Indenture Estate is not impaired); provided that the Trust Company or the Owner Trustee may contest any such
--------
Lessor's Lien in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein or interference with the use, operation, or possession of the Equipment by the Lessee under the Lease or the right of the Indenture Trustee under the Indenture.

     Section 6.4 Liens Created by the Indenture Trustee and the Loan
                 ---------------------------------------------------
Participant.
-----------

     (a) The Indenture Trustee, in its individual capacity, covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Loan Participant that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the

Indenture Estate arising as a result of (i) claims against the Indenture Trustee in its individual capacity not related to its interest in the Equipment and any Trust Estate, or to the administration of the Indenture Estate pursuant to the Indenture, (ii) acts of the Indenture Trustee in its individual capacity not contemplated by, or failure of the Indenture Trustee to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against the Indenture Trustee in its individual capacity relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to Section 7 attributable to the actions of the Indenture Trustee, solely in its individual capacity, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that the Indenture Trustee will, at its own cost and expense (and without any right of reimbursement from any other party hereto), promptly take such action as may be necessary duly to discharge any such Lien.

     (b) The Loan Participant covenants and agrees with the Lessee, the Owner Trustee, the Owner Participant and the Indenture Trustee that it shall not cause or permit to exist any Lien on the Equipment or all or any portion of any Trust Estate or the Indenture Estate arising as a result of (i) claims against such Loan Participant not related to its interest in the Equipment and any Trust Estate, (ii) acts of such Loan Participant not contemplated by, or failure of such Loan Participant to take any action it is expressly required to perform by, the Operative Agreements, (iii) claims against such Loan Participant relating to Taxes or expenses that are not indemnified against by the Lessee pursuant to
Section 7, or (iv) claims against such Loan Participant arising out of the transfer by such Loan Participant of all or any portion of its interest in the Equipment, the Indenture Estate or the Operative Agreements, other than a transfer permitted by the Operative Agreements and that such Loan Participant will, at its own cost and expense (and without any right of reimbursement from the Lessee), promptly take such action as may be necessary duly to discharge any such Lien.

     Section 6.5 Covenants of Owner Trustee, Owner Participant and Indenture
                 -----------------------------------------------------------
Trustee. The Owner Participant, and the Trust Company (in its individual and in
-------
its capacity as Owner Trustee) hereby agree, as to their own actions only and severally and not jointly, with the Lessee, the Loan Participant and the Indenture Trustee (a) not to amend, supplement, or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Lessee, the Loan Participant or the Indenture Trustee without the prior written consent of such party and (b) not to terminate or revoke the Trust Agreement or the trusts created by the Trust Agreement prior to the payment in full and discharge of the Equipment Notes and all other indebtedness secured by the Indenture and the final discharge thereof pursuant to Section 7.1 thereof or prior to the expiration or early termination of the Lease. Each of the Owner Trustee and the Indenture Trustee agrees, for the benefit of the Lessee and the Owner Participant, to comply with the provisions of the Indenture and not to amend, supplement, or otherwise modify any provision of the Indenture except in the manner provided in Article IX thereof. Notwithstanding any provision herein or in any of the Operative Agreements to the contrary, the Indenture Trustee's obligation to take or refrain from taking any actions, or to use its discretion (including, but not limited to, the giving or withholding of consent or approval and the exercise of any rights or remedies under such Operative Agreements), and any liability therefor, shall, in addition to any other limitations provided herein or in the other Operative Agreements, be limited by the provisions of the Indenture.

     Section 6.6 Amendments to Operative Agreements.  The Trustees and
                 ----------------------------------
Participants will not terminate the Operative Agreements to which the Lessee is not or will not be a party, or amend, supplement, waive or modify such Operative Agreements in any manner that increases the obligations or liabilities, or decreases the rights, of the Lessee under such Operative Agreements, except in accordance with such Operative Agreements in effect on the date hereof (as amended, modified or supplemented from time to time in accordance with the terms hereof and of such Operative Agreements). The Owner Participant and the Trustees (as applicable) agree that, in any event, they will not amend Section
2.10 or Article IX of the Indenture or Article IX of the Trust Agreement without the prior written consent of the Lessee.

     Section 6.7 Covenant of the Lessee. The Lessee hereby agrees with the Owner
                 ----------------------
Trustee, each Participant and the Indenture Trustee to deliver to the Owner Trustee on the Closing Date the Bill of Sale evidencing the purchase and transfer of title of each Unit to be settled for on the Closing Date.

     Section 6.8 Merger Covenant. The Lessee shall not consolidate with or merge
                 ---------------
into any other Person, or permit any other Person to merge into it, or convey, transfer or lease all or substantially all of its assets to any Person unless
(i) the Person formed by such consolidation or surviving such merger (if other than the Lessee) or the Person which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Lessee is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall execute and deliver to the Owner Trustee, the Owner Participant and the Indenture Trustee an agreement in form and substance reasonably satisfactory to such parties containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement and each of the other Lessee Agreements to be performed or observed by the Lessee, (ii) immediately prior to and immediately after giving effect to such transaction, no Lease Default or Lease Event of Default shall have occurred, whether as a result of such consolidation or merger or such conveyance, transfer or lease or otherwise,
(iii) the Lessee shall have made all filings necessary or appropriate in the reasonable opinion of the Owner Trustee and the Indenture Trustee in order to preserve and protect the rights of the Lessor under the Lease and of the Indenture Trustee under the Indenture, (iv) there shall have been delivered to the Owner Participant, the Owner Trustee and the Indenture Trustee an Officer's Certificate of the successor to the Lessee (or such Person as is the surviving corporation) and an opinion of counsel (which may be such Person's in-house counsel) in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee and the Indenture Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.8, and (v) if the Person (x) formed by such consolidation or surviving such merger (if other than the Lessee) or the Person which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Lessee is not an Affiliate of the Lessee, the aggregate net worth of such surviving or acquiring Person immediately after such merger, consolidation or acquisition (determined in accordance with generally accepted accounting principles) is not less than the consolidated net worth of the Lessee immediately prior to such merger, consolidation or acquisition, or (y) with which Lessee consolidates or merges or which acquires by conveyance, transfer or lease of all or substantially all of the assets of the Lessee is an Affiliate of the Lessee, such Person, immediately prior to such consolidation, merger or acquisition, has a positive net worth (determined in accordance with generally accepted accounting principles). Upon such consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee in accordance with this Section 6.8, the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Agreements with the same effect as if such successor corporation had been named as the Lessee herein.

     Section 6.9 Lessee's Purchase in Certain Circumstances.  If an Owner
                 ------------------------------------------
Participant or any Affiliate thereof is or acquires, is acquired by, merges or otherwise consolidates with any company or Affiliate thereof engaged in full service railcar leasing, whether or not a direct competitor to the Lessee or any Affiliate thereof, or any Person that has a material interest (whether held directly or indirectly) in an enterprise that engages in a business that is competitive with the Lessee's full service railcar leasing business, the Lessee may, no later than one year after a Responsible Officer of the Lessee has actual knowledge of such event, request that such Owner Participant transfer its Beneficial Interest pursuant to Section 6.1. If such Owner Participant has not transferred its Beneficial Interest within 180 days of such request, the Lessee may, on a Determination Date which is designated by the Lessee by written notice to the Owner Trustee and the Indenture Trustee not less than 25 days prior to such Determination Date, purchase a number of the Units of Equipment equal to the percentage of the Equipment that the portion of the Beneficial Interest held by such Owner Participant bears to 100% of the Beneficial Interest for a purchase price equal to the Termination Value for such Units calculated as of such Determination Date, together with all other amounts due and owing by the Lessee under the Operative Agreements with respect to such Units, including, without limitation, all accrued and unpaid Basic Rent therefor as of such Determination Date (exclusive of any in advance Basic Rent due on such date) and any Make-Whole Amount then payable on the Equipment Notes pursuant to Section 2.10(c) of the Indenture with respect to such Units; provided, that an
                                                     --------
institutional investor which is a passive investor in the financing of equipment or facilities used in full service railcar leasing shall not, solely by reason of such investment, be deemed to be engaged in such businesses; provided,
                                                                --------
further, that none of any Owner Participant or Affiliate thereof shall be deemed
-------
to (i) be engaged in full service railcar leasing or (ii) hold (directly or indirectly) any material interest in any business that is competitive with the Lessee's full service railcar leasing business, solely by reason of any sale, lease or other disposition (or any actions in furtherance of any of the foregoing), of any of such Person's interest in any equipment or facilities directly or indirectly owned, leased or otherwise controlled pursuant to any such Person's passive investment in the financing of any such equipment or facilities used in full service railcar leasing. In the event that such Owner Participant hereinabove referred to holds less than 100% of the Beneficial Interest, the determination as to which Units are to be purchased under this
Section 6.9 shall be made on a random or other basis (in each case reasonably acceptable to the Lessor) without discrimination based on maintenance status, operating condition of the Units in question or otherwise and the notice hereinabove referred to shall describe such manner in which the Lessee proposes to determine which Units are to be purchased hereunder.

     If the Lessee elects to exercise the purchase option provided for in this
Section 6.9, the Lessee shall, as the purchase price therefor, in the sole discretion of the Lessee, either (i) pay the Termination Value, as specified in the paragraph above, with respect to such Units, together with all other amounts due and owing by the Lessee under the Operative Agreements, or
(ii) pay the difference between the Termination Value and the portion of the outstanding principal amount of the Equipment Notes which relates to such Units as of the Determination Date specified by the Lessee in the first sentence of this Section 6.9 and assume on a full resource basis, and indemnify the Lessor against, all of the Owner Trustee's obligations under the Indenture in respect of such portion of the indebtedness evidenced by such Equipment Notes; provided,
                                                                       --------
that, following such assumption, the purchased Units shall remain subject to the lien of a separate indenture similar to the Indenture pursuant to Section 3.06 of the Indenture. The Lessee will make the payments required by foregoing clause
(i) or assume such portion of the indebtedness evidenced by the Equipment Notes which relates to such Units as provided in foregoing clause (ii) on the Determination Date designated in the first sentence of Section 6.9 in immediately available funds against delivery of a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Units on an "as-is" "where-is" basis and containing a warranty against Lessor's Liens. In such event, the costs of preparing the bill of sale and all other documentation relating to such purchase and the costs of any necessary filings related thereto will be borne by the Lessee. If the Lessee shall fail to fulfill its obligations under this second paragraph of Section 6.9, all of the Lessee's obligations under the Lease and the Operative Agreements, including, without limitation, the Lessee's obligation to pay installments of Rent, with respect to the Units in question shall continue.

     Section 6.10 Owner Participant an Affiliate of Lessee. If at any time the
                  ----------------------------------------
original or any successor Owner Participant shall be an Affiliate of the Lessee, such Owner Participant and the Lessee agree that notwithstanding Section 9.05 of the Indenture they will not vote its Beneficial Interest to modify, amend or supplement any provision of the Lease or this Agreement or give, or permit the Owner Trustee to give, any consent, waiver, authorization or approval thereunder if any such action would adversely affect in a material manner the Indenture Trustee or any holder of an Equipment Note unless such action shall have been consented to by a Majority in Interest.

     Section 6.11 Corporate Existence; Place of Business. The Lessee shall at
                  --------------------------------------
all times maintain its corporate existence except as permitted by Section 6.8; and it shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate rights, powers, privileges and franchises except for any corporate right, power, privilege or franchise that it in good faith determines is no longer necessary or desirable in the conduct of its business.

     Section 6.12 No Impairment of Warranties. From and after the Closing Date
                  ---------------------------
and throughout the Lease Term, the Lessee shall not take any action (or fail to take any action) if the result of such action (or failure to act) would abrogate or invalidate or otherwise materially adversely affect the validity of any warranties applicable to the Units which would otherwise be available with respect to the Units.

SECTION 7. LESSEE'S INDEMNITIES.

     Section 7.1  General Tax Indemnity.
                  ---------------------

     (a) Tax Indemnitee Defined. For purposes of this Section 7.1, "Tax Indemnitee" means the Owner Participant, its Affiliates, the Owner Trustee, the Trust Company, the Indenture Trustee both in its individual capacity and as trustee, the Pass Through Trustee both in its individual capacity and as trustee, each of their respective successors or assigns permitted under the terms of the Operative Agreements, any officer, director, employee or agent of any of the foregoing, the Trust Estate and the Indenture Estate.

     (b) Taxes Indemnified. All payments by the Lessee to any Tax Indemnitee in connection with the transactions contemplated by the Operative Agreements shall be free of withholdings of any nature whatsoever (and at the time that the Lessee is required to make any payment upon which any withholding is required the Lessee shall pay an additional amount such that the net amount actually received will, after such withholding and on an After-Tax Basis, equal the full amount of the payment then due) and shall be free of expense to each Tax Indemnitee for collection or other charges, provided, however, that no such
                                            --------  -------
additional amounts shall be paid by the Lessee and the Lessee assumes no responsibility regarding any withholdings (i) imposed by reason of any transfer of the Equipment or any interest in the Operative Agreements by the Lessor or the Owner Participant, (ii) imposed solely by reason of a nexus between the affected Tax Indemnitee and the jurisdiction imposing such withholding which nexus is unrelated to the transactions contemplated by the Operative Agreements, or (iii) imposed by the United States by reason of the status of the Tax Indemnitee as a foreign corporation or nonresident individual, provided,
                                                               --------
further, however, that, notwithstanding the exclusions contained in the
-------  -------
preceding clauses (i) - (iii), Lessee agrees to pay an additional amount of Rent such that the net amount actually received by the Indenture Trustee, after all such withholding, is sufficient to pay the related amounts due on the Equipment Notes and the Lessee shall be entitled to recover such amounts under the next succeeding sentence. If, for any reason, the Lessee is required to make any payment to a taxing authority with respect to, or as a result of, any withholding tax imposed on any Tax Indemnitee in respect of the transactions contemplated by the Operative Agreements which withholding tax is not the responsibility of the Lessee under this Section 7.1 then such Tax Indemnitee shall pay to the Lessee within 30 days of a demand an amount which equals the amount paid by the Lessee with respect to, or as a result of, such withholding tax, plus interest computed at such Tax Indemnitee's cost of funds rate during the period commencing on the date the Lessee shall have paid an additional amount pursuant to the first sentence of this paragraph and ending on the date the Lessee actually receives such payment.

     Subject to the exclusions stated in subsection (c) below, the Lessee agrees to indemnify and hold harmless each Tax Indemnitee, on an After-Tax Basis, taking into account the income tax consequences to the Tax Indemnitee of the accrual or receipt of an indemnity payment, against all fees (including, without limitation, license, documentation or other fees and registration fees), taxes (including, without limitation, income, gross receipts, franchise, sales, use, rental, turnover, business, occupation, excise, value-added, tangible and intangible personal property and stamp taxes), levies, assessments, imposts, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon ("Taxes") imposed upon any Tax Indemnitee, the Lessee or any Person in possession of the Equipment or all or any part of the Equipment by any federal, state or local government, political subdivision, or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority, upon, with respect to or in connection with:

         (i) the Equipment or any part of any of the Equipment or interest therein;

          (ii) acquisition, financing, ownership, leasing, possession, purchase, acceptance, rejection, condition, registration, return, use, storage, operation, return, transfer of title, maintenance, repair, improvement, replacement, substitution, delivery, redelivery, non-delivery, transport, preparation, assembly, insurance, construction, manufacture, insuring, modification, transfer, control, occupancy, servicing, mortgaging, location, refinancing, disposition, subleasing, repossession, abandonment, sale or other application or disposition of or with respect to the Equipment or any part of any of the Equipment or interest therein;

          (iii) the rental payments, receipts on earnings arising from any Unit of Equipment or payable pursuant to the Lease;

          (iv) the Equipment Notes, their issuance, acquisition, transfer or refinancing or (as between the Lessee and any Tax Indemnitee other than the Indenture Estate) the payment of principal, interest or premium or other amounts with respect thereto; and

          (v) the Operative Agreements or otherwise in connection with the transactions contemplated thereby.

     (c) Taxes Excluded. The indemnity provided for in paragraph (b) above shall not extend to any of the following:

          (i) In the case of the Owner Participant, the Owner Trustee or the Trust Estate, Income Taxes (as defined in Section 7.1(l), below) imposed by
     (A) the United States federal government (provided that this subclause (A) shall not be construed as preventing Lessee from recouping any such federal Income Taxes imposed by way of deduction or withholding from the Indenture Trustee, the Pass Through Trustee or any Certificateholder or as giving to the Indenture Trustee a right to indemnification by the Lessee for Taxes payable pursuant to Section 5.09 of the Indenture), (B) any state or local tax jurisdiction in the United States (unless such Tax Indemnitee would not have been subject to tax in such jurisdiction but for this transaction (including the operation or presence of any Unit (or part thereof) and other leasing transactions between the Lessee (or its Affiliates) and the Owner Participant (or its Affiliates) or the Lessee making payment from or performing other actions in such jurisdiction)), provided, that for
                                                      --------
     purposes of determining whether any Tax Indemnitee would not have been subject to tax in such jurisdiction but for this transaction, the determination of (y) whether any Tax Indemnitee is treated as being incorporated or having its principal place of business in any state or local tax jurisdiction for purposes of this clause (B), or (z) whether any such Tax Indemnitee is deemed to be subject to tax in any state or local tax jurisdiction (and would have been subject to such tax without regard to this transaction) for purposes of this clause (B), shall be made by treating each corporation which is a Tax Indemnitee on a stand-alone basis and without regard to any Affiliates, related Tax Indemnitee or other entities, except to the extent that such Tax Indemnitee files combined or consolidated tax returns in such state or local jurisdiction, respectively, with one or more Affiliates which are also Tax Indemnitee, (C) any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or by any international authority except to the extent such Income Taxes would not have been imposed by such jurisdiction but for the use, location, operation, presence or registration of any Unit or part thereof in such jurisdiction or the activities of the Lessee or any of its Affiliates in such jurisdiction or the making of any payments from such jurisdiction by or on behalf of the Lessee pursuant to the Operative Agreements or any other nexus between such jurisdiction and the transactions contemplated by the Operative Agreements (other than such nexus as may result solely from the activities, presence, ownership or receipts of such Tax Indemnitee in each case unrelated to the Operative Agreements or transactions contemplated thereby) or (D) any government or jurisdiction described in (A), (B) or (C) of this clause (i) because the applicable Tax Indemnitee is not a resident of the United States for tax purposes.

          (ii) Taxes imposed with respect to any period after the earliest of the applicable dates of (x) the return of possession of the Equipment to the Owner Participant or the placement of the Equipment in storage at the request of the Owner Participant, in either case pursuant to Section 6 of the Lease, (y) the termination of the Lease Term pursuant to Section 22.1 or Section 22.3 of the Lease, or (z) the discharge in full of the Lessee's obligation to pay the Termination Value or the Stipulated Loss Value and all other amounts due, if any, under Section 10 or 11.2 of the Lease, as the case may be, with respect to the Equipment; provided that the exclusion
                                                     --------
     set forth in this clause (ii) shall not apply to Taxes to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with the applicable time;

          (iii) As to any Tax Indemnitee, Taxes to the extent caused by any misrepresentation or breach of warranty or covenant under the Operative Agreements by such Tax Indemnitee, or by the gross negligence or willful misconduct of such Tax Indemnitee;

          (iv) As to any Tax Indemnitee, Taxes which become payable as a result of a sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Tax Indemnitee of all or any portion of its interest in the Equipment or any part thereof, the Trust Estate or any of the Operative Agreements or rights created thereunder other than as a result of the substitution, modification or improvement of the Equipment or any part thereof or a disposition which occurs as the result of the exercise of remedies for a Lease Event of Default, any disposition which occurs during the continuance of a Lease Event of Default or a purchase of any Unit pursuant to the Lease; provided, that, notwithstanding the foregoing but
                            --------
     subject to the Tax Indemnity Agreement, Lessee shall not be obligated to indemnify any Tax Indemnitee with respect to net income taxes imposed within the United States as the result of a sale, assignment, transfer or other disposition by such Tax Indemnitee or any Taxes imposed as a result of the status of the Tax Indemnitee as other than a resident of the United States for tax purposes;

          (v) Taxes which result from the Owner Trustee's engaging on behalf of the Trust Estate in transactions unrelated to those permitted or contemplated by the Operative Agreements;

          (vi) As to any Tax Indemnitee, Taxes to the extent they exceed the Taxes that would have been imposed had the initial Tax Indemnitee not transferred, sold or otherwise disposed of any interest held by such Tax Indemnitee pursuant to any of the Operative Agreements such excess to be determined based on a certificate of the original Tax Indemnitee provided to the Lessee immediately prior to a transfer, sale or other such disposition of such interest, such certificate to set forth the state and local jurisdictions in which the original Tax Indemnitee would not be entitled to indemnification in accordance with (S) 7.1(c)(i)(B) and (C) hereof, provided, however, that this provision shall not apply to the determination
     --------  -------
     of amounts required to make payments on an After-Tax Basis; and

          (vii) Taxes imposed on the Owner Trustee based on the Owner Trustee's fee for services under the Trust Agreement.

     (d) All Tax Obligations in this Section, etc. Notwithstanding any other provision anywhere contained in the Operative Agreements, it is understood that except as provided in Section 6.2, with respect to the Owner Participant, and
Section 6.3, with respect to the Owner Trustee, and except as provided in
Section 5.03 of the Indenture, the Owner Participant and the Owner Trustee shall have no obligations with respect to Taxes or other charges to the Indenture Trustee or the Loan Participant imposed under Section 7.16 of the Pass Through Trust Agreement or Section 5.09 of the Indenture, or otherwise.

     (e)  Payments to Lessee.

          (i) If any Tax Indemnitee shall realize a Tax benefit (net of any Tax detriment not otherwise paid or indemnified against by the Lessee hereunder) as a result of any Taxes paid or indemnified against by the Lessee under this Section 7.1 (whether by way of deduction, credit, allocation or apportionment or otherwise), such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such Tax benefit, increased by the Tax Indemnitee's additional saved Taxes attributable to the payment being made to the Lessee hereunder; provided, however, that in no event
                                         --------  -------
     shall the aggregate amount paid by any Tax Indemnitee to the Lessee with respect to any realized Tax benefit exceed the aggregate amount previously advanced by the Lessee with respect to such Taxes (in each case, computed on a pre-tax basis) but provided, further, that such excess shall be
                             --------  -------
     carried forward to reduce or offset any future obligations of the Lessee to such Tax Indemnitee under this Section 7.1.

          (ii) Upon receipt by a Tax Indemnitee of a refund or credit of all or part of any Taxes paid or indemnified against by the Lessee, such Tax Indemnitee shall pay to the Lessee an amount equal to the amount of such refund plus any interest received by or credited to such Tax Indemnitee with respect to such refund increased or decreased, as the case may be, by the Tax Indemnitee's net additional or saved taxes attributable to the receipt of such amounts from the taxing authority and the payment being made to the Lessee hereunder.

          (iii) The Tax Indemnitee shall in good faith file its Tax returns and deal with taxing authorities to seek and claim any such tax benefits or refunds.

          (iv) Any disallowance or other loss of a tax refund, credit, savings or other benefit by a Tax Indemnitee, which refund, credit, savings or other benefit was taken into account under this Section 7.1, shall be treated as a tax indemnifiable by the Lessee under this Section 7.1 without regard to the exclusions in
     Section 7.1(c) (other than clause (iii).

     (f) Procedures. Any amount payable to a Tax Indemnitee pursuant to paragraph (b) shall be paid within 30 days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that such amount need not be paid prior to (i) the
                   --------
date which is the Business Day before the date on which such Taxes are due (but in no event before the taxable year of the Tax Indemnitee in which such Taxes are due), or (ii) in the case of amounts which are being contested pursuant to paragraph (g) hereof, subject to the requirement of an advance in clause (vi) of the second paragraph of paragraph (g) hereof, the time such Taxes are due and payable pursuant to the resolution of such contest (including all appeals). Any amount payable to the Lessee pursuant to paragraph (e) shall be paid within 30 days after the Tax Indemnitee realizes a net tax benefit or receives a refund giving rise to a payment under paragraph (e), and shall be accompanied by a written statement by the Tax Indemnitee setting forth in reasonable detail the basis for computing the amount of such payment. Within 15 days following the Lessee's receipt of any computation from the Tax Indemnitee, the Lessee may request that the accounting firm that regularly prepares the certified financial statements of the Tax Indemnitee determine whether such computations of the Tax Indemnitee are correct. Such accounting firm shall be requested to make the determination contemplated by this paragraph (f) within 30 days of its selection. In the event such accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The Tax Indemnitee shall cooperate with such accounting firm and supply it with all information necessary to permit it to accomplish such determination on a confidential basis. The computations of such accounting firm shall be final, binding and conclusive upon the parties and the Lessee shall have no right to inspect the books, records or tax returns of the Tax Indemnitee to verify such computation or for any other purpose. All fees and expenses of the accounting firm payable under this Section 7.1(f) shall be borne by the Lessee except that if such accounting firm determines that the Tax Indemnitee's computations were incorrect and understated the payments owing to the Lessee or overstated the payments owing to such Tax Indemnitee by 10% or more of the correct amount as determined by such accounting firm, then the Tax Indemnitee shall bear the fees and expenses of such accounting firm.

     (g) Contest. If a written claim is made against a Tax Indemnitee for Taxes with respect to which the Lessee may be liable for indemnity hereunder, the Tax Indemnitee shall give the Lessee prompt notice in writing of such claim (and in any event within 30 days after its receipt) and shall promptly furnish the Lessee with copies of the claim and all other writings received from the taxing authority relating to the claim; provided however, that the failure of such Tax
                                 -------- -------
Indemnitee timely to provide such written notice shall not affect the Lessee's obligations under this Section 7.1(g) except to the extent that the same materially adversely affects the ability of the Lessee to contest such Taxes. The Tax Indemnitee shall not pay such claim prior to 30 days after providing the Lessee with such written notice, unless required to do so by law or unless deferral of payment might, in the reasonable good faith judgment of the Tax Indemnitee, cause material adverse consequences to the Tax Indemnitee or result in the creation of any Lien other than a Permitted Lien. The Tax Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if requested in writing by the Lessee, contest (including pursuing all appeals permitted hereby) in the name of the Tax Indemnitee (or, if requested by the Lessee and permissible as a matter of law, in the name of the Lessee), or shall permit the Lessee to contest in either the name of the Lessee or with the Tax Indemnitee's consent, in the name of the Tax Indemnitee the validity, applicability or amount of such Taxes by,

          (i)   resisting payment thereof if practical;

          (ii) not paying the same except under protest if protest is necessary and proper;

          (iii) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; or

          (iv) taking such other reasonable action as is reasonably requested by the Lessee from time to time.

provided, however, that to the extent the contest is carried on in the name of
--------  -------
the Lessee or an Affiliate, or is brought in the name of a Tax Indemnitee and involves only Taxes for which the Lessee is or will be liable hereunder, such contest shall be undertaken by the Lessee at the Lessee's expense (unless at any time the Tax Indemnitee determines in its reasonable good faith judgment that based upon the Lessee's conduct of such contest the Lessee's control of such contest would cause material adverse consequences or a material risk thereof to the Tax Indemnitee) and at no-after-tax cost to any Tax Indemnitee (a "Lessee Controlled Contest"), but if such contest would involve any other Taxes or any Taxes in the nature of a tax on net income then such Tax Indemnitee may in its sole discretion control such contest (including selecting the forum for such contest) (an "Indemnified Person Controlled Contest").

     In no event shall any Tax Indemnitee be required or the Lessee be permitted to contest any Taxes for which the Lessee is obligated to indemnify pursuant to this Section unless: (i) such Lessee shall have acknowledged its liability to such Tax Indemnitee for an indemnity payment pursuant to this Section as a result of such claim if and to the extent such Indemnitee or the Lessee, as the case may be, shall not prevail in the contest of such claim; (ii) such Tax Indemnitee shall have received the opinion of tax counsel (which may, in the case of Taxes imposed by a taxing authority located in the United States, include in-house counsel of the Lessee) selected by the Lessee and satisfactory to the Tax Indemnitee furnished at Lessee's sole expense, to the effect that a reasonable basis consistent with ABA Opinion 85-352 exists for contesting such claim or, in the event of an appeal, that it is more likely than not that an appellate court will reverse or substantially modify the adverse determination (and provided that no appeal shall be required to the United States Supreme Court); (iii) the Lessee shall have agreed to pay such Tax Indemnitee on demand (and at no after-tax cost to any Tax Indemnitee) all reasonable costs and expenses that such Tax Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to the Taxes); (iv) no Lease Event of Default shall have occurred and shall be continuing; (v) such Tax Indemnitee shall have determined that the action to be taken will not result in any risk of imposition of criminal penalties or substantial danger of sale, forfeiture or loss of, or the creation of any Lien (except if such Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Tax

Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) on the Equipment or any portion thereof or any interest therein; and (vi) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have paid the amount required (at no after-tax cost to such Tax Indemnitee). The Lessee shall cooperate with the Tax Indemnitee with respect to any contest controlled and conducted by the Tax Indemnitee and the Tax Indemnitee shall consult with the Lessee regarding the conduct of such contest. The Tax Indemnitee shall cooperate with the Lessee with respect to any contest controlled and conducted by the Lessee and the Lessee shall consult with the Tax Indemnitee regarding the conduct of such contest.

     In no event will a Tax Indemnitee be required to contest in an Indemnified Person Controlled Contest any Taxes if such Tax Indemnitee shall waive its right to an indemnity under this Section 7.1 except that a Tax Indemnitee shall not be permitted to waive or not contest any Lessee Controlled Contest without Lessee's consent. Unless a Tax Indemnitee obtains the consent of the Lessee, which consent shall not be unreasonably withheld (provided, however, the Lessee shall
                                            --------  -------
not be considered to have unreasonably withheld such consent because of (i) any failure by the Lessee to consider any issue or dispute of the Tax Indemnitee not directly related to the claim giving rise to the contest rights in issue or (ii) the Lessee's consideration of the effects of such settlement on issues of the Lessee which are not the subject of such claim), the failure to contest or the settlement of any contest required under Section 7.1 by a Tax Indemnitee shall constitute a waiver by such Tax Indemnitee of its rights to indemnification hereunder as to such contest and as to any future claims for which the Lessee's right to contest shall have been precluded by such Tax Indemnitee' failure to contest.

     (h) For purposes of this Section 7.1, in determining the order in which any Tax Indemnitee utilizes withholding or other foreign taxes as a credit against such Tax Indemnitee's United States income taxes, such Tax Indemnitee shall be deemed to utilize (i) first, all foreign taxes other than those described in clause (ii) below; provided, however, that such other foreign taxes which are
                   --------  -------
carried back to the taxable year for which a determination is being made (other than any carrybacks which are known to be available at the time such determination is made) pursuant to this clause (i) shall be deemed utilized after the foreign taxes described in clause (ii) below, and (ii) then, on a pro rata basis, all foreign taxes (including fees, taxes and other charges hereunder) with respect to which such Tax Indemnitee is entitled to obtain indemnification pursuant to an indemnification provision contained in any lease, loan agreement, financing document or participation agreement (including the Lease).

     (i) In the event any reports with respect to Taxes are required to be made, the Lessee will either prepare and file such reports (and in the case of reports which are required to be filed on the basis of individual items of Equipment, such reports shall be prepared and filed in such manner as to show as required the interests of each Tax Indemnitee in such item of Equipment) or, if it shall not be permitted to file the same, it will notify each Tax Indemnitee in writing of such reporting requirements, prepare such reports in such manner as shall be reasonably satisfactory to each Tax Indemnitee and deliver the same to each Tax Indemnitee within a reasonable period prior to the date the same is to be filed. The Lessee shall provide such information as the Owner Participant or the Lessor may reasonably require from the Lessee to enable the Owner Participant and the Lessor to pursue or fulfill their respective tax filing, tax audit, and tax litigation rights and obligations.

     (j) The provisions of this Section 7.1 shall continue in full force and effect, notwithstanding the expiration or termination of any Operative Agreement, until all obligations hereunder have been met and all liabilities hereunder paid in full.

     (k) Any amount payable to the Lessee pursuant to the terms of this Section
7.1 shall not be paid or retained by the Lessee if at the time of such payment or retention a Material Default or a Lease Event of Default shall have occurred and be continuing. Such otherwise paid or retained amounts may be applied by the related Tax Indemnitee to satisfy the obligations of the Lessee under the Operative Agreements. At such time as there shall not be continuing any such Material Default or Lease Event of Default, such amount shall be paid to the Lessee without interest to the extent not previously applied in accordance with the preceding sentence.

     (l) For purposes of this Section 7.1, the term "Income Tax" means any Tax based on or measured by or with respect to gross, adjusted gross or net income (including without limitation, capital gains taxes, minimum taxes and tax preferences) or gross or net receipts and Taxes which are capital, net worth, conduct of business, franchise or excess profits taxes and interest, additions to tax, penalties, or other charges in respect thereof (provided, however, that
                                                        --------  -------
sales, use, rental, excise, or property taxes shall not constitute an Income Tax; and provided, further, that a value-added tax shall constitute an Income
         --------  -------
Tax if it is in the nature of a tax on net income but shall not constitute an Income Tax if it is in the nature of a sales, use, rental, excise, property or other tax; and provided, further, that a withholding tax shall not constitute an
               --------  -------
Income Tax notwithstanding its being a tax that is based on or measured by or with respect to gross income or gross receipts).

     (m) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any holder of a Pass Through Certificate who is a Non-U.S. Person except to the extent that such a holder of a Pass Through Certificate has furnished evidence to the Pass Through Trustee sufficient under applicable law to entitle such holder of a Pass Through Certificate to any exemption from or reduction in the rate of withholding on interest claimed by such holder of a Pass Through Certificate. The Indenture Trustee shall withhold any Taxes required to be withheld on any payment to a Holder pursuant to Section 5.09 of the Indenture. If the Indenture Trustee or Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Certificateholder or any claim is otherwise asserted by a taxing authority against the Owner Trustee or Owner Participant for any withholding tax, the Lessee will indemnify the Owner Trustee and the Owner Participant (without regard to the exclusions set forth in Section 7.1(c) hereof) on an After-Tax Basis against any such Taxes required to be withheld and any interest and penalties with respect thereto, along with any other reasonable out-of-pocket costs (including reasonable attorney's fees) incurred in connection with any such claim. The Indenture Trustee or the Pass Through Trustee, as the case may be, in its individual capacity (and without recourse to the Indenture Estate), shall indemnify the Lessee (without regard to the exclusions set forth in Section 7.1(c) hereof) on an After-Tax Basis for any payment the Lessee shall have made pursuant to the preceding sentence.

     Section 7.2 General Indemnification and Waiver of Certain Claims.
                 ----------------------------------------------------

     (a) Claims Defined. For the purposes of this Section 7.2, "Claims" shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Unit and, except as otherwise expressly provided in this Section 7.2, shall include, but not be limited to, all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.

     (b) Indemnified Person Defined. For the purposes of this Section 7.2, "Indemnified Person" means the Owner Participant, the Owner Trustee, the Trust Company, the Indenture Trustee and the Pass Through Trustee, each of their Affiliates and each of their respective directors, officers, employees, successors and permitted assigns, agents and servants, the Trust Estate and the Indenture Estate (the respective directors, officers, employees, successors and permitted assigns, agents and servants of the Owner Participant, the Owner Trustee, the Trust Company, the Indenture Trustee, the Pass Through Trustee and each of their Affiliates, as applicable, together with the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and each of their Affiliates, as the case may be, being referred to herein collectively as the "Related Indemnitee Group" of the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee, respectively).

     (c) Claims Indemnified. Whether or not any Unit is accepted under the Lease, or a closing occurs with respect thereto, and subject to the exclusions stated in subsection (d) below, Lessee agrees to indemnify, protect, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims directly or indirectly resulting from or arising out of or alleged to result from or arise out of (whether or not such Indemnified Person shall be indemnified as to such Claim by any other Person):

         (i) this Agreement or any other Operative Agreement or any of the transactions contemplated hereby and thereby or any Unit or the ownership, lease, operation, possession, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, storage, alteration, transfer or other application or disposition, return, overhaul, testing, servicing, replacement or registration of any Unit (including, without limitation, injury, death or property damage of passengers, shippers or others, and environmental control, noise and pollution regulations, or the presence, discharge, spillage, release or escape of Hazardous Substances or damage to the environment (including, without limitation, clean-up costs, response costs, costs of corrective actions and natural resource damages)) whether or not in compliance with the terms of the Lease, or by any of the commodities, items or materials from time to time contained in any Unit, whether or not in compliance with the terms of the Lease, or by the inadequacy of any Unit or deficiency or defect in any Unit or by any other circumstances in connection with any Unit, or by the performance of any Unit or any risks relating thereto, or by any interruption of service, loss of business or anticipated profits or consequential damages;

         (ii) the construction, manufacture, financing, refinancing, design, purchase, acceptance, rejection, delivery, non-delivery or condition of any Unit (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement);

          (iii) any act or omission (whether negligent or otherwise) or any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of, Lessee under any of the Operative Agreements, or the falsity of any representation or warranty of the Lessee in any of the Operative Agreements or in any document or certificate delivered in connection therewith other than representations and warranties in the Tax Indemnity Agreement;

          (iv) the offer, sale or delivery of any Equipment Notes or Pass Through Certificates or any interest in the Trust Estate;

          (v) any violation of law, rule, regulation or order by the Lessee or any sublessee or their respective directors, officers, employees, agents or servants; and

          (vi) the acquisition or holding of any Equipment Notes or Pass Through Certificates being deemed to result in a "prohibited transaction" under ERISA or the Code.

     (d) Lessee's Claims Excluded. The following are excluded from the agreement to indemnify under this Section 7.2:

          (i) Claims with respect to any Unit to the extent attributable to acts or events occurring after (A) in the case of the exercise by the Lessee of a purchase option with respect to such Unit under Section 22.1 or
     22.3 of the Lease, the exercise by the Lessee of an early termination option with respect to such Unit under Section 10 of the Lease, the occurrence or deemed occurrence of an Event of Loss with respect to such Unit under Section 11 of the Lease, or the election to replace such Unit under Section 8.1(b), 8.3 or 9.1 of the Lease, the last to occur of (x) the payment of all amounts due from the Lessee in connection with any such event, (y) the release of the Lien of the Indenture on such Unit, and (z) legal transfer of title to such Unit to any Person other than Lessor, except in the case of a retention of any Unit by Lessor pursuant to the terms and provisions of Section 10.3 of the Lease, and in the case of any such retention, upon the effective date of the termination of the Lease Term with respect to such Unit retained by Lessor pursuant to Section 10.3 or (B) in all other cases (except in any case where remedies are being exercised under Section 15 of the Lease), the last to occur of (x) with respect to such Unit, the earlier to occur of the termination of the Lease or the expiration of the Lease Term in accordance with the terms thereof,
     (y) with respect to each Unit, the return of such Unit to the Lessor in accordance with the terms of the Lease (it being understood that, so long as any Unit is in storage as provided in Section 6.1(c) of the Lease, the date of return thereof for the purpose of this clause (B) shall be the last day of the Storage Period), and (z) the release of the Lien of the Indenture on such Unit;

          (ii) Claims which are Taxes, whether or not the Lessee is required to indemnify therefor under Section 7.1 hereof or the Tax Indemnity Agreement;

          (iii) with respect to any particular Indemnified Person, Claims to the extent resulting from (x) the gross negligence or willful misconduct of such Indemnified Person, or (y) any breach of any covenant to be performed by such Indemnified Person under any of the Operative Agreements, or the falsity of any representation or warranty of such Indemnified Person in any of the Operative Agreements or in a document or certificate delivered in connection therewith;

          (iv) any Claim to the extent attributable to any transfer by the Lessor of the Equipment or any portion thereof or any transfer by the Owner Participant of all or any portion of its interest in the Trust Estate other than (A) any transfer after a Lease Default or Lease Event of Default, (B) the transfer of the Equipment or any Owner Participant's interest in the Equipment to the Lessee, (C) the transfer of the Equipment to a third party pursuant to Lessee's election to terminate the Lease or (D) any transfer of the Equipment pursuant to Section 6.9;

          (v) with respect to any particular Indemnified Person, any Claim resulting from the imposition of any Lessor's Lien attributable to such Indemnified Person; or

          (vi) with respect to any particular Indemnified Person, any Claim, to the extent the risk thereof has been expressly assumed by such Indemnified Person in connection with the exercise by such Indemnified Person of the right of inspection or restenciling granted under Section 6.1 of the Lease or right of inspection granted under Sections 6.2 or 13.2 of the Lease.

     (e) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 12 of the Lease or otherwise, each Indemnified Person agrees to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

     (f) Claims Procedure. An Indemnified Person shall, after obtaining knowledge thereof, promptly notify the Lessee of any Claim as to which indemnification is sought; provided, however, that the failure to give such
                           --------  -------
notice shall not release the Lessee from any of its obligations under this
Section 7.2, except to the extent that failure to give notice of any action, suit or proceeding against such Indemnified Person shall have a material adverse affect on Lessee's ability to defend such Claim or recover proceeds under any insurance policies maintained by Lessee hereunder. The Lessee shall, after obtaining knowledge thereof, promptly notify each Indemnified Person of any indemnified Claim affecting such Person. Subject to the provisions of the following paragraph, the Lessee shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or liability; provided that the Lessee shall keep the Indemnified Person which
              --------
is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

     Notwithstanding any of the foregoing to the contrary, the Lessee shall not be entitled to control and assume responsibility for the defense of such claim or liability if (1) a Lease Event of Default shall have occurred and be continuing, (2) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Lien permitted under the Operative Agreements or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on, any Unit,
(3) the amounts involved, in the good faith opinion of such Indemnified Person, are likely to have a materially adverse effect on the business of such Indemnified Person other than the ownership, leasing and financing of the Equipment, (4) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (5) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person. In the circumstances described in clauses (1) - (5), the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Lessee. In addition, any Indemnified Person may participate in any proceeding controlled by the Lessee pursuant to this Section 7.2, at its own expense, in respect of any such proceeding as to which the Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this Section 7.2, and at the expense of Lessee in respect of any such proceeding as to which the Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 7.2. Lessee may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 7.2(f) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

     (g)    Subrogation. If a Claim indemnified by the Lessee under this Section
7.2 is paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee, the Lessee and/or such insurer, as the case may be, shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person (other than under insurance policies maintained by such Indemnified Person) on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. So long as no Lease Event of Default shall have occurred and be continuing, should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay over the amount refunded (but not in excess of the amount the Lessee or any of its insurers has paid) to the Lessee.

     (h) Waiver of Certain Claims. The Lessee hereby waives and releases any Claim now or hereafter existing against any Indemnified Person arising out of death or personal injury to personnel of the Lessee, pollution incidents, loss or damage to property of the Lessee, or the loss of profits or use of any property of the Lessee, which may result from or arise out of the condition, use or operation of the Equipment during the Lease Term, including without limitation any latent or patent defect whether or not discoverable.

     (i)    No Guaranty. The general indemnification provisions of this Section
7.2 do not constitute a guaranty by the Lessee that the principal of, interest on or any amounts payable with respect to the Equipment Notes will be paid.

 SECTION 8. LESSEE'S RIGHT OF QUIET ENJOYMENT.

     Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease, and expressly, severally and as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to Lessee's rights under the Lease, including, without limitation, the right to possession, use and quiet enjoyment by Lessee or any permitted sublessee of the Equipment.

 SECTION 9.  SUCCESSOR INDENTURE TRUSTEE.

     In the event that the Indenture Trustee gives notice of its resignation pursuant to Section 8.02 of the Trust Indenture, the Owner Trustee shall promptly appoint a successor Indenture Trustee reasonably acceptable to the Lessee and the Pass Through Trustee.

 SECTION 10. MISCELLANEOUS.

     Section 10.1 Consents. Each Participant covenants and agrees (subject, in
                  --------
the case of the Loan Participant, to all of the terms and provisions of the Trust Indenture) that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee or the Indenture Trustee, as the case may be, under the terms of the Operative Agreements that by its terms is not to be unreasonably withheld by the Owner Trustee or the Indenture Trustee.

     Section 10.2 Refinancing.  So long as no Lease Default or Lease Event of
                  -----------
Default shall be in existence (on the date of request or at any time through and including the Refunding Date, as defined below), the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect an optional prepayment of all, and not less than all, of the Equipment Notes pursuant to
Section 2.10(d) of the Indenture as part of a refunding or refinancing operation. As soon as practicable after receipt of such request, the Owner Participant and the Lessee will enter into an agreement, in form and substance reasonably satisfactory to the parties thereto, as to the terms of such refunding or refinancing as follows:

     (a) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering), in form and substance reasonably satisfactory to the parties thereto, providing for (i) the issuance and sale by the Owner Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 10.2, the "Refunding Date") of debt securities in an aggregate principal amount (in the lawful currency of the United States) equal to the principal amount of the Equipment Notes outstanding on the Refunding Date, having the same maturity date as said Equipment Notes and having a weighted average life which is not less than or greater than the Remaining Weighted Average Life of said Equipment Notes by more than three months, (ii) the application of the proceeds of the sale of such debt securities to the prepayment of all such Equipment Notes on the Refunding Date, and (iii) payment by Lessee to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest, any Make-Whole Amount or other premium, if any, payable on such Refunding Date;

     (b) the Lessee and the Owner Trustee will amend the Lease in a manner such that (i) if the Refunding Date is not a Rent Payment Date and the accrued and unpaid interest on the Equipment Notes is not otherwise paid pursuant to
Section 10.2(a), the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Equipment Notes outstanding to the Refunding Date, (ii) Basic Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred, provided that the net
                                                     --------
present value of Basic Rent shall be minimized to the extent consistent therewith, and (iii) amounts payable in respect of Stipulated Loss Value, Early Purchase Price, Basic Term Purchase Price and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Net Economic Return which the Owner Participant would have realized had such refunding not occurred (it being agreed that any recalculations pursuant to subclauses (ii) and (iii) of this clause (b) shall be performed in accordance with the requirements of Section 2.6 hereof);

     (c) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 10.2 in like manner as the Equipment Notes and/or will enter into such amendments and supplements to the Indenture as may be necessary to effect such refunding or refinancing, which agreements, amendments and/or supplements shall be reasonably satisfactory in form and substance to the Owner Participant; provided that, no such agreement or amendment shall provide
                   --------
for any increase in the security for the new debt securities; and provided
                                                                  --------
further that, notwithstanding the foregoing (but subject to the provisions of
-------
clauses (a) and (b) above), the Lessee reserves the right to set the economic terms and other terms not customarily negotiated between an owner participant and a lender of the refunding or refinancing transaction to be so offered to the extent that they are passed through to the Lessee in, or define rights or obligations of the Lessee under, the Operative Agreements; provided, further,
                                                           --------  -------
that no such amendment or supplement will increase the obligations or impair the rights of the Owner Participant under the Operative Agreements without the consent of the Owner Participant;

     (d) in the case of a refunding or refinancing involving a public offering of debt securities, neither the Owner Trustee nor the Owner Participant shall be an "issuer" for securities law purposes or an "obligor" within the meaning of the Trust Indenture Act of 1939, as amended, the offering materials (including any registration statement) for the refunding or refinancing transaction shall be reasonably satisfactory to the Owner Participant and the Lessee shall provide satisfactory indemnity to the Owner Trustee and Owner Participant with respect thereto;

     (e) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Owner Trustee as Supplemental Rent an amount equal to the Make-Whole Amount or other premium, if any, payable in respect of Equipment Notes outstanding on the Refunding Date, and all reasonable fees, costs, expenses of such refunding or refinancing and of the parties hereto incurred in connection with such refunding or refinancing (including all reasonable out-of-pocket legal fees and expenses);

     (f) the Lessee shall give the Indenture Trustee not less than 25 days prior written notice of the Refunding Date;

     (g) the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee shall have received (i) such opinions of counsel as they may reasonably request concerning compliance with the Securities Act of 1933, as amended, and any other applicable law relating to the sale of securities and
(ii) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with compliance with the terms and conditions of this Section 10.2; and

     (h) all necessary authorizations, approvals and consents shall have been obtained;

provided, however, that the Lessee will, to the extent then known, promptly
--------  -------
provide to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee substantially final terms and conditions of any such refunding or refinancing within 30 days prior to the execution and delivery of the documents contemplated hereunder in connection therewith; and provided,
                                                                  --------
further, that (v) no refunding or refinancing of the Equipment Notes will be
-------
permitted unless within 20 days after receipt by the Owner Participant of a request from the Lessee to effect a refunding or refinancing pursuant to this
Section 10.2 and of information regarding the terms of such refunding or refinancing necessary to render the opinion referred to below, the Lessee has provided the Owner Participant with (a) a tax opinion from Vedder, Price, Kaufman & Kammholz or other tax counsel reasonably acceptable to the Owner Participant to the effect that the Owner Participant would have a reasonable basis within the meaning of Section 6662(d)(2)(B)(ii) of the Code not to report any adverse federal income tax consequences as a result of such refunding or refinancing and (b) an agreement to indemnify the Owner Participant against any adverse tax consequence suffered as a result of such refinancing or refunding; alternatively, in the event such reasonable basis tax opinion cannot be provided and the Lessee wishes to effect such refunding or refinancing, the Lessee will, at such time as the Lessee receives written notice from the Owner Participant that the Owner Participant has filed any income tax return wherein such adverse income tax consequences are recognized, make an indemnity payment to the Owner Participant in the incremental amount of such adverse tax consequence (on an After-Tax Basis) attributable to such refunding or refinancing; (w) the Lessee shall pay to or reimburse the Participants, the Owner Trustee and the Indenture Trustee for all costs and expenses (including reasonable attorneys' and accountants' fees) paid or incurred by them in connection with such refunding or refinancing; (x) no refunding or refinancing of the Equipment Notes will be permitted if it shall cause the Owner Participant to account for the transaction contemplated hereby as other than a "leveraged lease" under the Financial Accounting Standards Board ("FASB") Statement No. 13, as amended (including any amendment effected by means of the adoption by FASB of a new statement in lieu of FASB Statement No. 13); and (y) in no event, in connection with or after giving effect to such refunding or refinancing shall the Owner Participant be exposed to any unindemnified risk or liability (including tax risk) to which it is not exposed prior to such refunding or refinancing.

     Section 10.3 Amendments and Waivers.  Except as otherwise provided in the
                  ----------------------
Indenture, no term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party against which enforcement of the termination, amendment or waiver is sought.

     Section 10.4 Notices.  Unless otherwise expressly specified or permitted by
                  -------
the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or
(iii) in the case of notice by facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed by any of the methods set forth in clauses (i) or (ii) above, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:

     If to the Lessee:

               GATX Rail Corporation
               500 West Monroe Street
               Chicago, Illinois 60661
               Attention: Treasurer
               (GATX Rail Trust No. 2000-2)
               Facsimile: (312) 621-6645
               Confirmation No.: (312) 621-6200

     If to the Owner Trustee:

               Wilmington Trust Company
               Rodney Square North
               1100 North Market Street
               Wilmington, DE 19890-0001
               Attention: Corporate Trust Administration
               Facsimile: (302) 651-8882
               Confirmation No.: (302) 651-1000

     with a copy to:

               the Owner Participant at the
               address set forth below

     If to the Owner Participant:

               with a copy to:

               Watson, Farley & Williams
               380 Madison Avenue
               New York, NY 10017
               Attention: Caryn Hemsworth
               Facsimile: (212) 922-1512
               Confirmation No.: (212) 922-2200

     If to the Indenture Trustee:

               Bank One, NA
               1 Bank One Plaza
               Suite IL1-0126
               Chicago, Illinois 60670-0126
               Attention:        Global Corporate Trust Services
                                 (GATX Rail Trust No. 2000-2)
               Facsimile:        (312) 407-1708
               Confirmation No.: (312) 407-8810

     If to the Pass Through Trustee:

               Bank One, NA
               1 Bank One Plaza
               Suite IL1-0126
               Chicago, Illinois 60670-0126
               Attention:        Global Corporate Trust Services
                                 (GATX Rail Trust No. 2000-2)
               Facsimile:        (312) 407-1708
               Confirmation No.: (312) 407-8810

     Section 10.5 Survival.  All warranties, representations, indemnities and
                  --------
covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement, shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by any such party or on behalf of any such party.

     Section 10.6  No Guarantee of Debt.  Nothing contained herein or in the
                   --------------------
Lease, the Trust Indenture, the Trust Agreement, the Pass Through Trust Agreement or the Tax Indemnity Agreement or in any certificate or other statement delivered by the Lessee in connection with the transactions contemplated hereby shall be deemed to be (i) a guarantee by the Lessee to the Owner Trustee, the Owner Participant, the Indenture Trustee or the Loan Participant that the Equipment will have any residual value or useful life, or
(ii) a guarantee by the Indenture Trustee or the Lessee of payment of the principal of, premium, if any, or interest on the Equipment Notes.

     Section 10.7  Successors and Assigns.  This Agreement shall be binding upon
                   ----------------------
and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including each successive holder of the Beneficial Interest permitted under Section 6.1 hereof and each successive holder of any Equipment Note issued and delivered pursuant to this Agreement or the Indenture. Except as expressly provided herein or in the other Operative Agreements, no party hereto may assign their interests herein without the consent of the parties hereto.

     Section 10.8  Business Day.  Notwithstanding anything herein or in any
                   ------------
other Operative Agreement to the contrary, if the date on which any payment is to be made pursuant to this Agreement or any other Operative Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such succeeding Business Day and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

     Section 10.9  Governing Law.  This agreement shall be in all respects
                   -------------
governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance; provided,
                                                                 --------
however, that the parties hereto shall be entitled to all rights conferred by
-------
any applicable federal statute, rule or regulation.

     Section 10.10 Severability.  Whenever possible, each provision of this
                   ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Section 10.11 Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each executed counterpart constituting an original but all together only one Agreement.

     Section 10.12 Headings and Table of Contents.  The headings of the Sections
                   ------------------------------
of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     Section 10.13 Limitations of Liability.
                   ------------------------

     (a) Liabilities of Participants. Neither the Indenture Trustee, the Owner Trustee nor any Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby, except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Agreements, and neither the Indenture Trustee nor any Participant shall be liable for performance by any other party hereto of such other party, obligations or duties hereunder.
Without limitation of the generality of the foregoing, under no circumstances whatsoever shall the Indenture Trustee or any Participant be liable to the Lessee for any action or inaction on the part of the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Owner Trustee unless such action or inaction is at the direction of the Indenture Trustee or any Participant, as the case may be, and such direction is expressly permitted hereby.

     (b) No Recourse to the Owner Trustee. It is expressly understood and agreed by and between the Owner Trustee, the Lessee, the Owner Participant, the Indenture Trustee, and the Loan Participant, and their respective successors and permitted assigns that, subject to the proviso contained in this Section 10.13(b), all representations, warranties and undertakings of the Owner Trustee hereunder shall be binding upon the Owner Trustee, only in its capacity as Owner Trustee under the Trust Agreement, and (except as expressly provided herein) the Trust Company shall not be liable in its individual capacity for any breach thereof, except for its gross negligence or willful misconduct, or for breach of its covenants, representations and warranties contained herein, except to the extent covenanted or made in its individual capacity; provided, however, that
                                                      --------  -------
nothing in this Section 10.13(b) shall be construed to limit in scope or substance those representations and warranties of the Trust Company made expressly in its individual capacity set forth herein. The term "Owner Trustee" as used in this Agreement shall include any successor trustee under the Trust Agreement, or the Owner Participant if the trust created thereby is revoked.

     Section 10.14 Maintenance of Non-Recourse Debt.  The parties hereto agree
                   --------------------------------
that if the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code, 11 U.S.C. (S)101 et seq. (the "Bankruptcy Code") or any successor provision, the parties hereto will make an election under 1111(b)(1)(A)(i) of the Bankruptcy Code. If (a) the Owner Trustee becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (b) pursuant to such reorganization provisions the Owner Trustee is required, by reason of the Owner Trustee being held to have recourse liability to the Pass Through Trustee or the Indenture Trustee, directly or indirectly, to make payment on account of any amount payable under the Equipment Notes or any of the other Operative Agreements and (c) the Pass Through Trustee and/or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Trustee on account of (b) above, then the Pass Through Trustee and/or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee such Excess Amount. For purposes of this Section 10.14 "Excess Amount" means the amount by which such payment exceeds the amount which would have been received by the Pass Through Trustee or the Indenture Trustee if the Owner Trustee had not become subject to the recourse liability referred to in (b) above.

     Section 10.15 Ownership of and Rights in Units.  The sale of the Units
                   --------------------------------
contemplated hereby is intended for all purposes to be a true sale of all of the Lessee's right, title and interest in and to the Units to the Owner Trustee, which shall be the legal owner thereof. Upon consummation of the sale and leaseback transactions contemplated hereby, the Lessee's interest in the Units is intended to be that of a lessee only. It is intended that for federal and state income tax purposes the Owner Participant will be the owner of the Units. The rights of the Indenture Trustee in and to the Units pursuant to the Indenture is intended to be that of a secured party holding a security interest, subject to the Lease and the rights of the Lessee thereunder. No holder of an Equipment Note is intended to have any right, title or interest in or to the Units except as a beneficiary of the security interest granted by the Owner Trustee to the Indenture Trustee pursuant to the Indenture in trust for the equal and ratable benefit of the holders from time to time of the Equipment Notes.

     Section 10.16  Deferred Payment for Early Purchase Option.  If Lessee
                    ------------------------------------------
elects to exercise an early purchase option pursuant to Section 22.1(b) of the Lease with respect to Units in a Basic Group, Lessee may, at its option, either
(x) pay the entire Early Purchase Price applicable to such Units on the applicable Early Purchase Date, as provided in Section 22.1(b) of the Lease and
Schedule 6A of this Participation Agreement or (y) pay a portion of such Early Purchase Price on the applicable Early Purchase Date and the balance in installments thereafter, on the applicable dates and in the applicable amounts for such Basic Group as indicated on Schedule 6B; provided that Lessee may not elect the option set forth in this clause (y) herein unless the principal amount of the related Equipment Note applicable to such Units together with accrued interest thereon and any applicable Make-Whole Amount shall have been paid in respect of such Units pursuant to Section 2.10(c) of the Indenture and all other sums due and owing to Indenture Trustee and Loan Participants under the Operative Agreements shall have been paid in full on or prior to the Early Purchase Date. Notwithstanding anything in this Agreement to the contrary, the Lessee shall not be permitted to exercise any of its rights under Section 9 of this Agreement with respect to any Units as to which the Lessee has exercised its option set forth in clause (y) of the first paragraph of this Section 10.16.

     Lessee shall elect its payment option in the applicable notice given pursuant to Section 22.1(b) of the Lease. If Lessee elects the option specified in clause (y) of the first paragraph of this Section 10.16, then on the date the initial installment is paid,

          (i) the Lease shall be deemed terminated as to such Units and the Owner Trustee and the Lessee shall enter into a loan and security agreement in respect of the deferred Early Purchase Price in form and substance reasonably satisfactory to the Owner Trustee and which incorporates therein events of default substantially similar to those set forth in the Lease and covenants and terms substantially similar to those set forth in the Lease, and the Lessee shall deliver a legal opinion in form and substance reasonably satisfactory to the Owner Trustee as to the creation and perfection of the Owner Trustee's security interest in such Units,

         (ii)  Basic Rent in respect of such Units shall cease to accrue,

         (iii) the Owner Trustee will convey all of its right, title and interest in and to such Units to Lessee by delivery of a bill of sale without recourse or warranty except as to the absence of Lessor's Liens, subject, however, to the security interest of the Owner Trustee then being retained under the agreement referred to in clause (y) above, and

        (iv) the Lessee shall execute such documents and take all such actions as Owner Trustee may reasonably request to perfect such security interest.

Upon payment by Lessee of the last such installment, the Owner Trustee shall execute and deliver to Lessee a release of the security interest so retained. All reasonable costs and expenses of the Owner Trustee and the Owner Participant incurred in connection with the Lessee's election under this Section 10.16, including, without limitation, the costs and expenses of all filings necessary and appropriate to perfect the security interest of the Owner Trustee intended to be established pursuant to this Section 10.16, shall be paid by the Lessee.


                                     * * *

     In Witness Whereof, the parties hereto have caused this Participation Agreement to be executed and delivered, all as of the date first above written.

                              Lessee:

                              GATX RAIL CORPORATION

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                              Owner Trustee:

                              WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly provided herein but solely as Owner Trustee

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                              Owner Participant:

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                              Indenture Trustee:

                              BANK ONE, NA, not in its individual capacity except as expressly provided herein but solely as Indenture Trustee

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                              Pass Through Trustee:

                              BANK ONE, NA, not in its individual capacity except as expressly provided herein but solely as Pass Through Trustee

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                                                     EXHIBIT A-1

         Certificate of Insurance Broker Confirming Insurance Coverage
                              (Primary Liability)

                                   EXHIBIT A
                      to Certificate of Insurance Broker

                                                                     EXHIBIT A-2

         Certificate of Insurance Broker Confirming Insurance Coverage
                              (Excess Liability)

                                   EXHIBIT A
                      to Certificate of Insurance Broker

                                                                       EXHIBIT B

                            Insurance Requirements

                                                         Schedule 1
                                                  Participation Agreement

            Description of Equipment, Designation of Basic Groups,
                              and Equipment Cost

                                                      Schedule 2
                                              Participation Agreement

Commitment Percentage and Payment Information for Participants

                                                       Schedule 3A
                                                 Participation Agreement

                        Schedule of Basic Rent Payments

                           Basic Group [I/II/III/IV]

                                                          Schedule 3B
                                                    Participation Agreement

                            Schedule of Allocation
                            of Basic Rent Payments

                           Basic Group [I/II/III/IV]

                                                        Schedule 4
                                                  Participation Agreement

            Schedule of Stipulated Loss Value and Termination Value

                                                       Schedule 5
                                                 Participation Agreement

                           Terms of Equipment Notes

                                                       Schedule 6A
                                                 Participation Agreement

                          Early Purchase Information

                                                          Schedule 6B
                                                    Participation Agreement

                      Deferred Early Purchase Information

                                                       Schedule 7
                                                 Participation Agreement

                        Basic Term Purchase Information

                                                       Schedule 8
                                                 Participation Agreement

                     Cumulative Rent Payable and Allocated

                                                                      Appendix A
                                                         Participation Agreement
                                                       Equipment Lease Agreement
                                          Trust Indenture and Security Agreement
                                                                 Trust Agreement
                                                    (GATX Rail Trust No. 2000-2)

                                  DEFINITIONS

General Provisions

     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.

     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, and (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

Defined Terms

     "AAR" shall mean the Association of American Railroads or any successor
      ---
thereto.

     "Affiliate" of any Person shall mean any other Person which directly or
      ---------
indirectly controls, or is controlled by, or is under a common control with, such Person. The term "control" means the possession, directly or indirectly,
                        -------
of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings
                          -----------       ----------
correlative to the foregoing; provided however that under no circumstances will
                              -------- -------
the Trust Company be deemed to be an Affiliate of either the Owner Trustee or the Owner Participant, nor will either the Owner Participant or the Owner Trustee be deemed an Affiliate of the Trust Company.

     "After-Tax Basis" shall mean, with respect to any payment received or
      ---------------
accrued by any Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person imposed by any taxing authority, shall be equal to the payment due to such Person.

     "Alternative Minimum Tax" shall mean the alternative minimum tax imposed
      -----------------------
under Section 55 of the Code.

     "Appraisal" shall have the meaning specified in Section 4.3(a) of the
      ---------
Participation Agreement.

     "Average Life Date" shall mean, with respect to an Equipment Note, the date
      -----------------
which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination, by a period equal to the Remaining Weighted Life of such Equipment Note.

     "Bankruptcy Code" shall mean the United States Bankruptcy Reform Act of
      ---------------
1978, as amended from time to time, 11 U.S.C. (S)101 et. seq.
                                                     --- ----

     "Basic Group" shall mean each of the four basic groups of Equipment
      -----------
designated in Schedule 1 to the Participation Agreement.
              ----------

     "Basic Prospectus" shall  mean the prospectus contained in the Registration
      ----------------
Statement when the most recent post-effective amendment thereto became effective.

     "Basic Rent" shall mean, with respect to any Unit, all rent payable by the
      ----------
Lessee to the Lessor pursuant to Section 3.2 of the Lease for the Basic Term for such Unit, and all rent payable pursuant to Section 22.4 of the Lease for any Renewal Term for such Unit.

     "Basic Term" shall have the meaning specified in Section 3.1 of the Lease.
      ----------

     "Basic Term Commencement Date" shall mean April 13, 2000.
      ----------------------------

     "Basic Term Expiration Date" shall mean July 13, 2021.
      --------------------------

     "Basic Term Purchase Price" shall mean, with respect to any Unit, the
      -------------------------
amount equal to the product of the percentage set forth in Schedule 7 to the
                                                           ----------
Participation Agreement applicable to such Unit and the Equipment Cost for such Unit.

     "Beneficial Interest" shall  mean the interest of the Owner Participant
      -------------------
under the Trust Agreement.

     "Bill of Sale" shall mean the full warranty bill of sale, dated the Closing
      ------------
Date or the date that any Replacement Unit is subjected to the Lease, from Lessee to Owner Trustee covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on
      ------------
which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, Birmingham, Alabama, the city and state in which the principal corporate trust office of the Owner Trustee is located, or, until the Lien of the Indenture has been discharged, the city and state in which the principal corporate trust office of the Indenture Trustee is located.

     "Certificateholder" shall mean the Person in whose name a Pass Through
      -----------------
Certificate is registered in the register for Pass Through Certificates of a particular series.

     "Claims" shall have the meaning specified in Section 7.2 of the
      ------
Participation Agreement.

     "Closing Date" shall have the meaning specified in Section 2.1 of the
      ------------
Participation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Commitment" with respect to the Owner Participant, shall have the meaning
      ----------
specified in Section 2.2(a) to the Participation Agreement and with respect to the Loan Participant, shall have the meaning specified in Section 2.2(b) to the Participation Agreement.

     "Debt Rate" shall mean a rate equal to the interest per annum borne by the
      ---------
Equipment Notes (computed on the basis of a 360-day year of twelve 30-day months).

     "Deferred Adjustment Amount" with respect to any Unit shall mean, as of the
      --------------------------
relevant determination date, an amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column labeled "Deferred Balance" in Schedule 8 to the Participation Agreement for the Basic Group to which such Unit belongs. (Such Deferred Adjustment Amount with respect to any Unit has been calculated as of the relevant determination date as an amount equal to (x) the cumulative Basic Rent allocated pursuant to the Lease minus (y)
                                                                       -----
the cumulative Basic Rent payable pursuant to the Lease.)

     "Determination Date" shall mean the 13th day of any calendar month.
      ------------------

     "Early Purchase Date" shall mean the early purchase date specified on
      -------------------
Schedule 6 to the Participation Agreement for a related Basic Group of Units.
----------

     "Early Purchase Price" shall mean, with respect to any Unit, the amount
      --------------------
equal to the product of the percentage set forth in Schedule 6 to the
                                                    ----------
Participation Agreement for the Basic Group to which such Unit belongs and the Equipment Cost for such Unit, which amount shall, in addition to the amounts payable pursuant to Section 22.1(b) of the Lease and after giving effect to any adjustment of the amount payable thereunder by Lessee on account of any Prepaid Adjustment Amount, be sufficient to pay the unpaid principal of, Make-Whole Amount, if any, and all unpaid interest on the Equipment Note to the extent related to such Unit, accrued to the date on which the Early Purchase Price is paid in accordance with the terms of the Lease; provided, however, the "Early
                                                --------  -------
Purchase Price" shall be adjusted by the Adjustment Amount to take into account prepaid/deferred rent actually paid by the Lessee.

     "Equipment" shall mean collectively those items of railroad rolling stock
      ---------
described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which are the property of the Owner Trustee pursuant to the terms of a Bill of Sale or the Lease, and "Unit"
                                                                         ----
shall mean individually the various items thereof.

     "Equipment Cost" shall mean, for each Unit, the purchase price therefor
      --------------
paid by the Owner Trustee to the Lessee pursuant to Section 2 of the Participation Agreement and as set forth in Schedule 1 to the Participation
                                            ----------
Agreement with respect to such Unit. Notwithstanding anything in the Operative Agreements to the contrary, the Equipment Cost for any Replacement Unit shall be deemed to be the Equipment Cost or deemed Equipment Cost of the Unit it replaced.

     "Equipment Notes" shall mean the Equipment Notes, each to be substantially
      ---------------
in the form therefor set forth in Section 2.01 of the Indenture, issued by the Owner Trustee pursuant to Section 2.02 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts, maturities and bearing interest at the rates and payable as provided in Section 2.02 of the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Notes issued in exchange therefor or replacement thereof pursuant to
Section 2.07 or 2.08 of the Indenture.  A "related" Equipment Note, when used
                                           -------
with respect to any Unit or Units of Equipment, shall mean one of the Equipment Notes issued with respect to the Lease Supplement under which such Unit or Units of Equipment is or are leased.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, or any successor law.

     "Event of Loss" shall have the meaning specified in Section 11.1 of the
      -------------
Lease.

     "Excepted Property" shall mean (i) all indemnity payments (including,
      -----------------
without limitation, payments pursuant to Section 7 of the Participation Agreement and payments under the Tax Indemnity Agreement) to which the Owner Participant, the Owner Trustee, the Trust Company, or any of their respective successors, permitted assigns, directors, officers, employees, servants and agents is entitled pursuant to the Operative Agreements, (ii) any right, title or interest of the Owner Trustee, the Trust Company, or the Owner Participant to any payment which by the terms of Section 17 of the Lease or any corresponding payment under Section 3.3 of the Lease shall be payable to or on behalf of the Owner Trustee, the Trust Company, or to the Owner Participant, as the case may be, (iii) any insurance proceeds payable under insurance maintained by the Owner Trustee, as trustee or in its individual capacity, or the Owner Participant pursuant to Section 12.5 of the Lease, (iv) any insurance proceeds payable to or on behalf of the Owner Trustee, as trustee or in its individual capacity, or to the Owner Participant, under any public liability insurance maintained by Lessee pursuant to Section 12 of the Lease (which shall include the amount of any self-insured retention paid by the Lessee) or by any other Person, (v) Transaction Costs or other amounts or expenses paid or payable to, or for the benefit of Owner Trustee, the Trust Company, or Owner Participant pursuant to the Participation Agreement or the Trust Agreement, (vi) all right, title and interest of Owner Participant or Owner Trustee, the Trust Company, in or relating to any portion of the Units and any other property (tangible or intangible), rights, titles or interests to the extent any of the foregoing has been released from the Lien of the Indenture pursuant to the terms thereof,
(vii) upon termination of the Indenture pursuant to the terms thereof with respect to any Unit, all remaining amounts which shall have been paid or are payable by Lessee and calculated on the basis of Stipulated Loss Value, (viii) any rights of the Owner Participant or the Owner Trustee, the Trust Company, to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts, (ix) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate in compliance with the terms of the Participation Agreement and the Trust Agreement and (x) the respective rights of the Owner Trustee, the Trust Company, or the Owner Participant to the proceeds of and interest on the foregoing.

     "Excess Amount" shall have the meaning specified in Section 10.14 of the
      -------------
Participation Agreement.

     "Fair Market Renewal Term" shall have the meaning specified in Section 22.4
      ------------------------
of the Lease.

     "Fair Market Rental Value" or "Fair Market Sales Value" with respect to any
      ------------------------      -----------------------
Unit of Equipment shall mean the cash rent or cash price obtainable for such Unit in an arm's length lease or sale between an informed and willing lessee or purchaser under no compulsion to lease or purchase, as the case may be, and an informed and willing lessor or seller, under no compulsion to lease or sell, as the case may be, as the same shall be specified by agreement between Lessor and Lessee. If the parties are unable to agree upon a Fair Market Rental Value and/or a Fair Market Sales Value within 30 days after delivery of notice by Lessee pursuant to Section 22.2 of the Lease, or otherwise where such determination is required, within a reasonable period of time, such value shall be determined by appraisal. Lessee will within 15 days after such 30-day period provide Lessor the name of an appraiser that would be satisfactory to Lessee, and Lessor and Lessee will consult with the intent of selecting a mutually acceptable appraiser. If a mutually acceptable appraiser is selected, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be determined by such appraiser and Lessee shall bear the cost thereof. If Lessee and Lessor are unable to agree upon a single appraiser within such 15-day period, two independent qualified appraisers, one chosen by Lessee and one chosen by Lessor shall jointly determine such value and, except as provided in the penultimate sentence of this paragraph, Lessor shall bear the cost of the appraiser selected by Lessor and Lessee shall bear the cost of the appraiser selected by Lessee. If such appraisers cannot agree on the amount of such value within 15 days of appointment, one independent qualified appraiser shall be chosen by the American Arbitration Association. All three appraisers shall make a determination within a period of 15 days following appointment, and shall promptly communicate such determination in writing to Lessor and Lessee. If there shall be a panel of three appraisers, the three appraisals shall be averaged and such average shall be the Fair Market Rental Value or Fair Market Sales Value, as the case may be. The determination made shall be conclusively binding on both the Lessor and Lessee. If there shall be a panel of three appraisers, Lessee and Lessor shall equally share the cost of the third appraiser. If such appraisal is pursuant to Section 6.1(e) of the Lease or is in connection with the exercise of remedies set forth in Section 15 of the Lease, Lessee shall pay the costs of such appraisal. Notwithstanding any of the foregoing, for the purposes of Section 15 of the Lease, the Fair Market Rental Value or the Fair Market Sales Value, as the case may be, shall be zero with respect to any Unit if Lessor is unable to recover possession of such Unit in accordance with the terms of paragraph (b) of Section 15.1 of the Lease.

     "Final Prospectus" shall mean the prospectus supplement relating to the
      ----------------
Pass Through Certificates that was first filed pursuant to Rule 424(b) promulgated pursuant to the Securities Act of 1933, as amended, together with the Basic Prospectus.

     "Fixed Rate Renewal Term" shall have the meaning specified in Section
      -----------------------
22.4(a) of the Lease.

     "Fixed Rent" shall have the meaning specified in Section 22.4(a) of the
      ----------
Lease.

     "FRA" shall mean the Federal Railroad Administration or any successor
      ---
thereto.

     "Guarantor" shall mean any provider of a Guaranty.
      ---------

     "Guaranty" shall mean any guaranty delivered in connection with Section
      --------
6.1(a)(ii) of the Participation Agreement and Section 10.8 of the Trust
Agreement.

     "Hazardous Substances" shall mean any hazardous or toxic substances,
      --------------------
materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, (f) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as "hazardous substances" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.

     "Income Tax" shall have the meaning specified in Section 7.1(l) of the
      ----------
Participation Agreement.

     "Indemnified Person" shall have the meaning specified in Section 7.2(b) of
      ------------------
the Participation Agreement.

     "Indenture" or "Trust Indenture" shall mean the Trust Indenture and
      ---------      ---------------
Security Agreement (GATX Rail Trust No. 2000-2), dated as of April 3, 2000 between the Owner Trustee, in the capacities described therein, and the Indenture Trustee. The term "Indenture" shall include, except where the context
                              ---------
otherwise requires, each Indenture Supplement entered into pursuant to the terms of the Indenture.

     "Indenture Default" shall mean an Indenture Event of Default or an event
      -----------------
which with notice or the lapse of time or both would become an Indenture Event of Default.

     "Indenture Estate" shall have the meaning specified in the Granting Clause
      ----------------
of the Indenture.

     "Indenture Event of Default" shall have the meaning specified in Section
      --------------------------
4.01 of the Indenture.

     "Indenture Investment" shall mean any obligation issued or guaranteed by
      --------------------
the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged.

     "Indenture Supplement" shall mean an Indenture Supplement (GATX Rail Trust
      --------------------
No. 2000-2) dated the Closing Date or the date that any Replacement Unit is subjected to the lien and security interest of the Indenture, substantially in the form of Exhibit A to the Indenture, between the Owner Trustee, in the
            ---------
capacities described therein, and the Indenture Trustee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A

"related"
 -------

Indenture Supplement, when used with respect to any Unit or Units of Equipment, shall mean the Indenture Supplement under which such Unit or Units of Equipment is or are included in the Indenture Estate.

     "Indenture Trustee" shall mean Bank One, NA, a national banking
      -----------------
association, as trustee under the Indenture and its successors thereunder.

     "Indenture Trustee Agreements" shall mean the Operative Agreements to which
      ----------------------------
the Indenture Trustee is or will be a party.

     "Interchange Rules" shall mean the interchange rules or supplements thereto
      -----------------
of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.

     "Investment Banker" shall mean an independent investment banking
      -----------------
institution of national standing appointed by Lessee or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the applicable Lease shall have occurred and be continuing, appointed by the Indenture Trustee.

     "Late Rate" shall mean 10.10 percent per annum.
      ---------

     "Lease" or "Lease Agreement" or "Equipment Lease" shall mean the Equipment
      -----      ---------------      ---------------
Lease Agreement (GATX Rail Trust 2000-2), relating to the Equipment, dated as of April 3, 2000, between the Owner Trustee, as Lessor, and the Lessee. The terms "Lease" shall, except where the context otherwise requires, include each Lease
 -----
Supplement entered into pursuant to the terms of the Lease.

     "Lease Default" shall mean a Lease Event of Default or an event which with
      -------------
notice or lapse of time or both would become a Lease Event of Default.

     "Lease Event of Default" shall mean a Lease Event of Default under the
      ----------------------
Lease as specified in Section 14 thereof.

     "Lease Supplement" shall mean a Lease Supplement (GATX Rail Trust 2000-2),
      ----------------
dated the Closing Date or the date that any Replacement Unit is subjected to the Lease, substantially in the form of Exhibit A to the Lease, between the Lessor
                                    ---------
and the Lessee, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A "related" Lease Supplement, when used
                                          -------
with respect to any Unit or Units of Equipment, shall mean the Lease Supplement under which such Unit or Units of Equipment is or are leased.

     "Lease Term" shall mean, with respect to any Unit, the Basic Term
      ----------
applicable to such Unit and any Renewal Term applicable to such Unit then in effect.

     "Lessee" shall mean GATX Rail Corporation, a New York corporation, and its
      ------
successors and permitted assigns.

     "Lessee Agreements" shall mean the Operative Agreements to which Lessee is
      -----------------
or will be a party.

     "Lessor" shall mean the Owner Trustee.
      ------

     "Lessor's Liens" means any Lien affecting, on or in respect of the
      --------------
Equipment, the Lease or the Trust Estate arising as a result of (i) claims against Lessor, the Trust Company or the Owner Participant, not related to the transactions contemplated by the Operative Agreements, or (ii) acts or omissions of the Lessor, the Trust Company or the Owner Participant not related to the transactions contemplated by the Operative Agreements or in breach of any covenant or agreement of such Person set forth in any of the Operative Agreements, or (iii) taxes imposed against the Lessor, the Trust Company or the Owner Participant or the Trust Estate which are not indemnified against by the Lessee pursuant to the Participation Agreement or under the Tax Indemnity Agreement.

     "Lien" shall mean any mortgage, pledge, security interest, lien,
      ----
encumbrance, lease, disposition of title or other charge of any kind on property.

     "Limited Use Property" shall have the meaning set forth in Revenue
      --------------------
Procedure 76-30, 1976-2 C.B. 647.

     "Loan Participant" shall mean and include each registered holder from time
      ----------------
to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass through Trust Agreement.

     "Majority In Interest" as of a particular date of determination shall mean
      --------------------
with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% in aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner Participant or the Lessee or an Affiliate of the Owner Participant or the Lessee unless all Equipment Notes are so held.

     "Make-Whole Amounts" shall mean, with respect to the principal amount of
      ------------------
any Equipment Note to be prepaid on any prepayment date, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the product obtained by multiplying (a) the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each January 13 and July 13 at a rate equal to the Treasury Rate plus 20 basis points, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon by (b) a fraction the numerator of which shall be the principal amount of such Equipment Note to be prepaid on such prepayment date and the denominator of which shall be the aggregate unpaid principal amount of such Equipment Notes; provided that the
                                                           --------
aggregate unpaid principal amount of such Equipment Note for the purpose of clause (a)(ii) and (b) of this definition shall be determined after deducting the principal installment, if any, due on such prepayment date.

     "Material Default" shall mean a Lease Default pursuant to Sections 14(a),
      ----------------
14(b), 14(g) or 14(h) of the Lease.

     "Modification" shall have the meaning specified in Section 9.2 of the
      ------------
Lease.

     "Net Economic Return" shall  mean the pattern of earnings within a 10%
      -------------------
variance during any calendar year, net after-tax book yield and total after-tax cash flow expected by the original Owner Participant with respect to the Equipment (both through the Early Purchase Date and the Basic Term Expiration
Date), utilizing the multiple investment sinking fund method of analysis and the same assumption as used by such Owner Participant in making the computations of Basic Rent, Stipulated Loss Value, Termination Value, Basic Term Purchase Price and Early Purchase Price initially set forth in Schedules 3, 4, 6 and 7 to the Participation Agreement.

     "Non-Severable Modification" shall mean any Modification that is not
      --------------------------
readily removable without impairing the value, utility or remaining useful life of the Equipment or any Unit immediate prior to removal of such modification, other than in a de minimis nature.
                -- -------

     "Non-U.S. Person" means a Person that is not a "United States person"
      ---------------
within the meaning of Section 7701(a)(30) of the Code.

     "Officer's Certificate" shall mean a certificate signed (i) in the case of
      ---------------------
a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a limited liability company, any Member, Manager or other individual authorized to execute such document on behalf of the company, and (iv) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Operative Agreements" shall mean the Participation Agreement, the Bill of
      --------------------
Sale, the Trust Agreement, the Guaranty, if any, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificate, the Equipment Notes, the Lease, the Lease Supplements, the Indenture, the Indenture Supplements, the Tax Indemnity Agreement and the Underwriting Agreement.

     "Outside Fixed Renewal Date" shall have the meaning specified in Section
      --------------------------
22.4(a) of the Lease.

     "Owner Participant" shall mean                                     , a
      -----------------
national banking association, and its successors and permitted assigns.

     "Owner Participant Agreements" shall mean the Operative Agreements to which
      ----------------------------
the Owner Participant is or will be a party.

     "Owner Trustee" shall mean Wilmington Trust Company, a Delaware
      -------------
corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement and its successors thereunder.

     "Owner Trustee Agreements" shall mean the Operative Agreements to which the
      ------------------------
Owner Trustee, either in its individual or fiduciary capacity, is or will be a party.

     "Parent" means GATX Corporation, a New York corporation, and its successors
      ------
and assigns.

     "Participants" shall mean the Loan Participant and the Owner Participant.
      ------------

     "Participation Agreement" shall mean the Participation Agreement (GATX Rail
      -----------------------
Trust 2000-2) dated as of April 3, 2000, among the Lessee, the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee.

     "Pass Through Certificate" shall mean the Pass Through Certificate issued
      ------------------------
pursuant to the Pass Through Trust Supplement and the Pass Through Trust Agreement.

     "Pass Through Trust Agreement" shall mean the Pass Through Trust Agreement,
      ----------------------------
dated as of August 1, 1992, between the Lessee and the Pass Through Trustee.

     "Pass Through Trust Supplement" shall mean Trust Supplement No. 8 dated
      -----------------------------
April 13, 2000 between the Lessee and the Pass Through Trustee which supplements the Pass Through Trust Agreement (i) by creating a separate trust for the holders of certain Pass Through Certificates, (ii) by authorizing the issuance of such Pass Through Certificates and (iii) by establishing the terms of such Pass Through Certificates.

     "Pass Through Trustee" shall mean Bank One, NA, a national banking
      --------------------
association, in its capacity as trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements, and each other person which may from time to time be acting as successor trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplement.

     "Pass Through Trustee Agreements" shall mean the Operative Agreements to
      -------------------------------
which the Pass Through Trustee is or will be a party.

     "Permitted Liens" with respect to the Equipment and each Unit thereof shall
      ---------------
mean: (i) the interests of the Lessee and the Owner Trustee under the Lease and the Lease Supplements; (ii) the interest of the Lessee and any sublessee as provided in any sublease permitted pursuant to Section 8.3 of the Lease; (iii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Lessee's (or if a sublease is then in effect, any sublessee's) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or interference with the payment of Rent; (v) the Lien and security interest granted to the Indenture Trustee under and pursuant to the Indenture, and the respective rights of the Loan Participant, the Indenture Trustee, the Owner Participant and the Owner Trustee under the Operative Agreements; (vi) Liens arising out of any judgment or award against the Lessee (or any sublessee permitted pursuant to Section 8.3 of the Lease) with respect to which an appeal of proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or interference with the payment of Rent, and (vii) salvage rights of insurers under insurance policies maintained pursuant to
Section 12 of the Lease.

     "Permitted Subleases" shall have the meaning specified in Section 8.3 of
      -------------------
the Lease.

     "Person" shall mean an individual, partnership, limited liability company,
      ------
corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.

     "Preliminary Final Prospectus" shall mean any preliminary prospectus
      ----------------------------
supplement to the Basic Prospectus which describes the Pass Through Certificates and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

     "Prepaid Adjustment Amount" with respect to any Unit shall mean, as of the
      --------------------------
relevant determination date, an amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column labeled "Prepaid Balance" in Schedule 8 to the Participation Agreement for the Basic Group to which such Unit belongs. (Such Prepaid Adjustment Amount with respect to any Unit has been calculated as of the relevant determination date as an amount equal to (x) the cumulative Basic Rent payable pursuant to the Lease minus (y)
                                                                     -----
the cumulative Basic Rent allocated pursuant to the Lease.)

     "Pricing Date" shall mean the date on which the Underwriting Agreement is
      ------------
executed by the Lessee and the Underwriters.

     "Refunding Date" shall have the meaning specified in Section 10.2(a) of the
      --------------
Participation Agreement.

     "Registration Statement" shall mean the registration statement filed by the
      ----------------------
Lessee (File Number 33-64697), including incorporated documents, exhibits and financial statements, as amended at the time of the Closing Date, including any post-effective amendment thereto which has become effective prior to the Closing Date.

     "Related Indemnitee Group" shall have the meaning specified in Section
      ------------------------
7.2(b) of the Participation Agreement.

     "Related Transaction" means the additional leveraged lease transaction with
      -------------------
respect to which the Pass Through Trustee has agreed to acquire the equipment notes to be issued pursuant to the participation agreement dated as of April 3,
2000 among the Lessee, the Pass Through Trustee,                            the
Owner Trustee and the Indenture Trustee.

     "Remaining Weighted Average Life" shall mean, with respect to any date of
      -------------------------------
prepayments or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Notes.

     "Renewal Term" shall mean, with respect to any Unit, any term in respect of
      ------------
which the Lessee shall have exercised its option to renew the Lease for such Unit pursuant to Section 22.4 thereof, including any Fixed Rate Renewal Term or Fair Market Renewal Term.

     "Rent" shall mean all Basic Rent and Supplemental Rent.
      ----

     "Rent Payment Date" or "Payment Date" shall mean each January 13 and July
      -----------------      ------------
13 of each year occurring during the Lease Term, commencing July 13, 2000, provided that if any such date shall not be a Business Day, then "Rent Payment Date" or "Payment Date" shall mean the next succeeding Business Day.

     "Replacement Unit" shall mean a covered hopper car or tank car, as the case
      ----------------
may be, which shall have been leased under the Lease pursuant to Section 11.4 of the Lease.

     "Required Modification" shall have the meaning specified in Section 9.1 of
      ---------------------
the Lease.

     "Responsible Officer" shall mean, with respect to the subject matter of any
      -------------------
covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.

     "Scheduled Closing Date" shall have the meaning specified in Section 2.7 of
      ----------------------
the Participation Agreement.

     "Security" shall have the same meaning as in Section 2(1) of the Securities
      --------
Act of 1933, as amended.

     "Series" shall mean each of the four series of Equipment Notes issued under
      ------
the Indenture, one with respect to each Lease Supplement executed and delivered in respect of the Units delivered on the Closing Date.

     "Severable Modification" shall mean any Modification that is readily
      ----------------------
removable without causing material damage to the Equipment or any Unit and without diminishing the value, utility or useful life of such Unit below the value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of the Lease, other than in a de minimis nature.
                                                      -- -------

     "Special Purchase Date" shall mean July 13, 2010.
      ---------------------

     "Special Purchase Defeasance" shall mean, with respect to any election by
      ---------------------------
Lessee to purchase Units under Section 22.1 or 22.3 of the Lease, the deposit by Lessee with the Indenture

Trustee prior to the date as of which Lessor shall have declared the Lease to be in default as a result of a Lease Event of Default under Section 14(c), 14(d), 14(e), 14(f) or 14(i) of the Lease (in circumstances where such Lease Event of Default occurs after the date of Lessee's notice to purchase under Sections 22.1 or 22.3 of the Lease but, before the Special Purchase Date or the Early Purchase Date or the expiration of the Basic Term or any Renewal Term, as applicable), of an amount sufficient to pay (i) the Special Purchase Price, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which Lessee has elected to purchase on the Special Purchase Date under Section 22.1(a) of the Lease, (ii) the Early Purchase Price, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which Lessee has elected to purchase on the Early Purchase Date under Section 22.1(b) of the Lease, or (iii) the Basic Term Purchase Price or Fair Market Sales Value, as the case may be, together with all other amounts due and owing by the Lessee under the Operative Agreements, with respect to those Units which Lessee has elected to purchase at the expiration of the Basic Term or any Renewal Term, as applicable, under
Section 22.3 of the Lease. All amounts deposited by Lessee with the Indenture Trustee in connection with a Special Purchase Defeasance shall be held and invested by the Indenture Trustee in accordance with Section 6.04(b) of the Indenture pending consummation of the purchase of the related Units on the Early Purchase Date or upon the expiration of the Basic Term or the Renewal Term, as applicable.

     "Special Purchase Price" shall have the meaning specified in Section
      ----------------------
22.1(a) of the Lease.

     "Specified Investments" shall mean (i) direct obligations of the United
      ---------------------
States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee or Owner Trustee if such conditions are met), and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) and (iii) above; provided that if all of the above
                                          --------
investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided
                                                                    --------
further that no investment shall be eligible as a "Specified Investment" unless
-------
the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

     "STB" shall mean the Surface Transportation Board of the United States
      ---
Department of Transportation or any successor thereto.

     "Stipulated Loss Value" for any Unit as of any date of determination shall
      ---------------------
mean the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled "Net Amount" in Schedule 4 to
                                                                ----------
the Participation Agreement opposite the Rent Payment Date or the Determination Date, as applicable, on which such Stipulated Loss Value is being determined for the Basic Group to which such Unit belongs; provided that during any Renewal
                                            --------
Term, "Stipulated Loss Value" shall be determined as provided in Section 22.6 of the Lease. Anything contained in the Lease or in the Participation Agreement to the contrary notwithstanding, Stipulated Loss Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement), under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the Lease in connection with an Event of Loss, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such Unit, together with all unpaid interest and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms hereof and all other amounts then due to the holders of the Equipment Notes.

     "Storage Period" shall have the meaning specified in Section 6.1(c)(i) of
      --------------
the Lease.

     "Subsidiary" of any Person shall mean any corporation, association, or
      ----------
other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations
      -----------------
(other than Basic Rent) which the Lessee is obligated to pay under the Operative Agreements to or on behalf of any of the other parties thereto, including, but not limited to, Termination Value and Stipulated Loss Value payments.

     "Tax Indemnitee" shall have the meaning specified in Section 7.1 of the
      --------------
Participation Agreement.

     "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement dated as
      -----------------------
of April 3, 2000 (GATX Rail Trust No. 2000-2) between the Lessee and the Owner Participant.

     "Taxes" shall have the meaning specified in Section 7.1(b) of the
      -----
Participation Agreement.

     "Terminated Units" shall have the meaning specified in Section 10.1 of the
      ----------------
Lease.

     "Termination Date" shall have the meaning specified in Section 10.1 of the
      ----------------
Lease.

     "Termination Value" for any Unit as of any date of determination shall mean
      -----------------
the amount determined by multiplying the Equipment Cost for such Unit by the percentage set forth in the column entitled "Net Amount" in Schedule 4 to the
                                                            ----------
Participation Agreement opposite the Rent Payment Date or the Determination Date, as applicable, on which such Termination Value is being determined for the Basic Group to which such Unit belongs; provided that during any Renewal Term,
                                        --------
"Termination Value" shall be determined as provided in Section 22.6 of the Lease. Anything contained in the Lease or in the Participation Agreement to the contrary notwithstanding, Termination Value for such Unit (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement) will, under any circumstances and in any event, be an amount which, together with any other amounts required to be paid by Lessee under the Lease in connection with such termination, will be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal of the Equipment Notes issued in respect of such

Unit, together with all unpaid interest and Make-Whole Amount, if any, thereon accrued to the date on which such amount is paid in accordance with the terms thereof and all other amounts due to the holders of the Equipment Notes.

     "Total Equipment Cost" shall mean the sum of the Equipment Costs for each
      --------------------
Unit.

     "Transaction Costs" shall have the meaning specified in Section 2.5(a) of
      -----------------
the Participation Agreement

     "Transferee" shall have the meaning specified in Section 6.1(a) of the
      ----------
Participation Agreement.

     "Treasury Rate" shall mean with respect to prepayment of each Equipment
      -------------
Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(510)). H.15(519) means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.

     "Trust Agreement" shall mean that certain Trust Agreement (GATX Rail Trust
      ---------------
No. 2000-2), dated as of April 3, 2000, between the Owner Participant and the Owner Trustee.

     "Trust Company" shall mean Wilmington Trust Company, in its individual
      -------------
capacity and its successors and permitted assigns.

     "Trust Estate" shall have the meaning set forth in Section 2.2 of the Trust
      ------------
Agreement.

     "Trustee" shall mean each of the Owner Trustee, the Indenture Trustee or
      -------
the Pass Through Trustee and "Trustees" shall mean the Owner Trustee, Indenture
                              --------
Trustee and the Pass Through Trustee, collectively.

     "Underwriters" shall mean Morgan Stanley & Co. Incorporated and Credit
      ------------
Suisse First Boston Corporation.

     "Underwriting Agreement" shall mean that certain Underwriting Agreement
      ----------------------
between the Lessee and the Underwriters, pertaining to the sale of the Pass Through Certificates.

     "Unit" shall mean each unit or item of Equipment.
      ----